           As filed with the Securities and Exchange Commission on June 13, 2002
                                                  Registration No. 333-_________

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2

                             REGISTRATION STATEMENT*
                        UNDER THE SECURITIES ACT OF 1933


                                  QUANTECH LTD.
             (Exact name of registrant as specified in its charter)


       Minnesota                       3573                     41-1709417
    ----------------               ------------             ------------------
(State or jurisdiction of       (Primary Standard           (I.R.S. Employer
    incorporation or                Industrial            Identification Number)
     organization)             Classification Code)

                                  Quantech Ltd.
                              815 Northwest Parkway
                                 Eagan, MN 55121
                                 (651) 647-6370

   (Address and telephone number of principal executive offices and principal place of business)

                           ---------------------------

   James F. Lyons, Chief Executive Officer and Interim Chief Financial Officer
                                  Quantech Ltd.
                              815 Northwest Parkway
                                 Eagan, MN 55121
                                 (651) 647-6370

            (Name, address and telephone number of agent for service)

                                   Copies to:
                              Melodie R. Rose, Esq.
                            Fredrikson & Byron, P.A.
                       900 Second Avenue South, Suite 1100
                          Minneapolis, Minnesota 55402
                                 (612) 347-7000
                           ---------------------------


     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]


                           ---------------------------


                         CALCULATION OF REGISTRATION FEE

====================================== ====================== ====================== ========================= ==================
         TITLE OF EACH CLASS                                    PROPOSED MAXIMUM         PROPOSED MAXIMUM          AMOUNT OF
         OF SECURITIES TO BE               AMOUNT TO BE          OFFERING PRICE         AGGREGATE OFFERING       REGISTRATION
             REGISTERED                  REGISTERED(1)(2)          PER UNIT(3)            PRICE(1)(3)(4)           FEE(1)(5)
-------------------------------------- ---------------------- ---------------------- ------------------------- ------------------
     Common Stock, no par value             28,899,290               $0.145                 $4,190,397               $386
====================================== ====================== ====================== ========================= ==================

(1)    In accordance with Rule 416 and 457 under the Securities Act of 1933, as amended, we are registering an indeterminate number of additional shares of common stock as may become issuable upon conversion of the outstanding convertible debentures or exercise of outstanding warrants to prevent dilution resulting from stock splits, or stock dividends. Under Rule 457, no additional registration fee for these shares is required.

(2) Does not include 4,104,011 shares, the resale of which shares was previously registered pursuant to Registration Statement Nos. 333-55336, 333-70487 and 333-32562.

(3) Estimated solely for the purpose of calculating registration fees pursuant to Rule 457(c) under the Securities Act of 1933, as amended.

(4) Does not include aggregate offering price for 4,104,011 shares, the resale of which shares was previously registered pursuant to Registration Statement Nos. 333-55336, 333-70487 and 333-32562.

(5) Does not include filing fee for 4,104,011 shares, the resale of which shares was previously registered pursuant to Registration Statement Nos. 333-55336, 333-70487 and 333-32562, respectively.

                        ---------------------------------


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVENESS UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

* PURSUANT TO RULE 429 UNDER THE SECURITIES ACT OF 1933, THE PROSPECTUS WHICH CONSTITUTES PART OF THIS REGISTRATION STATEMENT ALSO RELATES TO THE RESALE OF AN AGGREGATE OF 4,104,011 SHARES OF THE REGISTRANT'S COMMON STOCK REGISTERED ON FORM SB-2, REGISTRATION NOS. 333,55336, 333-70487 AND 333-32562. AS SUCH, THIS REGISTRATION STATEMENT ALSO SERVES AS POST-EFFECTIVE AMENDMENT NO. 1 TO THE REGISTRANT'S REGISTRATION STATEMENT ON FORM SB-2, REGISTRATION NO. 333-55336, POST-EFFECTIVE AMENDMENT NO. 2 TO THE REGISTRANT'S REGISTRATION STATEMENT ON FORM SB-2, REGISTRATION NO. 333-32562 AND POST-EFFECTIVE AMENDMENT NO. 3 TO THE REGISTRANT'S REGISTRATION STATEMENT ON FORM SB-2, REGISTRATION NO. 333-70487.

================================================================================

THE REGISTRANT HEREBY DEREGISTERS AN AGGREGATE OF 428,362 SHARES PREVIOUSLY REGISTERED PURSUANT TO ITS REGISTRATION STATEMENTS NOS. 333-55336, 333-70487 AND 333-32562.

                   SUBJECT TO COMPLETION, DATED JUNE 13, 2002


                                  QUANTECH LTD.

                        33,003,301 SHARES OF COMMON STOCK


         Shareholders of Quantech identified in this prospectus are offering all of the shares to be sold in the offering. These shares may be offered at any time after the date of this prospectus through broker-dealers in over-the-counter markets or directly by the selling shareholders in negotiated transactions. Prices for the shares may be the market prices prevailing at the time of sale or may be negotiated by the selling shareholder and the buyer. Quantech will not receive any of the proceeds from the offering.

         Shares of Quantech common stock trade on the local over-the-counter markets and the OTC Bulletin Board under the symbol QQQQ. The closing sale price of the common stock on June 11, 2002, as reflected on such markets was $0.15 per share.

                             ----------------------


         THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD A COMPLETE LOSS. SEE "RISK FACTORS" BEGINNING ON PAGE 6 OF THIS PROSPECTUS.

                             ----------------------


         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             ----------------------


         THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SHAREHOLDERS SELLING QUANTECH COMMON STOCK PURSUANT TO THIS PROSPECTUS MAY NOT SELL THESE SHARES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SHARES AND IT IS NOT AN OFFER TO BUY THESE SHARES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                             ----------------------

               The date of this prospectus is _____________, 2002

                                TABLE OF CONTENTS

                                                                                                           PAGE
PROSPECTUS SUMMARY...........................................................................................3
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS............................................................6
RISK FACTORS.................................................................................................6
PRICE RANGE OF COMMON STOCK.................................................................................12
DIVIDEND POLICY.............................................................................................12
SELECTED FINANCIAL DATA.....................................................................................13
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS...................................................................................16
BUSINESS....................................................................................................20
MANAGEMENT..................................................................................................35
PRINCIPAL AND SELLING SHAREHOLDERS..........................................................................39
DESCRIPTION OF SECURITIES...................................................................................46
PLAN OF DISTRIBUTION........................................................................................48
LEGAL MATTERS...............................................................................................49
EXPERTS.....................................................................................................49
AVAILABLE INFORMATION.......................................................................................49

                               PROSPECTUS SUMMARY

         This summary highlights information contained elsewhere in this prospectus that you should consider before investing in the common stock.

                                    QUANTECH

         We have been developing the FasTraQ(TM) Patient Treatment Information Platform ("FasTraQ"), a system designed specifically to increase the productivity, speed and cost effectiveness of the hospital Emergency Department ("ED") as it tests patients for a number of different medical conditions. The FasTraQ system consists of an instrument that sits on the top of a counter or cart and reads PrePaQ(TM) disposable test cartridges developed by us. Each PrePaQ test cartridge will contain one or more medical tests such as those for a heart attack or pregnancy. Hand-held communication devices called ReaLinQ(TM) communicators provide real time test results directly from the FasTraQ instrument to the medical staff members treating a patient.

         In December 2001, we significantly scaled back our operations, including continued development of the FasTraQ instrument, and reduced our staff from 42 to 5 people, to reduce our burn rate. In March, 2002, we implemented further steps to reduce expenditures and are currently conducting only minimal operations. We are actively pursuing various alternatives to maintain the company as a going concern, including without limitation, the sale of our business and private financings.

         The FasTraQ system produces test results in a manner different from other testing systems because it uses our proprietary technology based on the quantum physics phenomenon known as surface plasmon resonance ("SPR"), which involves the interaction of light with the electrons of metal. Our technology creates SPR in a controlled environment which enables the FasTraQ system to detect and transmit information concerning the presence and quantity of certain native and foreign molecules in blood, urine or other fluids which may be associated with specific diseases or medical conditions. The FasTraQ system also incorporates non-SPR technologies for certain tests with all tests run from the same user interface.

         Excluding tests that can be conducted in the home, the overall world-wide diagnostic market is more than $20 billion. Routine and "STAT" (from the Latin statim meaning urgent) laboratory tests currently account for the majority of this market. Routine tests required in the hospital are conducted on testing systems located in either the hospital's central laboratory or sent to a laboratory that is not within the hospital. STAT tests are conducted by a hospital's central laboratories or a smaller, more conveniently located version of the central laboratories called STAT labs. Obtaining test results from central laboratories takes on average 45 to 90 minutes. This delay negatively affects patient treatment and increases costs. Although STAT labs have been established to reduce the time delay, test costs are higher in STAT labs than central laboratories and turnaround time for tests is not always reduced. We are designing the FasTraQ system to address what we believe is a pressing need for a test system that can quickly, in less than 15 minutes on average, and cost effectively provide test results, especially for patients with critical problems in emergency departments.

         In January 2002, we received clearance from the United States Food and Drug Administration (the "FDA") to market for public sale the FasTraQ system and a test for the pregnancy enzyme hCG. In December 2001, we filed an application for a test to detect the cardiac enzymes myoglobin, troponin 1 and CK-MB. After reviewing the filing, the FDA requested additional data. Quantech intends to collect the data and resubmit the filing when it obtains the financing needed to expand its operations from the current minimal level of activity. Other tests and instrument modules are expected to be added to the FasTraQ system to provide the various quantitative tests the emergency department requires on an urgent basis.

         We intend to launch the FasTraQ system initially through a rollout program with approximately five U.S. hospitals (the "Charter Customer Program"). We have designed the Charter Customer Program in part so that each hospital will, through evaluations, validate the FasTraQ system's ability to reduce diagnostic testing turn-around time, reduce patients' length of stay, help produce more accurate treatment outcomes and increase hospitals' revenue and productivity. As we complete additional modules and cartridges, they would be provided to the customers in the Charter Customer Program. We expect to launch sales of the FasTraQ to customers in various areas of the U.S. after we have received FDA clearance for our launch menu consisting of six cartridges and related modules that provide the capability to run most of the tests commonly ordered by the ED. We anticipate that launch menu sales will begin approximately nine months after the initial rollout to customers in the Charter Customer Program.

         We also own a majority interest in HTS Biosystems, Inc. The HTS PROTEOMATRIX(TM) solution is a unique portfolio of innovative, proprietary detection technologies, chemistries and bioinformatics forming a matrix of tools that addresses the proteomics market. This portfolio includes novel label-free detection systems as well as advanced Fluorescence and chemiluminescent based technologies supporting all phases of drug discovery and development of unique diagnostics. HTS Biosystems was formed by combining technology and intellectual property from its initial shareholders Quantech and Applied Biosystems. This technology portfolio has been expanded, and collaborations with Protein Sciences Corporation, Ciencia, Inc., Boston Probes, Inc., and Mitsubishi Chemical Corporation have been formed, positioning the PROTEOMATRIX solution as a powerful tool for the high-throughput detection of molecular interactions and cellular changes.

         Quantech has recently organized FasTraQ Solutions, Inc. as a wholly-owned subsidiary, but there has been no activity to date.

         Our principal executive offices are located at 815 Northwest Parkway, Eagan, Minnesota 55121. Our telephone number is (651) 647-6370, our fax number is (651) 647-6369, our Internet address is http://www.Quantechltd.com, and our email address is qqqq@quantechltd.com. Information contained on our web site does not constitute part of this prospectus.

                                  THE OFFERING


Securities offered............................................         33,003,301 shares of common stock. (1)

Securities outstanding........................................         18,666,075 shares of common stock. (2)

Use of proceeds...............................................         Quantech will not receive any proceeds
                                                                       from the sale of common stock in the
                                                                       offering.

                         -----------------------------



(1)  Includes:

        a)       2,586,835 shares currently outstanding;

        b) 14,290,207 shares issuable upon the conversion of outstanding convertible debentures; and

        c) 16,126,259 shares issuable upon exercise of outstanding warrants.

(2) Does not include 9,021,960 shares issuable upon exercise of outstanding warrants and options and conversion of outstanding notes.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         Certain statements contained in this prospectus and other written and oral statements made from time to time by us do not relate strictly to historical or current facts. As such, they are considered "forward-looking statements" which provide current expectations or forecasts of future events. Such statements can be identified by the use of terminology such as "anticipate," "believe," "estimate," "expect," "intend," "may," "could," "possible," "plan," "project," "will," "forecast," and similar words or expressions. Our forward-looking statements generally relate to our strategy, financial results, product approvals, development programs and budgets and marketing efforts. One must carefully consider forward-looking statements and understand that such statements involve a variety of risks and uncertainties, known and unknown, and may be affected by inaccurate assumptions, including, among others, those discussed herein. Consequently, no forward-looking statement can be guaranteed and actual results may vary materially. We note these factors as permitted by the Private Securities Litigation Reform Act of 1995. We wish to caution investors that the foregoing important factors, among others, in some cases have affected and in the future could affect our actual operations and cause such operations to differ materially from those anticipated in forward-looking statements made in this document and elsewhere by or on behalf of us.

                                  RISK FACTORS

         Investing in Quantech is risky. You should be able to bear a complete loss of your investment. You should carefully consider the following risk factors and other information in this prospectus before deciding to invest in shares of our common stock. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

WE REQUIRE IMMEDIATE FINANCING TO SERVICE OUR OUTSTANDING INDEBTEDNESS AND SURVIVE. WE ALSO NEED SUBSTANTIAL ADDITIONAL FINANCING TO COMPLETE DEVELOPMENT OF THE FASTRAQ SYSTEM.

         While we have recently significantly scaled back our operations to reduce our burn rate, we currently have over $5 million in trade and other short term debt outstanding. We are not currently generating any cash from operations, and there can be no assurances that we ever will. Therefore, we need immediate additional financing to service our outstanding short term debt. Additionally, we will require significant additional financing to complete development of the FasTraQ system, submit to the FDA additional tests, complete customer evaluations of the system, establish manufacturing capabilities and prepare for commercial sales of the system. Thereafter, we will require significant additional capital to establish sales and marketing capacity to put us in a position to achieve a sales level sufficient to generate break-even cash flow.

         We are currently reviewing multiple avenues of short and long term funding, including private sales of equity or debt with equity features and sales of a portion of our HTS Biosystems stock. We do not currently have any commitments for any financing, and we cannot assure you that we will obtain any funds on favorable terms, if at all. Any additional equity financing by us may result in dilution to our shareholders and could depress the market price of our stock. Further, any equity financing by FasTraQ Solutions or a sale of a portion of our HTS stock would result in a dilution of our ownership in these subsidiaries. We are also pursuing a sale of our business or the licensing of all of our technology, although we have received no commitments for any such transaction. If we fail to obtain immediate additional financing to service our outstanding indebtedness or to sell the business, we may have to cease operations or be forced into bankruptcy. Likewise, if we fail to obtain the significant additional financing necessary to complete development of and thereafter commercialize the FasTraQ system, we may have to cease operations. If we were to cease operations or become bankrupt, our stock would likely become worthless.

WE HAVE INCURRED SIGNIFICANT LOSSES IN THE PAST, WILL CONTINUE TO INCUR LOSSES FOR THE FORESEEABLE FUTURE AND MAY NOT BE ABLE TO CONTINUE AS A GOING CONCERN.

         We have incurred net losses in each year since inception (1991) and expect to continue to do so for the foreseeable future. We have not had any significant revenues to date. As of March 31, 2002, we had an accumulated deficit of $54,333,200. Our business model and financial prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their development stage.

         As indicated in the "going concern" statement in the independent auditor's report and Note 2 to the financial statements as of June 30, 2001, we are a development stage company which has suffered significant losses from operations, requires significant additional financing, and needs to continue development of its product, obtain FDA approval, generate significant revenues, and successfully attain profitable operations to remain a going concern. The factors discussed in that "going concern" statement may make it more difficult for us to raise the necessary capital to allow us to continue operations.

DEVELOPMENT OF THE FASTRAQ SYSTEM IS NOT COMPLETE AND HAS BEEN SIGNIFICANTLY SCALED BACK.

         Components of the FasTraQ system are under various stages of development. However, due to our current cash situation, we have had to greatly scale back our development efforts. Therefore, we cannot predict when development will be completed, if at all. Until the FasTraQ development is completed and cleared through the FDA, we do not have any salable products. Additionally, the final price that we will need to charge to cover the costs of the FasTraQ instrument and the PrePaQ test cartridges cannot be determined until development is complete and FDA clearances have been obtained. If we cannot receive FDA approval and offer the FasTraQ system with certain required features and tests at a cost acceptable to potential customers, it will be impossible for us to continue operations. Failures in any of these areas will disappoint investors and could result in a decline in our stock price thus causing investors to lose substantial money.

DEVELOPMENT OF TEST MENU IS NOT COMPLETE AND FURTHER TESTS ARE EXPECTED TO BE NECESSARY FOR PRODUCT LAUNCH.

         We have developed tests for cardiac markers and pregnancy using our SPR technology. While we did recently receive FDA approval on the FasTraQ system and a test for the pregnancy enzyme hCG, the FasTraQ system will not be marketable, if at all, until we complete the development of other tests and those tests are cleared through the FDA. Additional tests for the FasTraQ System must be developed, some of which incorporate analytical methods other than SPR. There can be no assurance that we will develop in a timely manner the additional tests we believe are required to successfully launch the FasTraQ system.

WE ARE DEPENDENT UPON OUR EMPLOYEES, THE LOSS OF WHICH COULD LEAVE US WITHOUT SUFFICIENT MANAGEMENT EXPERTISE TO RENEW OPERATIONS SUCCESSFULLY IF WE RECEIVE THE NECESSARY ADDITIONAL FINANCING.

         In connection with the scale back of our operations pending our receipt of additional financing, if at all, we reduced our staff from 42 to 5 people. Although we believe that we have retained a core group sufficient to allow us to scale back up our operations when possible, we cannot assure you that any of our personnel will remain with us given the current uncertainty of our survival. The loss of any of our personnel would, to varying degrees, have an adverse effect on our ability to ramp up our operations and system development if we are able to obtain the necessary funding.

WE MAY NOT SUCCEED IN PERSUADING POTENTIAL BUYERS TO REPLACE EXISTING EQUIPMENT AND FACILITIES WITH OUR SYSTEM OR IN CONVINCING THE MEDICAL COMMUNITY AND THIRD-PARTY PAYERS OF THE RELIABILITY, FASTER SPEED AND LOWER COST OF TESTS CONDUCTED ON THE FASTRAQ.

         In general, the commercial success of the FasTraQ will depend upon its acceptance by the medical community and third-party payers as a reliable and economical product. The approval of the purchase of diagnostic test systems by a hospital is generally controlled by its central laboratory. We expect that there will be resistance by some central laboratories to a new system until it is proven to have a level of accuracy and precision comparable to current hospital tests. Finally, the system must provide to emergency department doctors results of STAT tests quicker than they currently receive hospital tests.



WE HAVE NOT ESTABLISHED A DISTRIBUTION SYSTEM AND MAY NOT HAVE THE RESOURCES TO EFFECTIVELY MARKET OUR PRODUCT.

         We have had no experience in marketing our system. We intend to market our system in the United States through either a direct sales force or through a strategic partner/distributor with an established distribution system, and in foreign markets through a distributor(s) and/or strategic partner(s), but no assurance can be given that such arrangements can be made. Establishing sales and marketing capability sufficient to support the level of sales necessary for us to attain profitability will require substantial efforts and significant management and financial resources. There can be no assurance that we will be able to recruit and retain direct sales and marketing personnel, engage distributors or have our marketing efforts be successful.

         Sales through distributors could be less profitable than direct sales. Sales of our products through multiple channels could also confuse customers and cause the sale of our products to decline. We will not control our distribution partners. Our partners could sell competing products and may devote insufficient sales efforts to our products. We may not be able to have our distributors purchase minimum quantities. As a result, even if we are dissatisfied with the performance of our partners, we may be unable to terminate our agreements with these partners or enter into alternative arrangements.

WE HAVE VERY LIMITED MANUFACTURING AND PRODUCTION EXPERIENCE AND HAVE NOT YET CONTRACTED WITH THIRD PARTY MANUFACTURERS.

         To be successful, we must timely manufacture sufficient quantities of the FasTraQ instrument, PrePaQ test cartridges and ReaLinQ communicators in compliance with regulatory requirements, such as the FDA's Good Manufacturing Practices, while maintaining product quality and acceptable manufacturing costs. The instrument, communicators and many components of the test cartridges will be manufactured by outside vendors. We have only entered into one agreement with such outside vendors for the supply of electrolyte test components. While we have been working with various vendors during the development work, there can be no assurance that we can engage additional vendors for our manufacturing needs. Further, if engaged, the limited control we have over any third party manufacturers as to timeliness of production, delivery and other factors could affect our ability to supply products on a timely basis.

         We ultimately intend to chemically coat and assemble test cartridges ourselves. We have never operated a manufacturing/assembly business. We have only one manufacturing facility, which must be registered with the FDA. If we fail to produce enough products at our manufacturing facility or at a third-party manufacturing facility we may be unable to deliver products to our customers on a timely basis. Our failure to deliver products on a timely basis could lead to customer dissatisfaction and damage our reputation.

OUR ABILITY TO MARKET AND SELL OUR PRODUCTS AND GENERATE REVENUE DEPENDS UPON RECEIPT OF DOMESTIC AND FOREIGN REGULATORY APPROVAL FOR OUR PRODUCTS AND MANUFACTURING OPERATIONS.

         The FasTraQ instrument and PrePaQ test cartridges are human diagnostic medical devices subject to regulation by the United States FDA and agencies of foreign countries. The FDA regulates the system as a medical device that requires clearance before sales can be made in the United States. We believe that such pre-market clearance can be obtained for our instrument and substantially all of our test cartridges through submissions of a 510(k) pre-market notification demonstrating the particular product's substantial equivalence to another device legally marketed under a similar clearance. There can be no assurance that the FDA or other government regulators will approve the instrument and test cartridges in a timely manner or at all. Delay in approvals, or failure to achieve approvals, would increase the capital necessary to maintain operations and make it more difficult to raise required funds.

         The FDA also requires us to adhere to current Good Manufacturing Practices regulations, which include production design controls, testing, quality control, storage and documentation procedures. The FDA may at any time inspect our facilities to determine whether adequate compliance has been achieved. Compliance with current Good Manufacturing Practices regulations for medical devices is difficult and costly. In addition, we may not continue to be compliant as a result of future changes in, or interpretations of, regulations by the FDA or other regulatory agencies. If we do not achieve continued compliance, the FDA may withdraw marketing clearance or require product recall. When any change or modification is made to a device or its intended use, the manufacturer may be required to reassess compliance with current Good Manufacturing Practices regulations, which may cause interruptions or delays in the marketing and sale of our products. Sales of our products outside the United States are subject to foreign regulatory requirements that vary from country to country. The time required to obtain approvals from foreign countries may be longer or shorter than that required for FDA approval, and requirements for foreign licensing may differ from FDA requirements. The Federal, state and foreign laws and regulations regarding the manufacture and sale of our products are subject to future changes, as are administrative interpretations of regulatory agencies. If we fail to comply with applicable federal, state or foreign laws or regulations, we could be subject to enforcement actions, including product seizures, recalls, withdrawal of clearances or approvals and civil and criminal penalties.

WE MAY NOT SUCCEED IN MARKETING OUR PRODUCT AGAINST MULTIPLE LEVELS OF COMPETITION, INCLUDING FROM MANUFACTURERS OF CENTRAL AND STAT LABORATORY TESTING EQUIPMENT AND POINT-OF-CARE TESTING PRODUCTS.

         The medical testing market is highly competitive. We expect that manufacturers of central and STAT laboratory testing equipment will compete to maintain their market shares. Also, point-of-care testing products exist and additional products are likely to be introduced to compete with certain tests to be performed on the FasTraQ. All of the industry leaders and many of the other companies participating in this market have substantially greater resources than the resources available to us, including, but not limited to, financial resources and skilled personnel. Current central lab systems are also well accepted and entrenched so that sale of our system may require a significant sales effort to gain market share. If the features and costs of our system are not compelling it will not successfully compete in its market.

THE FASTRAQ MUST COMPLY WITH REGULATIONS GOVERNING THE QUALIFICATIONS OF PERSONS OPERATING IT AND HIGH QUALIFICATION REQUIREMENTS COULD ADVERSELY AFFECT SALES.

         Use of the FasTraQ system will be subject to the Clinical Laboratory Improvement Act of 1988. This regulation governs the qualifications of persons supervising a laboratory test and the persons performing the laboratory test. We have based our marketing plan on the belief that our system will be classified as a test of moderate complexity. However, we have not sought the necessary regulatory approval of this classification. In practical terms, performing a test of moderate complexity means that the individual supervising the test must be well educated and well trained, but the individual operating the system requires no formal laboratory education and only task-specific training. If our system were not classified as a test of moderate complexity, we would not have a user-friendly operation advantage, which could have an adverse effect on sales.

THE FASTRAQ WILL INITIALLY BE OUR ONLY PRODUCT, WHICH MAKES US VULNERABLE TO TECHNOLOGICAL OBSOLESCENCE.

         The FasTraQ will be our only initial product and is based upon a single set of core technologies. We operate in a market characterized by rapid and significant technological change. While we are not aware of any developments in the medical industry that would render our current or planned product less competitive or obsolete, there can be no assurance that future technological changes or the development of new or competitive products by others will not do so. To remain competitive, we will need continually to make substantial expenditures for development of both equipment and additional tests.

FAILURE TO MAINTAIN PATENT PROTECTION OF OUR SYSTEM WOULD PUT US AT SUBSTANTIAL RISK.

         No assurance can be given that we will be able to protect our proprietary technology. We are not aware of any issued patents that would prohibit the use of any technology we currently have under development. However, patents may exist or be issued in the future to other companies covering elements of our system. The existence or issuance of such patents may require us to make costly significant changes in the design of the FasTraQ or operational plans. We have not conducted an independent patent search or evaluation with respect to our technology. Ares-Serono, the company licensing certain technology to us made no warranties as to the enforceability of any of the patents or the commercial potential of the technology. Although Ares-Serono may defend the patents they have licensed to us, we will be responsible for the defense of any patents Ares-Serono elects not to defend and all of those issued to us. The cost of patent litigation can be very substantial.

IF WE FAIL GENERALLY TO PAY OUR DEBTS WHEN DUE, WE WILL LOSE THE RIGHT TO USE THE CORE TECHNOLOGY OF OUR FASTRAQ SYSTEM.

         Pursuant to our license agreement with Ares-Serono, Ares-Serono granted us a worldwide, exclusive license to certain patents, proprietary information and associated hardware (e.g. molds, test rigs, prototypes) related to the SPR-based technology necessary for development of the FasTraQ system. The license agreement provides that if we fail to pay our debts as they become due, our rights to use the licensed technology terminates. If this were to happen, we would not be able to continue development of the FasTraQ system and would likely have to cease operations in which event our stock would likely become worthless.

IF WE DO NOT ATTRACT AND RETAIN SKILLED PERSONNEL, WE WILL NOT BE ABLE TO EXPAND OUR BUSINESS.

         Our products are based on chemical, electrical and optical technologies. Accordingly, we require skilled personnel to develop, manufacture, sell and support our products. Our future success will depend largely on our ability to continue to hire, train, retain and motivate additional skilled personnel. We continue to experience difficulty in recruiting and retaining skilled personnel because the pool of experienced persons is small and we compete for personnel with other companies, many of which have greater resources than we do. Consequently, if we are not able to attract and retain skilled personnel, we will not be able to meet our development and product launch timetable or budgets.

FAILURE OF USERS OF THE FASTRAQ TO OBTAIN ADEQUATE REIMBURSEMENT FROM THIRD-PARTY PAYORS COULD LIMIT MARKET ACCEPTANCE OF THE FASTRAQ, WHICH COULD PREVENT US FROM ACHIEVING MARKET ACCEPTANCE AND PROFITABILITY.

         The FasTraQ will be marketed to hospitals who bill various third-party payors, such as managed care organizations, government health programs, private health insurance plans and other similar programs, for the health care products and services provided to their patients. Failure by hospitals and other users of the FasTraQ to obtain adequate reimbursement from third-party payors, or any reduction in the reimbursement by third-party payors to hospitals and other users as a result of using the FasTraQ could limit market acceptance of the FasTraQ, which could prevent us from achieving profitability.

WE COULD BE EXPOSED TO PRODUCT LIABILITY CLAIMS ONCE THE FASTRAQ IS LAUNCHED, WHICH COULD ADVERSELY AFFECT OUR CASH POSITION AND OUR ABILITY TO OBTAIN AND MAINTAIN INSURANCE COVERAGE AT SATISFACTORY RATES.

        The manufacture and sale of our products will expose us to product liability claims and product recalls, including those which may arise from misuse or malfunction of, or design flaws in, our products. Product liability claims or product recalls, regardless of their ultimate outcome, could require us to spend significant time and money in litigation or to pay significant damages. We currently do not maintain insurance; however, prior to marketing our product we intend to obtain product liability insurance coverage in an amount which we deem appropriate. There can be no assurance that such insurance will be available on commercially reasonable terms or that if obtained it will be adequate to cover the costs of any product liability claims made against us.

OUR OWNERSHIP OF HTS BIOSYSTEMS WILL BE DILUTED.

        We currently own 57% of the common stock of HTS Biosystems. As noted above, we are exploring various avenues of financing including the sale of a portion of our HTS Biosystems stock. In addition, HTS must raise capital to continue its operations. It is anticipated that this capital will come from the sale of equity securities. Any of these sales would reduce our ownership interest in HTS Biosystems.

SHARES ELIGIBLE FOR FUTURE SALE COULD DEPRESS THE MARKET PRICE OF OUR COMMON STOCK AND MAKE IT MORE DIFFICULT FOR US TO RAISE THE FUNDS WE NEED TO SURVIVE.

         Nearly all shares of our outstanding capital stock are eligible to be sold in the public market along with almost all shares that may be obtained upon exercise of outstanding options and warrants. The sale of a large number of shares could adversely affect the market price and liquidity of our securities. Such potential adverse effects on price and liquidity, or the concern over these issues, could make it more difficult for us to raise required future funds.

OUR STOCK PRICE HAS BEEN, AND IS EXPECTED TO CONTINUE TO BE, VOLATILE.

         We believe that factors such as announcements of developments by us or our competitors, general conditions in the health care or medical diagnostic markets and conditions in the financial markets could cause the price of our common stock to fluctuate substantially. In addition, the stock market has recently experienced extreme price and volume fluctuations which have affected the market prices for many emerging growth companies and which have often been unrelated to the operating performance of the specific companies. These market fluctuations may adversely affect the price of our capital stock.

                           PRICE RANGE OF COMMON STOCK

         Quantech's common stock is traded on the local over-the-counter markets and the OTC Bulletin Board under the symbol of QQQQ. Although trading in Quantech's common stock does occur on a consistent basis, the volume of shares traded has been sporadic. There can be no assurance that an established trading market will develop, the current market will be maintained or a liquid market for Quantech's common stock will be available in the future. Investors should not rely on historical stock price performance as an indication of future price performance.

         The following table summarizes the high and low sale prices of Quantech's common stock for the periods indicated. The closing price of Quantech's common stock on June 11, 2002 was $0.15 per share.

                                                                                           HIGH           LOW
                                                                                           -----        -------
          FISCAL 2000:
               First Quarter....................................................           $ 1.69       $  1.06
               Second Quarter...................................................           $ 1.50       $  0.88
               Third Quarter.................................................              $ 5.00       $  1.09
               Fourth Quarter...................................................           $ 4.13       $  2.47
          FISCAL 2001:
               First Quarter....................................................           $ 3.75       $  2.63
               Second Quarter...................................................           $ 3.41       $  1.81
               Third Quarter....................................................           $ 2.84       $  1.47
               Fourth Quarter...................................................           $ 2.05       $  1.03
          FISCAL 2002:
               First Quarter....................................................           $ 1.51       $  1.10
               Second Quarter...................................................           $ 1.50       $  0.36
               Third Quarter....................................................           $ 0.67       $  0.26


         As of June 5, 2002, Quantech had approximately 700 holders of record of its common stock, excluding shareholders whose stock is held either in nominee name or street name brokerage accounts. Based on information obtained from Quantech's transfer agent, as of such date, there were approximately 4,100 shareholders of Quantech's common stock whose stock is held in either nominee name or street name brokerage accounts.

                                 DIVIDEND POLICY

         Quantech has never paid a cash dividend on its common stock. Payment of dividends is at the discretion of the board of directors. The board of directors plans to retain earnings, if any, for operations and does not intend to pay dividends in the foreseeable future.

                             SELECTED FINANCIAL DATA

         The following selected financial data of Quantech as of and for the years ended June 30, 2000 and 2001 is derived from the financial statements that have been audited by McGladrey & Pullen, LLP, independent auditors. Quantech's financial statements for the nine month period ended March 31, 2001 and 2002 and the period from September 30, 1991 (date of inception) to March 31, 2002 are unaudited. However, in the opinion of Quantech, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation have been made. Interim results may not be indicative of the results of operations to be expected for a full fiscal year. This financial data should be read in conjunction with Quantech's financial statements and the notes thereto included elsewhere in this prospectus and to the Management's Discussion and Analysis of Results of Operations and Financial Condition which follows.

                                  QUANTECH LTD.
                          (A DEVELOPMENT STAGE COMPANY)

                   CONSOLIDATED STATEMENTS OF OPERATIONS DATA

                    (IN THOUSANDS EXCEPT FOR PER SHARE DATA)



                                                                                                              UNAUDITED
                                                                                                             PERIOD FROM
                                                                                                            SEPTEMBER 30,
                                                                                         UNAUDITED          1991 (DATE OF
                                                            YEARS ENDED              NINE MONTHS ENDED      INCEPTION), TO
                                                              JUNE 30,                   MARCH 31,             MARCH 31,
                                                      ------------------------   ------------------------     -----------
                                                         2000          2001          2001          2002          2002
                                                      ---------      ---------   ----------      --------     -----------
Net Revenue                                           $     150      $   1,102   $       68      $    854     $     2,105
                                                      ---------      ---------   ----------      --------     -----------
Expenses:
  General and administrative                              1,877          2,994        2,054         3,415          18,615
  Marketing                                               1,059          1,032          822           183           2,700
  Research and development                                3,270          9,022        6,392         5,207          25,569
  Minimum royalty expense                                    75             --           --            --           1,300
  Minority interest                                        (123)          (399)        (387)           --            (522)
                                                      ---------      ---------   ----------      --------     -----------
  Other                                                      --             --           --            --             489
                                                      ---------      ---------   ----------      --------     -----------
Total expenses                                            6,158         12,649        8,881         8,805          48,151
                                                      ---------      ---------   ----------      --------     -----------
LOSS FROM OPERATIONS                                     (6,008)       (11,547)      (8,812)       (7,951)        (46,046)

Other:
Interest income/(expense)                                   (15)            81           75          (427)         (2,126)
                                                      ---------      ---------   ----------      --------     -----------
LOSS BEFORE INCOME TAXES                                 (6,023)       (11,466)      (8,738)       (8,378)        (48,171)


Income taxes                                                 --             --           --            --              43
                                                      ---------      ---------   ----------      --------     -----------
NET LOSS                                              $  (6,023)     $ (11,466)  $   (8,738)     $ (8,378)    $   (48,214)
                                                      =========      =========   ==========      ========     ===========

Net loss attributable to common shareholders:
     Net loss                                         $  (6,023)     $ (11,466)  $   (8,738)     $ (8,378)
     Preferred stock accretion                             (410)          (118)        (118)           --
     Beneficial conversion feature of
             preferred stock                             (2,743)        (2,471)      (2,471)           --
                                                      ---------      ---------   ----------      --------
Net loss attributable to common shareholders          $  (9,176)     $ (14,055)  $  (11,327)     $ (8,378)
                                                     ==========      =========   ==========      ========

Loss per basic and diluted common share               $   (2.12)     $   (0.91)  $    (0.79)     $  (0.45)
Weighted average common shares
     outstanding                                          4,336         15,363       14,341        18,617


                                  QUANTECH LTD.
                          (A DEVELOPMENT STAGE COMPANY)

                        CONSOLIDATED BALANCE SHEETS DATA

                                 (IN THOUSANDS)


                                                                                                               UNAUDITED
                                                                             JUNE 30,          JUNE 30,         MARCH 31,
                                                                               2000              2001             2002
                                                                            ---------          --------         ---------
ASSETS
Total current assets                                                        $   1,514          $  2,344         $     500
Total property and equipment                                                      944             1,084             1,597
Total other assets, principally license agreement                               2,188             1,922             1,698
                                                                            ---------          --------         ---------

Total assets                                                                $   4,646          $  6,070         $   3,795
                                                                            =========          ========         =========

LIABILITIES AND SHAREHOLDERS' DEFICIT
Current liabilities
     Short-term debt                                                        $     806          $  1,932             4,321
     Accounts payable                                                             615               872             1,741
     Accrued expenses                                                             143               203               183
     Deferred Revenue                                                              --             1,038               738
                                                                            ---------          --------         ---------
Total current liabilities                                                       1,564             4,045             6,983
                                                                            ---------          --------         ---------

Long term debt                                                                     46                --                --

Deferred revenue                                                                   --             3,213             2,658

Redeemable preferred stock                                                      4,495                --                --

Minority interest                                                                 340                --                --

Shareholders' deficit
     Common stock                                                              19,960            33,480            33,509
     Series B preferred stock                                                   1,874                --                --
     Series C preferred stock                                                     973                --                --
     Subscription receivable                                                      (20)              (10)               (3)
     Additional paid in capital                                                 7,314            11,298            14,981
     Accumulated deficit                                                      (31,900)          (45,956)          (54,333)
                                                                            ---------          --------         ---------
Total shareholders' deficit                                                    (1,799)           (1,188)           (5,846)
                                                                            ---------          --------         ---------

Total liabilities and shareholders' deficit                                 $   4,646          $  6,070         $   3,795
                                                                            =========          ========         =========

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         The following discussion should be read in conjunction with the consolidated financial statements of Quantech and the notes thereto included elsewhere in this prospectus.

HISTORY

         Quantech was formed under the laws of Minnesota for the purpose of effecting the change of domicile of Spectrum Diagnostics S.p.A ("SDS") from Italy to the state of Minnesota through the merger with SDS on April 14, 1993. Quantech had no operations prior to the merger and is continuing the business of SDS to commercialize Surface Plasmon Resonance ("SPR") technology licensed from Ares-Serono. SPR is the core technology of Quantech's proposed FasTraQ(TM) system. The FasTraQ system will first be marketed to hospital emergency departments ("ED") and is expected to provide a single, simple and economical system providing the rapid, quantitative STAT test menu EDs require. The Quantech system configuration will consist of a bench top modular instrument, a series of disposable test cartridges and wireless handheld communication devices to quickly provide test information.

         Quantech's consolidated financial statements include the results of its majority owned subsidiary, HTS Biosystems ("HTS") of which Quantech currently has 57% ownership. The HTS PROTEOMATRIX(TM) solution is a unique portfolio of innovative, proprietary detection technologies, chemistries and bioinformatics forming a matrix of tools that addresses the proteomics market. This portfolio includes novel label-free detection systems as well as advanced fluorescence and chemiluminescent based technologies supporting all phases of drug discovery and development of unique diagnostics. HTS Biosystems was formed by combining technology and intellectual property from its initial shareholders Quantech and Applied Biosystems. This technology portfolio has been expanded, and collaborations with Protein Sciences Corporation, Ciencia, Inc., Boston Probes, Inc., and Mitsubishi Chemical Corporation have been formed, positioning the PROTEOMATRIX solution as a powerful tool for the high-throughput detection of molecular interactions and cellular changes.

         Quantech is a development stage company which has suffered losses from operations since inception. The Company will require additional financing to complete development of its FasTraQ system, obtain FDA clearance and commercialize, market and sell its product in order to attain profitable operations. While management is actively seeking additional funding, Quantech does not have any commitments for any such funding and there can be no assurance that Quantech will be able to obtain such funding when needed. Accordingly, these factors raise substantial doubt about the Company's ability to continue as a going concern.

RESULTS OF OPERATIONS

For the Nine Months Ended March 31, 2002 and 2001

         Quantech has incurred a net loss of $48,213,772 from September 30, 1991 (date of inception) through March 31, 2002 due to expenses related to formation and operation of Quantech's predecessor, Spectrum Diagnostics Inc. ("SDS") in Italy, continuing costs of raising capital, normal expenses of operating over the period since inception, funds applied to research and development, royalty payments related to the SPR technology, losses due to expenses of SDS and HTS and interest on borrowed funds. Quantech reported losses of $1,816,688 and $8,377,687 for the three months and nine months ended March 31, 2002 as compared to $3,520,337 and $8,737,703 for the same periods in 2001. The lower losses were primarily due to increased revenues and lower operating expenses at Quantech, partially offset by higher spending at HTS and higher interest expense.

         Net revenue increased to $484,603 and $853,809 for the three months and nine months ended March 31, 2002 from $28,257 and $68,257 for the same periods in 2001 due to higher shipments of evaluation systems and the amortization of licensing and distribution revenue (see Notes to Financial Statements, Note 7 - Deferred Revenue). We expect additional sales of evaluation systems and licensing and distribution revenue amortization during the remainder of the year, but do not expect revenue from the sale of commercial systems, and we remain in the development stage.

         General and administration expenses increased to $970,638 and $3,415,220 for the three months and nine months ended March 31, 2002 from $799,547 and $2,053,834 for the same periods in 2001 primarily due to expansion of HTS operations partially offset by lower spending at Quantech. Year-to-date results include a non-cash charge of $852,000 for compensation expense arising from the repricing of certain HTS stock options previously granted. As Quantech and HTS raise funding, complete development of their systems, prepare for market launch and begin to manufacture and distribute their products, we expect general and administration expenses to increase.

         Marketing expenses decreased to $15,673 and $182,652 for the three months and nine months ended March 31, 2002 from $346,665 and $822,461 for the same periods in 2001 due to reduced spending at Quantech. We expect marketing expenses to increase in the future as we prepare for market launch and begin to distribute our products.

         Research and development costs decreased to $1,074,008 and $5,207,398 for the three months and nine months ended March 31, 2002 from $2,577,485 and $6,391,810 for the same periods in 2001 primarily due to reduced spending at Quantech partially offset by higher spending at HTS. We expect R&D spending to increase in the future as Quantech and HTS raise funding to complete the commercial development of their systems.

         Minority interest in the HTS net loss was $0 for the three months and nine months ended March 31, 2002 as compared to ($157,282) and ($387,435) during the same periods in 2001. Due to the losses of HTS exceeding the carrying value of the minority interest, 100% of the HTS loss is included in the consolidated financial statements.

         Interest income decreased to $3,179 and $26,375 for the three months and nine months ended March 31, 2002 compared to $21,696 and $102,565 for the same periods in 2001 as a result of less cash on hand from the proceeds of offerings for Quantech and HTS.

         Interest expense increased to $244,151 and $452,601 for the three months and nine months ended March 31, 2002 from $3,875 and $27,855 during the same periods in 2001 as a result of higher average debt at Quantech.

         The timetable for submitting additional tests to the FDA and introduction of Quantech's system to the market will be influenced by Quantech's ability to obtain further funding, enter into strategic relationships, complete commercial prototype development of its system and develop further tests, and delays it may encounter with the FDA in its review of Quantech's tests and system. There can be no assurance that Quantech will be able to obtain the required funding, enter into any strategic agreements or ultimately complete its commercial system.

For the Year Ended June 30, 2001 and 2000

         Quantech has incurred a net loss of $39,836,085 from September 30, 1991 (date of inception) through June 30, 2001 due to expenses related to formation and operation of SDS in Italy, continuing costs of raising capital, normal expenses of operating over an extended period of time, funds applied to research and development, royalty payments related to the SPR technology, losses due to expenses of Quantech's predecessor, Spectrum Diagnostics Inc., and interest on borrowed funds. In addition, an investment of $3,356,629 was made when Quantech purchased the rights to the SPR technology.

         Quantech reported that revenue increased during the year ended June 30, 2001 to $1,101,926 from $150,000 for the year ended June 30, 2000. The increase was due to higher sales of evaluation systems and licensing revenue to Mitsubishi Chemical Corporation, Quantech's distribution partner in Asia. During fiscal year 2002 we expect to earn additional licensing revenue, but do not expect significant sales of instruments or cartridges.

         General and administration expenses increased to $2,993,702 for the year ended June 30, 2001 from $1,876,930 for the year ended June 30, 2000. The increase in general and administration expenses was primarily due to start up costs for the HTS Biosystems subsidiary and expenses related to Quantech expansion. We expect general and administrative expenses to increase in the future as Quantech and HTS complete development of their systems, prepare for market launch and begin to manufacture and distribute their products.

         Marketing expenses decreased slightly to $1,031,981 for the year ended June 30, 2001 from $1,059,063 for the year ended June 30, 2000 due to lower outside market research expenses offset by expenses related to establishing an internal marketing function. We expect marketing expenses to increase in the future as Quantech and HTS prepare for market launch and begin to distribute their products.

         Research and development costs increased to $9,022,385 during the year ended June 30, 2001 from $3,269,590 for the year ended June 30, 2000. The increase was primarily due to increased internal and outside development work at Quantech, including expenses to conduct clinical trials, and the initial development work at HTS. We expect research and development spending to significantly increase as Quantech and HTS complete the commercial development of their systems and begin to establish higher volume manufacturing capabilities.

         There was no minimum royalty expense in fiscal 2001 compared to $75,000 in fiscal 2000 due to the final minimum royalty payment made to Ares-Serono in January 2000. In the future, we expect to incur additional royalty expense when royalties based on revenues exceed minimum payments.

         For the year ended June 30, 2001, Quantech had interest income of $128,070 compared to $27,562 for the 2000 fiscal year as a result of more cash on hand from the proceeds of offerings for Quantech and HTS.

         Interest expense increased to $47,211 during the year ended June 30, 2001 from $42,509 during the year ended June 30, 2000 as a result of increased debt. Interest expense is expected to increase during fiscal year 2002 due to higher average debt outstanding.

         During fiscal year 2001 the expense credit for minority interest increased to $398,915 compared to $122,677 in fiscal 2000 due to the higher net loss at HTS.

         For the year ended June 30, 2001, Quantech had a loss of $11,466,368 as compared to $6,022,853 for the same period ended June 30, 2000. The increased loss was primarily a result of higher general and administrative and research and development expenses during fiscal year 2001, partially offset by higher revenue and the larger expense credit for the minority interest in the subsidiary. Excluding the results of HTS Biosystems, Quantech had a loss for the year ended June 30, 2001 of $9,009,153 as compared to $5,568,494 for the same period ended June 30, 2000.

         Quantech's earnings per share figures for fiscal years 2001 and 2000 reflect large non-cash charges resulting from the sale of convertible securities. These "beneficial conversion feature of preferred stock" and "preferred stock accretion" charges were due to the accounting treatment of equity sales and had no effect on cash flow.

LIQUIDITY AND CAPITAL RESOURCES

         From inception to March 31, 2002, Quantech has raised approximately $42 million through a combination of sales of public stock, private stock and convertible debt obligations and receipts from strategic partners.

         In February 2002, Quantech raised bridge financing with net proceeds of $425,000 through the sale of convertible debentures and warrants. In early March 2002, Quantech experienced a serious cash shortage and was forced to scale back its operations. Later in March and during April it obtained $361,250 in funding through the sale of 501,923 shares of HTS stock to accredited investors and certain Quantech directors, which allowed Quantech to continue its operations. Quantech is currently seeking additional funding, including private sales of equity or debt with equity features and sales of additional HTS Biosystems stock. If we fail to obtain immediate additional financing we may have to cease operations.

         Quantech also has a bank credit facility of up to $2.5 million, in which certain of Quantech's directors participated as co-borrowers. The credit facility expires on December 5, 2002. As of May 8, 2002, $2.5 million was outstanding on this credit facility. Quantech does not anticipate receiving any significant additional funding from commercial lenders.

         We will require approximately an additional $12 million to develop and submit to the FDA additional tests, complete customer evaluations of the FasTraQ system, establish manufacturing capabilities and prepare for sales of the FasTraQ system. We are currently reviewing multiple avenues of future funding including private sales of equity or debt with equity features or arrangements with strategic partners. There are currently no commitments for any such financing and there can be no assurance that we will obtain any capital on favorable terms, if at all. Subsequently, we will need to raise additional funding when we begin sales of our systems.

         As a matter of policy, Quantech reviews its major assets for impairment. Quantech's major operating assets are its license agreement and property and equipment. Quantech is amortizing the license agreement over its estimated useful life of 15 years and has determined that no impairment of the asset has occurred. Quantech depreciates its property and equipment over their estimated useful lives and has not identified any items that are impaired as of March 31, 2002. Quantech evaluated the realizability of its deferred tax assets and tax attributes and has provided a valuation allowance for all of its tax assets as management has determined that it is more likely than not that the asset will not be realized. Quantech has significant options and warrants outstanding and utilizes relevant market and other valuation information relative to accounting for and reporting equity transactions.

A summary of our contractual cash obligations at March 31, 2002 is as follows:

Contractual                                 Quarter ended              Year ended              Periods beyond
Obligations                Total            June 30, 2002             June 30, 2003             June 30, 2003
-----------              ----------         -------------            --------------            ----------------
Convertible
promissory notes,
including interest       $1,711,785                                    $1,711,785

Lease obligations        $1,281,488           $63,024                  $  252,096                   $966,368
                          ---------           -------                  ----------                   --------
Total                    $2,993,273           $63,024                  $1,963,881                   $966,368

We also have a commercial commitment as follows:

                            Total amount          Outstanding at            Expiration
Other Commercial Credit      Committed             March 31, 2002              Date
-----------------------     ------------          ---------------          -------------
Line of Credit              $2,500,000              $2,500,000             December 2002

         In addition, HTS is seeking additional equity capital. An equity financing by HTS would result in a dilution of Quantech ownership of HTS. Although HTS is consolidated with Quantech for financial reporting purposes, HTS funds its own operations and does not receive funds from Quantech.

RECENT ACCOUNTING PRONOUNCEMENTS

         In July, 2001, the Financial Accounting Standards Board issued two statements - Statement 141, Business Combinations, and Statement 142, Goodwill and Other Intangible Assets, which will potentially impact the Company's accounting for its reported intangible assets. The standards generally are required to be implemented by the Company in its 2002 financial statements. The adoption of these standards is not expected to have a material impact on the Company's financial statements.

         In September 2001, the FASB issued Statement 143, Asset Retirement Obligations. This Statement addresses financial accounting and reporting for obligation associated with the retirement of tangible long-lived assets and the associated asset retirement costs. The Statement will be effective for the Company's fiscal year ending June 30, 2003. Management expects the adoption of this standard will not have a material impact on the financial statements.

         In August 2001, the FASB issued Statement 144, Accounting for Impairment or Disposal of Long-Lived Assets. This Statement addresses financial accounting and reporting for the impairment or disposal of long-lived assets. Management expects the adoption of this standard will not have a material impact on the financial statements.

                                    BUSINESS

GENERAL

         We have been developing the FasTraQ(TM) Patient Treatment Information Platform ("FasTraQ"), a system designed specifically to increase the productivity, speed and cost effectiveness of the hospital Emergency Department ("ED") as it tests patients for a number of different medical conditions. The FasTraQ system consists of an instrument that sits on the top of a counter or cart and reads PrePaQ(TM) disposable test cartridges developed by us. Each PrePaQ test cartridge will contain one or more medical tests such as those for a heart attack or pregnancy. Hand-held communication devices called ReaLinQ(TM) communicators provide real time test results directly from the FasTraQ instrument to the medical staff members treating a patient.

         In December 2001, we significantly scaled back our operations, including continued development of the FasTraQ instrument, to reduce our burn rate. In March, 2002, we implemented further steps to reduce expenditures and are currently conducting only minimal operations. We are actively pursuing various alternatives to maintain the company as a going concern, including without limitation, the sale of our business and private financings.

         The FasTraQ system produces test results in a manner different from other testing systems because it uses our proprietary technology based on the quantum physics phenomenon known as surface plasmon resonance ("SPR"), which involves the interaction of light with the electrons of metal. Our technology creates SPR in a controlled environment which enables the FasTraQ system to detect and transmit information concerning the presence and quantity of certain native and foreign molecules in blood, urine or other fluids which may be associated with specific diseases or medical conditions. The FasTraQ system also incorporates non-SPR technologies for certain tests with all tests run from the same user interface.

         Excluding tests that can be conducted in the home, the overall world-wide diagnostic market is more than $20 billion. Routine and "STAT" (from the Latin statim meaning urgent) laboratory tests currently account for the majority of this market. Routine tests required in the hospital are conducted on testing systems located in either the hospital's central laboratory or sent to a laboratory that is not within the hospital. STAT tests are conducted by a hospital's central laboratories or a smaller, more conveniently located version of the central laboratories called STAT labs. Obtaining test results from central laboratories takes on average 45 to 90 minutes. This delay negatively affects patient treatment and increases costs. Although STAT labs have been established to reduce the time delay, test costs are higher in STAT labs than central laboratories and turnaround time for tests is not always




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

reduced. We are designing the FasTraQ system to address what we believe is a pressing need for a test system that can quickly, in less than 15 minutes on average, and cost effectively provide test results, especially for patients with critical problems in emergency departments.

         In January 2002, we received clearance from the United States Food and Drug Administration (the "FDA") to market for public sale the FasTraQ system and a test for the pregnancy enzyme hCG. In December 2001, we filed an application for a test to detect the cardiac enzymes myoglobin, troponin 1 and CK-MB. After reviewing the filing, the FDA requested additional data. Quantech intends to collect the data and resubmit the filing when it obtains the financing needed expend its operations from the current minimal level of activity. Other tests and instrument modules are expected to be added to the FasTraQ system to provide the various quantitative tests the emergency department requires on an urgent basis.

         We intend to launch the FasTraQ system initially through a rollout program with approximately five U.S. hospitals (the "Charter Customer Program"). We have designed the Charter Customer Program in part so that each hospital will, through evaluations, validate the FasTraQ system's ability to reduce diagnostic testing turn-around time, reduce patients' length of stay, help produce more accurate treatment outcomes and increase hospitals' revenue and productivity. As we complete additional modules and cartridges, they would be provided to the customers in the Charter Customer Program. We expect to launch sales of the FasTraQ to customers in various areas of the U.S. after we have received FDA clearance for our launch menu consisting of six cartridges and related modules that provide the capability to run most of the tests commonly ordered by the ED. We anticipate that launch menu sales will begin approximately nine months after the initial rollout to customers in the Charter Customer Program.

         We also own a majority interest in HTS Biosystems, Inc. The HTS PROTEOMATRIX(TM) solution is a unique portfolio of innovative, proprietary detection technologies, chemistries and bioinformatics forming a matrix of tools that addresses the proteomics market. This portfolio includes novel label-free detection systems as well as advanced Fluorescence and chemiluminescent based technologies supporting all phases of drug discovery and development of unique diagnostics. HTS Biosystems was formed by combining technology and intellectual property from its initial shareholders Quantech and Applied Biosystems. This technology portfolio has been expanded, and collaborations with Protein Sciences Corporation, Ciencia, Inc., Boston Probes, Inc., and Mitsubishi Chemical Corporation have been formed, positioning the PROTEOMATRIX solution as a powerful tool for the high-throughput detection of molecular interactions and cellular changes.

THE FASTRAQ PATIENT TREATMENT INFORMATION PLATFORM

General

         The FasTraQ system is a new multi-menu STAT testing system with real time communication capabilities that is in the final stages of commercial development. The FasTraQ system consists of the testing instrument, PrePaQ disposable test cartridges and ReaLinQ communication units. It will combine accuracy with simplicity of use and automatically transfer information to the appropriate emergency department personnel. The PrePaQ cartridges can process one or several tests at a time and the FasTraQ instrument can simultaneously run up to 20 PrePaQ test cartridges.

         The FasTraQ Testing Instrument

         The FasTraQ testing instrument is designed to fill the needs of the ED. Most importantly, the FasTraQ instrument is designed to be compatible with new test disposables when we introduce them to the market. As a result, when we add tests through the introduction of new disposables, our original instrument will accommodate these various tests without system obsolescence or significant training of personnel.

         The FasTraQ instrument consists of a communication module and up to five testing modules. It will be of a size capable of sitting on a bench top or cart. The communication module will contain a microprocessor, a computer touch screen, barcode readers, interfaces for hospital information systems and our testing modules and systems to communicate with our ReaLinQ communicators. Each test module will be able to run up to four PrePaQ test disposables, and will provide for quality controls and multiple tests per disposable. When the PrePaQ is inserted into a port of the test module an internal bar-code reader identifies the type of tests to be run.

         A touch screen and/or an external barcode reader on the communication module and/or a barcode reader in the ReaLinQ communicator will enable the user to enter both a user number and the patient or specimen ID number. The instrument's computer screen will display test results. The data or results produced by the instrument will also be stored on an internal hard drive, downloaded to the hospital information system, and may be provided on a hard copy through use of a printer or sent to the ED staff via our ReaLinQ communicators.

         The module configuration of the instrument allows it to run up to 20 PrePaQ test cartridges simultaneously. This provides flexibility to meet the necessary test throughput capability for a given institution. The instrument size allows it to be located in the ED or associated STAT or rapid response lab. We intend to offer several industry standard reagent rental programs whereby the FasTraQ instrument will be provided to the hospital and it may retain the FasTraQ without cost as long as a specified number of PrePaQ test disposables are purchased. The ability of our biosensor FasTraQ to convert biological data into digital signals should also permit designs that capitalize on future advances in microcomputer and microfluidic technology.

         The PrePaQ Disposable Test Cartridge

         Our PrePaQ disposable test cartridge consists of an injection molded plastic carrier containing a sensing component. An important feature of the PrePaQ will be the ability to attach a standard vacutainer-type tube, complete with its top intact, to the PrePaQ disposable so that it is easy to use and the user has minimal exposure to the patient sample. One or more separate tests may be performed on a single disposable providing us the capability to develop clinically related panels of tests by simply adding the appropriate reagents. Future PrePaQ disposables for certain tests may also be configured to handle samples of urine and other body fluids.

         A further advantage of our PrePaQ test disposable will be that an operator will not be required to add reagents. This simplicity translates into ease of use and immediacy of results. PrePaQ disposables will be configured to provide single or multiple clinically-related tests. Additional development of the PrePaQ disposable is currently being conducted and future development will be undertaken to expand the number of tests that may be performed in general and on each disposable.

         The ReaLinQ Wireless Communicator

         The ReaLinQ communications network is an optional, dedicated wireless LAN with hand held PDA-type individual communicators, employing proprietary information management software specifically developed for rapid patient treatment information delivery directly to the selected ED caregivers.

         When integrated with the ReaLinQ wireless LAN and hand held PDA-type communicators, the system will enable the wireless delivery of all test request input information, as well as all individual patient test results directly to the selected ED caregivers; anywhere in the ED, in less than 15 minutes without further ED staff intervention. The bi-directional capability of the ReaLinQ allows the emergency physician to acknowledge receipt of the test results and automatically initiate results download to the central lab QC system and hospital charge billing system. The ReaLinQ system can be installed concurrent with the FasTraQ instrument, or at any time after installation.

         Comparison of Product Technologies

         A number of basic methods, whether performed manually or by automated instruments, are utilized in diagnostic testing including immunoassays, DNA probes, electrochemistry, coagulation and chemical reactions. Each of these testing methodologies requires a separate system and the performance of a series of operations by a skilled technologist. These operations consist of sample preparation, addition of reagents, further method-specific manipulations, and reading and interpretation of raw data. Central and STAT laboratory automated systems have mechanized, rather than eliminated many of these steps and have been unable to combine a number of different methodologies or technologies into a single system. Our FasTraQ system, in contrast, can be used for many basic testing methods within a single instrument, but without complicated processing by the operator.

         Central labs provide quality results on a menu of tests; however, STAT test results take on average from 45 to 90 minutes to be returned to the ED. Additionally STAT tests disrupt the batch testing of central labs. Although STAT labs have quicker turnaround time with the quality advantages of the central lab, personnel and equipment requirements of STAT labs result in high test costs. Point-of-care instruments have reduced turnaround time, and in some instances have lower test costs than STAT labs, but fail to meet laboratory quality and ED needs due to lack of interface to the laboratory information system, manipulation of patient sample, nonconcordance with central lab results and lack of quantitative results. Most importantly, their limited test menu keeps them from eliminating the testing time for tests they cannot perform thus making the treatment process only as fast and efficient as the slowest test from the lab. Our FasTraQ system expects to address these shortcomings of the current testing environment and products by combining the advantages of central lab and point-of-care testing into a system with the following anticipated features:

         - STAT quantitative test menu (a number instead of qualitative yes/no)
         - User-friendly system, rapid test turnaround time (less than 15 minutes on average)
         -        Real time monitoring of test information status
         -        Multi-test, single use disposable
         - Cost effective (comparable to central lab STAT test costs, 2x-4x less than STAT lab)
         - Remote results receipt acknowledgement; auto-release of test module
         -        Throughput of up to 20 PrePaQ cartridges simultaneously
         -        Concordance with central lab test results
         -        Whole blood/closed tube (vacutainer) patient sample capability
         -        Full-time laboratory information system interface
         -        Automatic user/patient/test/QC input
         -        Internet ordering, training and information transfer

THE MARKET

         General Discussion

         Excluding home diagnostics, the overall worldwide in-vitro diagnostic market ("IVD") is approximately $20 billion. Commercial, hospital central and hospital STAT/rapid response laboratories currently account for the majority of this market with testing divided between non-urgent and urgent (STAT) tests. We are focused on the ED STAT testing portion of this market.

         STAT tests are required by critical care physicians in areas such as surgical suites, ICUs/CCUs and EDs because of the time sensitive nature of their treatment. However, results of STAT tests from the central laboratory take on average 45 to 90 minutes for the physician to receive the results. This delay affects patient treatment and increases costs. Although STAT laboratories have been established to reduce this time delay, test costs are often 2-4 times that of the central lab and reduced test time turnaround has not been effectively achieved.

         The United States ED testing market is highly concentrated. There are approximately 1,000 EDs in the United States that each see more than 30,000 patients per year with the average ED in this group seeing 50,000 patients annually. These EDs represent approximately 55% of the ED testing market. Additionally, the majority of hospitals belong to a small number of buying groups such as Columbia/HCA and the Voluntary Hospital Association of America Inc. (VHA). This concentration results in a high level of revenue passing through a limited number of sites.

         Pressure has increased to reduce the length of patient stay and provide a greater portion of services in outpatient settings. Because the cost of providing care in the ED far exceeds those of general medical or surgical units, a primary goal of the ED is to determine the appropriate care path for patients so they may be treated, sent home or moved to a different area of the hospital. Quick determination of this care path is made possible by rapid, accurate and clinically relevant quantitative test results that are efficiently delivered to the care provider. For this reason, STAT labs were established to reduce test turnaround time, but their high test cost and still often lengthy turnaround time have limited their effectiveness in reducing patient treatment costs. Point-of-care ("POC") testing represents a growing segment of the IVD market and a response to rising costs of health care that have produced changes in hospital reimbursement. POC instruments have tried to fill the gap left by STAT labs, but lack of central and STAT lab features and true increases in efficiencies have limited their penetration of the ED testing market.

         The strategic direction chosen by us is to exploit the inherent technological advantages of its SPR technology and current information technologies, which allows it to address the shortfalls of the central and STAT labs and POC instruments. As such, we will focus on the STAT testing and information delivery needs of hospital EDs.

         The Emergency Department

         Critical Care Units include Intensive Care Units, Surgical Suites and Emergency Departments. The FasTraQ will first be marketed to EDs. EDs must respond to critical patient conditions and conduct tests on an as needed basis in order to support the health care team when a patient's condition is life threatening. Most tests conducted in the ED are required STAT (urgent) and are processed 24 hours a day.

         Tests processed in a STAT manner significantly increase cost as they require the hospital central or STAT laboratory to remain open at times when they are not otherwise busy. Further, STAT testing in the central lab interrupts batch testing and thus negatively affects cost while STAT labs costs are high because of the inability to spread operating and capital costs across a larger number of tests. The solution to this difficulty and expense is to bring a system designed for STAT testing to the patient site in a manner that will provide cost-effective test results promptly, accurately and with the requisite throughput.

         Because of space limitations in the ED, and a desire not to train personnel on a number of different instruments, a single instrument for the ED STAT test menu is desirable. Such ED STAT test menu includes:

         -        Cardiac marker panel (CK-MB, troponin I, myoglobin)*
         -        hCG (Pregnancy)*
         -        Electrolytes*
         -        Blood Cell panel (WBC, RBC, Hct, Hgh and 3-part diff.)*
         -        Coagulation*
         -        Kidney Panel (Bun/Creatinine)*
         -        Liver Panel
         -        Pancreas (Amylase)
         -        Therapeutic Drug Monitoring (e.g., Digoxin, Theophylline)
         -        Drugs of Abuse (e.g., Cocaine, Marijuana)

                  * Our anticipated initial launch menu. Other tests to be subsequently introduced.

         In 2000 there were 100 million patient visits to 4,200 EDs in the United States of which 2,000 EDs saw 76% of the patients. Approximately 60% of these patients received tests. Europe and Japan represent a similar number and concentration of ED patient testing. We estimate the worldwide ED STAT testing market to be more than $6 billion. As a result, a limited number of sites produce a significant amount of STAT testing revenue.

         We intend to introduce the FasTraQ through our Charter Customer rollout program with a cardiac panel to test for heart attacks and a quantitative pregnancy test. We expect to provide a number of the other tests needed by the ED when it launches sales of the system in various areas of the U.S. Because of the FasTraQ's broad test menu, We believe we can achieve substantial market penetration. We will pay attention to groupings of tests for particular needs so that all tests necessary for a particular patient can be run on the FasTraQ. Since the needs of other areas of critical care are similar to those tests required by the ED, we anticipate that growth into these other areas will be evolutionary.

         Cardiac Markers

         Cardiac markers are needed to triage and treat individuals that arrive at the ED with chest pain. Hospitals are aware of a need for more rapid cardiac diagnosis and in response have started to establish chest pain centers in emergency departments for triaging patients. Lacking, however, are whole blood, cost effective, rapid cardiac test results. We have chosen a test panel for heart attacks as one of its initial tests because of the high need, reimbursement and volume these tests represent.

         During a myocardial infarction ("AMI"), certain proteins are released from the damaged heart muscle into the blood stream as a result of damage to the muscle. These proteins are in varying concentrations and consist of CK-MB, troponin, myosin light chain and myoglobin. Myoglobin is the earliest of the markers to be detected and the first to leave the body. CK-MB and troponin I are later markers but stay in the body longer and are more specific to cardiac damage. Combinations of these markers are thus used to cover the required time frames.

         Cardiac markers are important to help to identify patients who have suffered an AMI. Such tests, however, are most useful if they can be performed in under fifteen minutes in the ED or mobile care unit so that medical personnel may take immediate action. Most of the existing test modalities require a central laboratory system that may delay the results beyond their effective need. The FasTraQ will provide emergency personnel with the ability to receive quantitative results for a heart attack in less than 15 minutes.

         An estimated 6 million patients are evaluated for chest pain annually in the United States with approximately 3 million admitted to an Intensive Care Unit for further evaluation. Of those admitted, only 30% subsequently "rule-in" for acute AMI. Assuming an average cost of $3,000 per admission, this represents a total expenditure of $6 billion annually on patients who do not have AMI. This also does not take into account that 2-8% of patients with acute chest pain that are released from the ED without treatment subsequently fulfill criteria for AMI resulting in deaths and complications that represent greater than 20% of the malpractice dollars awarded in the field of emergency medicine.

         Not only are costs of admission and malpractice claims an important issue, making a rapid definitive diagnosis of chest pain has become more important. In the past when a patient was in the early stages of a heart attack/AMI, there was little treatment available. In the last 10 years, substantial progress has been made in thrombolytic therapy. If the therapy is started within four to six hours of the onset of a heart attack, it can dissolve the blood clot, clear arteries and save heart muscle tissue. Because these therapies are expensive and present undesirable side effects (allergic reactions, bleeding) if the patient has not suffered an AMI, rapid accurate testing for an AMI is very important.

         Pregnancy

         Every woman of child-bearing age who enters the ED and requires a procedure that could injure a fetus (x-ray or drugs) should have a pregnancy test. Because of the delays in obtaining tests from the central or STAT lab, many women are treated without the physician receiving the results of the pregnancy test. Malpractice claims in this area are second only to cardiac markers. The FasTraQ will have a whole blood quantitative test for the pregnancy marker hCG. Whole blood is an advantage in the ED as it is the preferred method of sample collection as compared to urine and may be obtained from a patient that is unconscious.

         A rapid quantitative pregnancy test is also important for treatment of ectopic pregnancies (gestation outside of uterus, often in fallopian tube). Ectopic pregnancy is a leading cause of abdomen pain for women presenting to the ED. Determination of an ectopic pregnancy is made through the quantitative testing of hCG. The ability of our system to perform pregnancy and other tests will show its advantage as a quantitative multi-test platform.

PATIENT TREATMENT INFORMATION

         In order for a physician to diagnose a patient he or she requires information. The FasTraQ will provide the most critical piece of information: test results. Other information such as patient records, x-rays, etc. are also important. Because the FasTraQ is expected to communicate with the hospital computer information system, it will be able to deliver available non-diagnostic information.

         The ability to converge many pieces of information is the next step for the practice of medicine. Technology is providing many avenues to make this information convergence complete. We are taking advantage of these technologies by providing not just a diagnostic system, but a complete patient treatment information platform.

SALES AND MARKETING

         General

         We have formed a strategic marketing group. Initially this marketing group will begin creating awareness of us and our system, and place the first evaluation systems at Charter Customer sites. Currently we are evaluating whether to use strategic distribution partners to market our products in the United States or use a direct sales force. If a strategic distribution partner is engaged, the marketing group will support this distribution partner and maintain contact with customers to help us monitor the market for future products. If we establish a direct sales force the marketing group will initiate that effort.

         We are currently in discussions with a number of potential distribution partners. Determination of whether to ultimately market through a strategic partner will be based upon factors such as size of sales force, strength of presence in the ED and hospital, pricing and discounts. The benefits of a strategic partner include lower marketing and sales costs and faster and higher penetration of the market. The disadvantages of a strategic partner include significant distributor discounts, and an unknown commitment to the sale of our products.

         If an appropriate distribution partner cannot be engaged, the marketing group will focus on sales of the system to the highest volume emergency departments. Because of the small number of emergency departments in the United States, and the large amount of revenue that can be provided by each one, the Company believes that a small focused direct sales effort will enable it to effectively penetrate the ED market.

         International

         Shortly after the launch of the FasTraQ in the United States, we intend to begin sales in western Europe and in Japan. These markets are similar to the United States in both menu of STAT testing and concentration of patients in a small number of facilities. We have signed a distribution agreement with Mitsubishi Chemical Corporation for the Japanese market, and have begun identifying potential distribution partners in Europe. We will manage and support international distributors if a strategic distribution partner is not engaged.

         Clients

         The purchasing decision for point-of-care (POC) testing equipment is generally made by a POC committee comprised of ED physicians, laboratory management and hospital administrators. As a committee member, the laboratory manager prefers a STAT-testing instrument with the following features:

         - Comparable performance to central lab instrument with concordant results
         -        One (maximum of two) instruments for entire ED STAT menu
         - Full-time, bi-directional laboratory information system ("LIS") interface with information automatically downloaded to LIS
         -        Automated user/patient/test/QC information input
         -        User ID and lockout capability by laboratory
         -        Minimum user training
         - Costs comparable to central lab STAT tests - less than STAT lab

         As the ultimate users, ED personnel must also accept any system that will be used for their STAT testing needs. A system that is acceptable to the ED must provide the following features:

         - Comparable performance to central lab instrument with concordant results
         -        Rapid turnaround time (less than 15 minutes)
         -        One (maximum of two) instruments for entire ED STAT menu
         -        Whole blood, closed collection tube sampling and transfer
         -        Automatic LIS download
         -        User friendly - minimum training and time at instrument
         -        High reliability
         -        Test menu so all patient testing completed
         -        Limitation of steps necessary to receive information

         Although the laboratory and ED are important customers, the FasTraQ will also appeal to hospital administration. We believe that the FasTraQ's ability to simplify and improve the ED treatment process can be shown to facilitate the growth and profitability of the ED. Because more patients can be seen with the same fixed cost resources, the FasTraQ should provide significant incremental revenue to the hospital, while the variable cost of the test will be comparable to current costs.

         To achieve market penetration of the FasTraQ, our marketing strategy will be focused on achieving the acceptance of laboratory, ED and administrative personnel. Testing systems to date have been unable to meet the needs of all groups because of technology limitations. The FasTraQ is being designed to meet the requirements of all groups by incorporating the required features into a single platform.

COMPETITION

         The majority of in-vitro medical diagnostic testing is conducted in hospital and commercial reference laboratories. These facilities are particularly suited for efficiently processing a large number of patient samples.




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

While most hospital laboratories must maintain the capability to perform certain STAT tests on single patient samples, most of the samples handled by central laboratories are processed in a continuous running first-in first-out process. The competitors for this market have addressed these laboratories' needs for high-test throughput, low reagent cost and low labor cost by developing automated systems.

         STAT/rapid response labs have been established to improve test turnaround time and reduce interruptions of central lab testing. STAT labs, however, use much of the same instrumentation found in the central lab. These central lab systems are generally complex and expensive, incorporating designs appropriate to the central labs they serve which employ skilled operators who are expected to perform sample preparation, system calibration and basic instrument maintenance. Because of the complexity and expense of these systems, they are not well suited for the STAT lab. In addition, the cost of running STAT tests in the STAT lab is higher than the central lab because of the inability to process a large number of samples and the need to maintain skilled technicians 24 hours a day.

         There are a significant number of companies serving the central clinical laboratory market. Abbott Laboratories, Roche Diagnostics, Johnson & Johnson and Beckman Coulter are large companies that have achieved broad market penetration by developing several technologies targeted at the central lab and have penetrated other market segments including limited POC applications. The FasTraQ will compete with central and STAT laboratory tests to gain market share and, as a result, we will face competitive reaction from these companies. However, the Company is not aware of any comprehensive, single instrument systems by the major players in the IVD market targeted to the ED, which is capable of delivering the operational, productivity and performance benefits of the FasTraQ System.

         Point-of-Care (POC) testing instruments have been developed in an attempt to reduce test turnaround time and in some applications the cost of the STAT lab. Although POC products do reduce test turnaround time for the few tests they can perform, their limited test menu and lack of central lab features do not provide an appropriate solution to the ED STAT testing market. The FasTraQ, however, will not require a skilled technician to operate it, like many POC instruments. But unlike other POC systems, it will be a hybrid, having the features and the quality of results of central lab instruments and the ability to perform a diverse menu of critical ED STAT tests.

         There is significant activity in certain areas of the Critical Care STAT testing segment. Point-of-care companies are addressing limited testing areas such as coagulation, blood gas and basic chemistry (including electrolytes). Three such companies, i-STAT Corp. (marketed by Abbott/Medisense), Diametrics Medical (marketed currently by Agilent Technologies and soon to be transferred to Philips Medical) and Careside, Inc. have become recognized point of care testing systems. We do not believe current products of i-STAT, Diametrics or Careside are capable, however, of providing the broad test menu, especially immunoassays (cardiac, pregnancy, etc.), and productivity features required by the ED. All three systems are single patient instruments with no caregiver direct wireless communications capability.

         With respect to testing for cardiac markers to diagnose a heart attack, most testing is done in the hospital central and STAT labs with test result turnaround times of 45 to 90 minutes on average. We are aware of only a limited number of companies that provide rapid testing for heart attacks. Of such companies, Spectral Diagnostics Limited, a Canadian company, markets a manual method available for certain heart attack tests. Roche Diagnostics markets a manual test for the heart attack marker troponin I. As configured Spectral's and Roche's heart attack tests can provide only yes/no results instead of quantitative results such as those provided by central laboratory systems. Biosite Diagnostics and First Medical have introduced instruments and tests for heart attacks. We believe that the two systems are not able to provide the number of tests and other STAT testing requirements expected to be available on the FasTraQ. We believe that the broad test menu and productivity improvement features of the FasTraQ system will provide it with a competitive advantage over other systems.

         All of the industry leaders, and many of the other companies participating in the diagnostic testing market, have substantially greater resources than those available to us, including, but not limited to, financial resources and skilled personnel. However, we believe the FasTraQ provides a product that is currently lacking for the critical care




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

STAT testing market. There can be no assurance that current or future companies will not invent systems that will have broad testing capabilities and features like those expected in the FasTraQ. If we are able to launch our system, no assurance exists that competitive pressures will not negatively affect its pricing of both the FasTraQ instrument and the individual test cartridges.

THE TECHNOLOGY

         At the core of our FasTraQ system is a biosensor which incorporates our proprietary method of using surface plasmon resonance ("SPR") to detect certain chemical conditions. A biosensor is an analytical device that combines a biological sensing or detection element with a suitable transducer that converts biochemical activity into a measurable form of energy. A biosensor's input is a specific biological event. Its output is a measurable signal that corresponds to the input.

         Surface plasmon resonance is an optical-electrical phenomenon involving the interaction of light with the electrons of a metal. The optical-electrical basis of surface plasmon resonance is the transfer of the energy carried by photons of light to a group of electrons (a plasmon) at the surface of a metal. Our proprietary method of using SPR consists of a disposable cartridge composed of a plastic base with a fine grating molded into its surface. The grating is coated with a very thin layer of gold. Gold is used because it does not oxidize like other metals which can affect chemistry binding. The gold is subsequently coated with binding molecules. The binding molecules may be antibodies, DNA probes, enzymes or other reagents chosen because they react exclusively with a specific analyte. The analyte is the substance being measured, such as a heart attack marker, and defines the test to be done.

         The coated metal surface interacts with light at a characteristic resonant wavelength that depends upon the molecular composition at the metal's surface. When the coated metal is exposed to a sample that contains the analyte being tested, the analyte becomes bound to the metal through its specific interaction with the binding molecules. As an analyte is bound, the composition at the surface changes and consequently the resonant wavelength shifts. The magnitude of the change in the resonant wavelength is proportional to the amount of binding that takes place, which is proportional to the concentration of the analyte in the sample.

         Our SPR based technology combines the strengths of biology and physics into a single entity. Other applications of technology using SPR that have been reported in the scientific literature or explored by us include immunoassays for cardiac markers, hormones, drugs, viruses and bacteria, quantitation of anesthetic gases, and DNA binding assays. Our SPR based technology thus represents a simple, unified platform that is capable of performing a wide range of diagnostic tests. Our SPR based technology is also a valuable research tool that allows us to develop further tests for our system.

         We have also entered into a technology license agreement with Diametrics Medical, Inc. to provide electrolyte testing capability in the FasTraQ system. The agreement provides us with a non-exclusive license to use Diametrics' proprietary technology in the FasTraQ instrument and PrePaQ cartridges. The Diametrics technology is an electrical based sensor system using established technology and components.

         We are also developing a hematology test that is optically based, like the SPR tests, but uses a different detection method. All test cartridges, whether using SPR or other detection methods, make use of our proprietary cartridge technology and are run from the same user interface.

MANUFACTURING

         Our system is comprised of a modular instrument, disposable cartridges and communicators. The instrument consists of electronics and optics, most of which are off the shelf parts, and does not require complicated assembly procedures. The ReaLinQ communicators are based upon current handheld data transfer devices. Production of the FasTraQ instrument and ReaLinQ communicators will be performed by a contract manufacturer to us under quality standards set by us. The contract supplier has not yet been selected.

         Our SPR cartridge consists of two parts, the sensor grating piece with the metal coating and the carrier for such piece. Both the coated sensor grating and carrier will be produced by contract suppliers according to our specifications. These pieces will be shipped to either us or another contract manufacturer to complete final manufacturing of the disposable. This final manufacturing will consist of applying the assay (chemistry) on the gold coated sensor grating, placing the final grating piece into the carrier, performing the final assembly, labeling the unit and packaging the disposable for final shipment. Non-SPR cartridges will consist of plastic carriers, very similar to those used for SPR cartridges, with various internal sensors depending on the detection method being used.

         We have entered into a non-exclusive OEM supply agreement with Diametrics Medical, Inc. under which Diametrics will manufacture and supply its proprietary electrolyte testing components to us for use in the FasTraQ instrument and PrePaQ cartridge. The agreement calls for minimum annual purchases of certain components beginning in April 2002.

REGULATORY ENVIRONMENT

         We have received clearance from the United States Food and Drug Administration (the "FDA") to market in the clinical environment its cardiac tests, myoglobin and CK-MB, and its pregnancy test, hCG. We have also filed applications for FDA clearance of its point-of-care instrument and test for the pregnancy enzyme hCG, and expects to file an application for the cardiac enzymes myoglobin, troponin I and CK-MB in the near future. Additional tests are in various stages of development and must also be cleared by the FDA.

         We believe that the products we initially propose to manufacture and market will be classified as medical devices and will therefore be subject to regulation by the FDA and, in some instances, by foreign government authorities. Under the 1990 Safe Medical Device amendments to the Federal Food, Drug and Cosmetics Act (the "FFDCA") and regulations promulgated thereunder, manufacturers of medical devices must comply with certain regulations governing the design, testing, manufacturing and packaging of medical devices. Under the FFDCA, medical devices are subject to different levels of testing and review. The most comprehensive level of review requires that a clinical evaluation program be conducted before a device receives premarket approval by the FDA for commercial distribution. As a manufacturer of medical devices, we will also be subject to certain other FDA regulations, and our manufacturing processes and facilities will be subject to periodic inspection, without warning, to ensure compliance. Comparable agencies in certain states and foreign countries will also regulate our activities. our products could be subject to recall by the FDA or us, if it appears that the products and their use do not conform to regulations.

         Generally, medical devices intended for human use that are to be marketed in the United States are placed in one of three regulatory classifications depending upon the degree of testing and review to which the device will be subject. We expect that our products will not be subjected to the highest level of scrutiny because they are in-vitro (outside of the body) diagnostic devices which do not come into contact directly with a living human being. Specifically, the systems would be classified as either Class I or Class II devices as distinct from implantable devices, which are classified as Class III devices.

         We believe that premarket clearance can be obtained for our initial system and tests through submission of a 510(k) premarket notification ("510(k) Notification") demonstrating the product's substantial equivalence to another device legally marketed pursuant to 510(k) Notification clearance. The FDA may also require, in connection with the 510(k) Notification, that it be provided with the test results supporting this claim. The FDA may further require, in connection with the 510(k) Notification, that it be provided with test results demonstrating the safety and efficacy of the device. Under certain circumstances, such clinical data can be obtained only after submitting to the FDA an application for an Investigational Device Exemption ("IDE").

         For new products that are not considered to be "substantially equivalent" to an existing device, two levels of FDA approval will probably be required before marketing in the United States can begin. First, the FDA and participating medical institutions must approve our application for an IDE, permitting clinical evaluations of the product utilizing human samples under controlled experimental conditions. Second, the FDA must grant to us a Premarket Approval ("PMA"). The FDA should grant a PMA if it finds that the product complies with all regulations and manufacturing standards. In addition, the FDA may require further clinical evaluation of the product, or it may grant a PMA but restrict the number of devices distributed or require additional patient follow-up for an indefinite period of time. Completion of this process could take up to 12 months and involve significant costs. we believe it is unlikely that we will be required to obtain a PMA with respect to any of our currently proposed products, except where mandated by the FDA such as HIV, cancer and hepatitis detection tests. Any claims of panel diagnostics are subject to a PMA procedure. We anticipate that we will make claims in reference to our cardiac markers. These claims will be made after the products are marketed with only single claim implications. Accordingly, the products should not be delayed in their initial introduction. If a PMA is required for our initial system, introduction of the initial system likely would be significantly delayed, which could have a material adverse effect on us, although indications from the FDA are consistent with a 510(k) filing.

         For products subject to either 510(k) or PMA regulations, the FDA requires that we conduct any required studies following Good Clinical Practice and Good Laboratory Practice guidelines. Also, the manufacture of products subject to 510(k) or PMA regulations both must be in accordance with current Good Manufacturing Practice. For sale in foreign countries, compliance with ISO 9000 standards will be required. Sales of medical devices outside the U.S. are subject to foreign regulatory requirements. Medical devices may not be sold in EU countries unless they display CE mark certification. Our products will be manufactured according to ISO 9001 and EN 46001 quality standards, and we expect to be able to apply the CE mark to our products. In addition, international sales of medical devices manufactured in the U.S. but not approved by the FDA for distribution in the U.S. are subject to FDA export requirements. Under these requirements, we must assure that the product is not in conflict with the laws of the country for which it is intended for export, in addition to complying with the other requirements of Section 801(e) of the United States Food, Drug and Cosmetic Act.

         Specific requirements demanded of a laboratory depend upon the complexity of the test performed. CLIA regulations establish three categories of laboratory tests, for which regulatory requirements become increasingly stringent as the complexity of the test rises: (1) tests that require little or no operator skill which allows for a waiver of the regulations; (2) tests of moderate complexity; and (3) highly complex tests which require significant operator skill or training. All laboratories performing tests of moderate or high complexity must obtain either a registration certificate or a certificate of accreditation from Health Care Financing Administration ("HCFA") or an organization to whom HCFA has delegated such authority. HCFA has allowed electronic controls for some POC instruments to serve the function of daily quality control performance to allow non-laboratory personnel to run such POC systems. The tests to be performed by our system are initially expected to fall within the moderate complexity class as defined by current CLIA regulations, as all analogous POC instruments that are presently on the market are classified in this manner. In practical terms, performing a test of moderate complexity means that the individual supervising the test, i.e. the physician, pathologist or laboratory director, must be well educated and well trained, whereas the individual who operates the machine requires no formal laboratory education and only task-specific training. We may, but have not yet, applied for the waiver.

SIGNIFICANT AGREEMENTS

         Ares-Serono License

         We have acquired from Ares-Serono at a total cost of $3.4 million a worldwide exclusive license to certain patents, proprietary information and associated hardware (e.g. molds, test rigs, prototypes) related to our SPR based technology. The Ares Serono license calls for an ongoing royalty of 6 percent on all products utilizing the SPR based technology which are sold by us. In addition, if we sublicense the technology, we will pay a royalty of 15 percent of all revenues received by us under any sublicense. To date, we have paid $1,300,000 of cumulative royalty payments. This amount satisfies the requirements of the license agreement until royalty accruals based on revenues exceed such minimum payment amount. Our obligation to pay royalties terminates when the total royalty payments reach a gross amount of $18 million. After such total payments, our rights in the licensed SPR based technology continues in perpetuity with no further obligations to Ares-Serono.

         Ares-Serono specifically reserved, and did not license to us, any rights with or otherwise integrated with certain fluorescence capillary fill device technology. We believe that such limitation does not materially impact the value of the Ares Serono license given our current plan of commercialization. In addition, the Ares Serono license is subject to the contingent right of PA Technology, a U.K. corporation, to request a grant of a non-exclusive royalty-free license to exploit certain rights in the SPR biosensor technology for applications outside the field of the commercial interests of us.

         The Applied Biosystems Agreement

         We provided Applied Biosystems ("AB") with exclusive worldwide rights to the SPR technology licensed from Ares-Serono for products other than those regulated by the FDA or products sold outside the United States if they would be regulated by the FDA if sold in the United States. AB also received two of our SPR research breadboards. As part of AB's research and development efforts, it applied certain of its technology to develop a large density, high-throughput diagnostic breadboard using our SPR technology (the "AB High Density Technology"). AB granted us an exclusive worldwide license to the AB High Density Technology for use in FDA medical diagnostics.

         Through the optical and chemistry deposition advancements made by AB, the system can read up to 10,000 test areas on a single 1 cm by 1 cm slide. We believe such two dimensional array capability, as now used in genomic screening research, should allow us to expand the FasTraQ upstream from the critical care area to the central laboratory. Vertical expansion to intensive care units, surgical suites, doctor offices and home testing should also be possible. Future generations of our current FasTraQ system are also expected to benefit from the AB technology by reducing the number of unique test cartridges needed to perform the same number of tests which reduces inventory requirements and manufacturing costs.

         The royalty to be paid by us will be 8% of gross sales of our products which include the AB technology. If we do not proceed to commercialize the SPR based technology licensed from AB, all rights revert back to AB. The AB technology will not be initially incorporated into the FasTraQ system.

HTS Biosystems, Inc.

         After Quantech and AB significantly advanced the state-of-the-art in the SPR technology, they agreed that a separate company, which could be focused on promoting the non-medical use of the SPR technology, would be most effective in bringing products to market without affecting mainstream activities of either company. Quantech and AB formed HTS Biosystems, Inc. ("HTS") which is 57% owned by us and 21% owned by AB. The remaining 22% is owned by various investors. AB provided HTS: 1. a sub-license to all of its rights to the Quantech SPR technology (the "Sublicense"); 2. a license for non-medical use of the AB High Density Technology (the "License"); 3. one of AB's Quantech SPR breadboard instruments; and 4. the AB breadboard for the AB High Density Technology. We are required to provide HTS with office space, management support, technical assistance and any other needs required by HTS until HTS is funded in a manner adequate to support its own operations.

         HTS will owe to AB: 1. a 4% royalty on products using only SPR other than those for use in the food and beverages, chemical and industrial and environmental testing markets; 2. a 4% royalty on products using only the AB High Density Technology; and 3. a 6% royalty on products using both technologies. No minimum royalties, or royalties on the first $3 million of sales, are required to be paid. We receive 15% of any royalties paid to AB by HTS for products which incorporate our SPR technology. In the event that HTS does not seek to commercialize the SPR or AB High Density Technology, then the rights revert back to AB. AB also has a five-year right of first negotiation in the event that HTS wishes to license or sell any of its technology licensed from AB. We are entitled to an 8% royalty on products using its SPR technology sold to the food and beverages, chemical and industrial and environmental testing markets.

         HTS is developing its PROTEOMATRIX solution, a unique portfolio of innovative, proprietary detection technologies, chemistries and bioinformatics forming a matrix of tools that addresses the proteomics market. This portfolio includes novel label-free (SPR based) detection systems as well as advanced fluorescence- and chemiluminescence-based technologies supporting all phases of drug discovery and development of unique diagnostics.

PATENTS AND PROPRIETARY RIGHTS

         The Ares-Serono license covers a total of eight patents. Some of these patents relate to the optics, mirrors, light refraction and calibration of the SPR based instrument. The remaining patents are on the grating, optics enhancement of the disposals, sensitivity of the chemistry on the disposable, attachment of the assay reagents to the disposal grating and features of the prototype instrument. The chart below provides a listing of the patents and their status.

-----------------------------------------------------------------------------------------------------------------------------
       PATENT NAME                    DESCRIPTION               U.S. GRANT DATE               COUNTRIES GRANTED
-----------------------   ---------------------------------    ----------------    ------------------------------------------
Merlin I                  Patent for grating coupled SPR       06/05/90            AT, AU, BE, CA, CH, DE, EP, FR, GB, IT,
                          biosensor. Used in FasTraQ System                        JP, LU, NL, NO, SE, WO
-----------------------   ---------------------------------    ----------------    ------------------------------------------
Merlin II                 Patent for grating coupled SPR       21/11/89            AT, AU, BE, CA, CH, DE, EP, FR, GB, IT,
                          biosensor. Used in FasTraQ System                        JP, LU, NL, NO, SE, WO
-----------------------   ---------------------------------    ----------------    ------------------------------------------
Cellulose Nitrate Films   Patent for grating coupled SPR       12/02/91            AT, AU, BE, CA, CH, DE, EP, ES, FR, GB,
                          biosensor. Used in FasTraQ System                        GR, IL, IT, JP, LU, NL, SE
-----------------------   ---------------------------------    ----------------    ------------------------------------------
Calibration Notches       Not used in FasTraQ                  09/05/89            AT, AU, BE, CA, CH, DE, EP, ES, FR, GB,
                                                                                   GR, IL, IT, JP, LU, NL, SE
-----------------------   ---------------------------------    ----------------    ------------------------------------------
Enhanced SPR biosensor    Not used in FasTraQ                  7/1/00              AT, AU, BE, CA, CH, DE, EP, ES, FR, GB,
assay                                                                              GR, IL, IT, JP, LU, NL, SE
-----------------------   ---------------------------------    ----------------    ------------------------------------------
Sensor Using Photoresist  Not used in FasTraQ                  09/03/88            AT, AU, BE, CA, CH, DE, EP, FR, GB, IT,
                                                                                   LU, NL, NO, SE, WO
-----------------------   ---------------------------------    ----------------    ------------------------------------------
Waveguide Sensor          Not used in FasTraQ                  N/A                 AT, AU, BE, CA, CH, DE, EP, ES, FR, GB,
                                                                                   IT, JP, LU, NL, NO, SE, WO
-----------------------   ---------------------------------    ----------------    ------------------------------------------
Restrahlen Effect Sensor  Not used in FasTraQ                  N/A                 GB ONLY
-----------------------------------------------------------------------------------------------------------------------------

         All developments by us pursuant to the Ares-Serono license, either proprietary or patentable in nature, are our property. We have made a number of advances that may be patentable and we are reviewing registration of additional patents.

EMPLOYEES AND PROPERTY

         We currently employ five people on a full and part-time basis and engages consultants and independent contractors to provide services related to the development of the FasTraQ system and marketing. We expect to hire other personnel as necessary for system development, quality control, sales and marketing, manufacturing and administration.

         We lease offices (comprised of approximately 20,900 sq. ft.) at 815 Northwest Blvd., Eagan, Minnesota at a base monthly rent of approximately $16,000 pursuant to a lease arrangement which expires April 2007. Thereafter, we have an option to extend the lease for an additional five years.

LEGAL PROCEEDINGS

         We are not a party to any litigation that would have a material adverse effect on its financial condition or results of operations.

                                   MANAGEMENT

DIRECTORS AND OFFICERS

         The directors and officers of Quantech are as follows:


         NAME                                           AGE       POSITION
         ----                                           ---       --------

         James F. Lyons..............................   70        Chief Executive Officer, Chairman of the Board
                                                                  of Directors and Interim Chief Financial Officer
         Robert W. Gaines, Jr., M.D. ................   58        Director
         Richard W. Perkins..........................   69        Director
         Edward E. Strickland........................   73        Director



         JAMES F. LYONS has been Chief Executive Officer and Interim Chief Financial Officer of Quantech since December 2001, Chairman of the board of Quantech since June 1997 and a director of Quantech since September 1995. From September 1993 through October 1994, when he retired, Mr. Lyons was Chief Executive Officer of Bio-Vascular, Inc., a cardiovascular medical products company. From 1978 through 1990, Mr. Lyons was President and Chief Executive Officer of BioMedicus, Inc., a cardiovascular medical products company. Mr. Lyons was also a director and Chairman of the board from 1991 through 1996 of AVECOR Cardiovascular Inc., and was a director of ATS Medical, Inc., Bio-Vascular, Inc. and Spine-Tech, Inc.

         ROBERT W. GAINES, JR., M.D. has been a director of Quantech since December 1999. Dr. Gaines practices orthopaedic surgery with the Columbia Orthopaedic Group in Columbia, Missouri, and was a Professor of Orthopaedic Surgery and Director of Pediatric Orthopaedics and Spine Surgery at the University of Missouri School of Medicine from 1989 to 2000. Dr. Gaines is extensively published with over 100 articles, papers, chapters in books, and professional exhibits, and has presented over 100 lectures as a visiting scholar. He is also active in public and community service activities including efforts to improve orthopaedic health care for children. Dr. Gaines received his M.D. from Duke University.

         RICHARD W. PERKINS has been a director of Quantech since September 1995. Since 1985, Mr. Perkins has been President, Chief Executive Officer and a director of Perkins Capital Management, Inc., Wayzata, Minnesota. Prior thereto, he was a Senior Vice President of Piper Jaffray Inc., Minneapolis, Minnesota. He is also a director of Bio-Vascular, Inc., PW Eagle, Inc., iNTELEFILM Corporation, Vital Images, Inc., Lifecore Biomedical, Inc., Nortech Systems, Inc., Harmony Holdings, Inc., Paper Warehouse, Inc., and CNS, Inc.

         EDWARD E. STRICKLAND has been a director of Quantech since September 1995. Mr. Strickland has been an independent financial consultant for more than seven years. From October 1990 to January 1991, he performed the duties of Chief Executive Officer while serving on the Executive Committee of the board of directors of Reuter, Inc., where he currently serves as a director. Mr. Strickland also serves as a director of Hector Communications Corp., Communication Systems, Inc. and BioVascular, Inc.

EXECUTIVE COMPENSATION

         Summary Compensation Table. The following table sets forth the cash and noncash compensation for each of the last three fiscal years awarded to, or earned by, Robert Case, who served as Chief Executive Officer of Quantech during fiscal 2001, and to all other executive officers whose compensation exceeded $100,000 for fiscal 2001.



                                                                                          Long-Term
                                                                                         Compensation
                                                     Annual Compensation                    Awards
                                          ------------------------------------------    ---------------
                                                                          Other
                                                                         Annual          Securities         All Other
Name and                      Fiscal         Salary          Bonus    Compensation       Underlying        Compensation
Principal Position             Year           ($)            ($)            ($)           Options (#)          ($)
--------------------------    --------    -------------     -------   -------------    --------------    --------------

Robert Case,                   2001        $176,265         2,071            0             175,000              0
Former CEO                     2000        $144,000           0              0             100,000(1)           0
                               1999        $ 82,500           0              0             525,000              0

Gregory G. Freitag,            2001        $167,700(2)        0              0             600,000(3)           0
Former COO & CFO               2000        $144,000           0              0             100,000(1)           0
                               1999        $128,750           0              0             510,000              0

Thomas R. Witty,               2001        $155,000           0              0             100,000              0
Ph.D., Former                  2000        $144,000           0              0              15,000(1)           0
Executive VP of R&D            1999        $128,750           0              0             140,000              0
------------------------

(1)  Represents an option to purchase Common Stock of HTS Biosystems.
(2)  Includes $47,446 paid by HTS Biosystems.
(3)  Includes an option to purchase 450,000 shares of HTS Biosystems.

         Option/SAR Grants During 2001 Fiscal Year. The following table provides information related to options granted during fiscal 2001 to the executive officers named in the summary compensation table above. Quantech has not granted any stock appreciation rights.


                                                       Individual Grants
-----------------------------------------------------------------------------------------------------------------------
                              Number of
                             Securities           Percent of Total
                             Underlying             Options/SARs
                            Options/SARs             Granted to           Exercise or
                               Granted              Employees in          Base Price                Expiration
Name                             (#)                 Fiscal Year           ($/Share)                   Date
------------------------ --------------------     ------------------     --------------      --------------------------

Robert Case                  175,000 (1)                10.6%                3.22                    10/11/06
Gregory G. Freitag           150,000 (1)                 9.1%                3.22                    10/11/06
                             450,000 (2)                69.8%                2.50                    12/20/06
Thomas R. Witty              100,000 (1)                 6.1%                3.22                    10/11/06

------------------------

(1) Such options become exercisable in installments of 1/3 immediately and 1/3 on the first two anniversaries of the date of grant.
(2) Represents an option to purchase common stock of HTS Biosystems. Such option becomes exercisable in installments of 1/3 immediately and 1/3 on the first two anniversaries of the date of grant.

         Option Exercises and Value of Options at End of Fiscal 2001. The following table sets forth, for each of the executive officers named in the summary compensation table above, the year-end value of unexercised options.



                                                            Number of Unexercised
                                                            Securities Underlying               Value of Unexercised
                           Shares                               Options at End                  In-the-Money Options
                          Acquired                               of Fiscal 2001               at End of Fiscal 2001 (1)
                             on            Value        -------------------------------    -------------------------------
        Name              Exercise        Realized       Exercisable      Unexercisable     Exercisable      Unexercisable
---------------------     ----------    ------------    ------------     --------------    -------------    --------------

Robert Case                   0             N/A           756,667           58,333          $200,000                $0
                              0             N/A            66,667(2)        33,333(2)              0(2)             $0(2)

Gregory G. Freitag            0             N/A           700,000           50,000          $192,500                $0
                              0             N/A           216,667(2)       333,333(2)              0(2)             $0(2)

Thomas R. Witty               0             N/A           256,667           33,333           $20,000                $0
                              0             N/A            10,000(2)         5,000(2)              0(2)             $0(2)

-----------------------

(1) Value for Quantech options based on market value of Quantech's Common Stock on June 29, 2001 ($1.25 per share closing price) less the exercise price. Value for HTS Biosystems options based on the Common Stock price on June 29, 2001 of $2.50 per share, as established by the HTS Board, less the exercise price.
(2)      Represents an option to purchase Common Stock of HTS Biosystems.

         Election of Officers and Directors; Committees of the Board of Directors. Executive officers of Quantech are elected by the board of directors on an annual basis and serve at the discretion of the board of directors. Quantech's board of directors is divided into three classes with each class being elected for a term of three years after their initial term is completed. Quantech's directors hold office until their term has expired and their successors have been elected and qualified.

         Quantech's board of directors has established two committees. Our audit committee has the responsibility of selecting Quantech's independent auditors and communicating with such auditors on matters of auditing and accounting. Our audit committee is comprised of directors Perkins, Lyons and Strickland with Mr. Strickland as Chairman. Our compensation committee has the responsibility of reviewing on an annual basis all officer compensation and administering any employee options and plans related thereto. Our compensation committee is also comprised of directors Perkins, Lyons and Strickland with Mr. Lyons as Chairman.

         Employment Agreements. Quantech entered into "at will" employment agreements with Mr. Case and Mr. Freitag in December 1997, and with Mr. Witty in November 1997. Mr. Case's contract was terminated in December 2001 when he resigned as an officer of Quantech. Mr. Case's employment agreement provided that if his employment was terminated by Quantech due to a sale of substantially all of Quantech's assets or a change in the control of more than 50% of Quantech's capital stock by an acquiring party, he would receive a lump sum payment of $150,000.

         Mr. Freitag's employment agreement was terminated in April 2001 when he resigned as an employee of Quantech. Prior to this event, Mr. Freitag's employment agreement provided for a base salary of $125,000 per year, which was increased on two occasions to $165,000, and further provided that if his employment was terminated by Quantech "without cause" he would receive six months' salary, except that in the event his employment was terminated as a result of a sale of substantially all of the assets of Quantech or a change in the control of more than 50% of Quantech's common stock by an acquiring party, he would receive a lump sum payment of one year's salary and bonus.

         Mr. Witty's employment agreement was terminated in May 2002, when he resigned as an officer of Quantech. Mr. Witty's agreement provided for a base salary of $125,000 per year, which was increased on two occasions to $155,000 per year. His agreement further provided that in the event his employment was terminated as a result of a sale of substantially all of Quantech's assets or a change in the control of more than 50% of Quantech's common stock by an acquiring party, he would receive a lump sum payment of six-months' salary.

      Certain Transactions. In March 1998, Quantech issued warrants to purchase 60,000 and 15,000 shares of its Common Stock to James F. Lyons and Edward E. Strickland, respectively, directors of Quantech, as compensation for the guarantee of a $500,000 bank loan to Quantech. The warrants have an exercise price of $0.75 per share. The amount under such loan was increased by $250,000 in August 1998 and such directors received additional options in September 1998 to purchase an aggregate of 75,000 shares of Quantech's Common Stock at $1.13 per share for their extension of the guarantee to this amount. In January 2000, the loan term was extended by one year and such directors received additional options to purchase an aggregate of 80,000 shares of Common Stock at $1.25 per share; and in July 2000 the loan amount was increased by $250,000 and such directors received additional options to purchase an aggregate of 50,000 shares of Common Stock at $2.75 per share.

         In September 1999, Quantech sold a warrant to purchase 175,000 shares of Common Stock to Dr. Robert W. Gaines, then a Director Nominee, for $10,000. The warrant has an exercise price of $1.25 per share and can be exercised any time before September 9, 2004.

         In April and May 2000, Robert Case, Quantech CEO, was provided a loan in the aggregate amount of $141,000 secured by Quantech options and Common Stock. The loan was provided pursuant to commercially reasonable terms. Such loan was provided to Mr. Case as an employment benefit in recognition of his transition to permanent CEO of Quantech. The loan has an interest rate of 8% per year.

         In August 2000, Quantech issued a warrant to purchase 20,000 shares of Common Stock to Edward Strickland, a Quantech Director, as compensation for a $100,000 loan to the Company. The warrant has an exercise price of $2.75 per share and can be exercised any time before August 15, 2005.

         Stock Options. In April 1998, Quantech's board of directors adopted the 1998 Stock Option Plan and reserved 2,000,000 shares for issuance thereunder. In December 1999 the Quantech shareholders approved an increase to 4,000,000 shares reserved for issuance under the 1998 plan. If any options granted under the 1998 option plan expire or are terminated prior to being exercised in full, then the unexercised portion of such options will once again be available for additional option grants. Options to purchase 3,366,486 shares of Quantech's Common Stock have been issued pursuant to the 1998 option plan.

         The purpose of the 1998 option plan is to promote the success of Quantech and its subsidiaries by facilitating the retention of competent personnel and by furnishing incentive to officers, directors, employees, consultants, and advisors upon whose efforts the success of Quantech will depend to a large degree.

         Under the 1998 option plan, all employees, officers and directors (including non-employee directors) of Quantech or a subsidiary, and consultants and advisors who perform bona fide services for Quantech or a subsidiary, provided such services are not in connection with the offer or sale of securities in a capital raising transaction, are eligible to receive stock options. It is the intention of Quantech to grant options which qualify as incentive stock options under section 422 of the Internal Revenue Code, as well as nonqualified stock options. The 1998 option plan is administered by the board of directors or by a committee appointed by the board which selects the individuals to whom options will be granted, the number of shares subject to each option and the exercise price, terms and conditions of each option.

         The exercise price for incentive stock options cannot be less than 100% of the per share fair market value of Quantech Common Stock on the date the option is granted or, in the case of incentive stock options granted to holders of more than 10% of the voting power of Quantech securities, not less than 110% of such fair market value. The term of an option cannot exceed 10 years, and the term of an incentive stock option granted to a holder of more than 10% of the voting power of Quantech cannot exceed five years. The exercise price for nonqualified stock options is generally 100% of the per share fair market value of the Common Stock on the date the option is granted unless otherwise determined by the committee, provided that the exercise price is not less than 85% of the per share fair market value of the Common Stock on the date granted.

         Non-employee directors of Quantech are granted upon election an option to purchase 10,000 shares of Common Stock at a price per share equal to 100% of the fair market value of the Common Stock on such date. One-third of such options are exercisable immediately, with one-third becoming exercisable on each of the second and third anniversaries of the date of grant. After each shareholders meeting, if the director is re-elected or his term of office continues after such shareholders meeting, each non-employee director is granted an option to purchase 2,500 shares of the Common Stock at an exercise price per share equal to 100% of the fair market value of the Common Stock on such date. These options are immediately exercisable.

         On September 3, 1996, Quantech's board of directors adopted the Quantech Ltd. Nonqualified Stock Option Plan. The 1996 option plan provides for the granting of nonqualified options to purchase Common Stock of Quantech to employees, directors and members of Quantech's scientific advisory board. A total of 17,500 shares of Quantech's Common Stock have been reserved for issuance upon exercise of options granted under the 1996 option plan. Outstanding options for the purchase of up to 17,500 shares of Quantech Common Stock have been granted under the 1996 option plan, all of which have vested. Quantech's compensation committee has complete discretion to determine the persons to whom options are granted under the 1996 plan and to set the terms of such options including, but not limited to, terms relating to price (which generally will be the fair market value of Quantech's Common Stock on the date of grant), duration, vesting, termination and the number of shares subject to such option. The 1996 option plan will continue for an indefinite period until terminated by the board of directors or compensation committee. No additional options will be granted under 1996 option plan.

                       PRINCIPAL AND SELLING SHAREHOLDERS

         The following table provides information as of June 13, 2002 concerning the beneficial ownership of Quantech's common stock by (i) each director, (ii) each executive officer named in the summary compensation table above, (iii) each shareholder known by Quantech to be the beneficial owner of more than 5% of its outstanding common stock (iv) the directors and officers as a group and (v) each selling shareholder. Except as otherwise indicated, the persons named in the table have sole voting and investing power with respect to all shares of common stock owned by them.

         Under the rules of the Securities and Exchange Commission, shares not actually outstanding are deemed to be beneficially owned by an individual if such individual has the right to acquire the shares within 60 days of June 13, 2002. Pursuant to such rules, shares deemed beneficially owned by virtue of an individual's right to acquire them are also treated as outstanding when calculating the percent of class owned by such individual and when determining the percent owned by any group in which the individual is included. Ownership percentages less than 1.0% are marked with an asterisk.


                       PRINCIPAL AND SELLING SHAREHOLDERS

                                            NUMBER OF SHARES
                                          OWNED BEFORE OFFERING                           NO. SHARES      %
                                  ------------------------------------       NO. SHARES     OWNED       OWNED
                                              CONVERSION       WARRANT        OFFERED       AFTER       AFTER
        NAME/GROUP                 SHARES       SHARES          SHARES         HEREBY      OFFERING    OFFERING
-------------------------------   ---------   -----------      ---------     ----------   ----------   --------

Ableson Holdings Ltd                     -      2,770,370        342,845      3,113,215            -       *
Jeffrey Adams (1)                    7,120              -          1,831          1,831        7,120       *
Aethlon Capital LLC                    800              -        129,913        129,913          800       *
Alton Associates                    60,000              -         15,000         15,000       60,000       *
Alan Andalman IRA                   70,000              -          5,000          5,000       70,000       *
Gregory & Ann Anklam                 6,000              -          1,000          1,000        6,000       *
David & Meleah Arnold               84,460              -         14,388         14,388       84,460       *
Mark Ashton                         99,748              -          5,000          5,000       99,748       *



                                            NUMBER OF SHARES
                                          OWNED BEFORE OFFERING                           NO. SHARES      %
                                  ------------------------------------       NO. SHARES     OWNED       OWNED
                                              CONVERSION       WARRANT        OFFERED       AFTER       AFTER
         NAME/GROUP                SHARES       SHARES          SHARES         HEREBY      OFFERING    OFFERING
------------------------------    ---------   -----------     --------       ----------   ----------   --------

Joel Bachul                          20,000             -        2,500           2,500        20,000        *
Ronald L. Bane Trust                 10,000             -        2,500           2,500        10,000        *
David Barash                         16,667             -        1,078           1,078        16,667        *
Joseph Baser (2)                     42,398             -        2,030           2,030        42,398        *
Richard T. Bennett                   64,676             -       11,103          11,103        64,676        *
Richard Bernstein                    29,000             -        1,000           1,000        29,000        *
Les Biller                                -             -        6,036           6,036             -        *
Kenneth Bjerk                        95,000             -        5,000           5,000        95,000        *
Leslie Black                          8,000             -        2,000           2,000         8,000        *
Boat Basin Investors LLC                  -     1,728,519      222,122       1,950,641             -        *
Bob, Inc.                            93,824             -       12,805          12,805        93,824        *
Kevin Booth (3)                       1,868             -        1,110           1,110         1,868        *
Donald Brattain                     333,332             -       35,000          35,000       333,332      1.8%
Paul Braun                           61,424       210,970      216,257         427,227        61,424        *
Courtney Brown                       29,276             -        2,023           2,023        29,276        *
Buckshot Capital LLC                 40,000             -       10,000          10,000        40,000        *
Timothy Burton                       25,936             -        3,542           3,542        25,936        *
Charles Butterfield                  20,000             -        5,000           5,000        20,000        *
Vincent Calicchia                         -             -       25,800          25,800             -        *
Ken Callahan (4)                      1,868             -        1,131           1,131         1,868        *
Robert Case (5)                     805,619             -       19,608          19,608       805,619      4.1%
Lee Chapman                          29,868             -        2,500           2,500        29,868        *
Bruce A. Christianson                10,000             -        2,500           2,500        10,000        *
Gary & Diane Clark                        -       210,970      210,970         421,940             -        *
Charles Cochran Trust                40,000             -       10,000          10,000        40,000        *
Brownlee B. Cote                      6,000             -        1,500           1,500         6,000        *
Cheryl Cote                           6,000             -        1,500           1,500         6,000        *
Henry A. Cote                         4,000             -        1,000           1,000         4,000        *
Mary Jo Cote                         20,000             -        5,000           5,000        20,000        *
Rebecca Ann Cote                      4,000             -        1,000           1,000         4,000        *
Samuel A. Cote                       20,000             -        5,000           5,000        20,000        *
Thomas and Ann Crowley               10,000             -        2,500           2,500        10,000        *
Robert Deans                              -             -        5,777           5,777             -        *
Andrew Deckas                        10,000             -        2,500           2,500        10,000        *
Charles Delamater                    10,000        84,388       86,888         171,276        10,000        *
Charles Denney Trust                 40,000             -       10,000          10,000        40,000        *
David Dent                          116,372       421,941      437,059         859,000       116,372        *
Robert & Rita deWerd                 24,000             -          500             500        24,000        *
John & Emily Dirksen                 30,000       421,941      426,941         848,882        30,000        *
George Dodge (6)                     26,000             -        3,851           3,851        26,000        *
Walter Downey                        40,000             -       10,000          10,000        40,000        *
John Drawz                           40,000             -       10,000          10,000        40,000        *
Daniel Dryer                         10,000             -        2,500           2,500        10,000        *
Sarah, Frazier and Heidi Eales       20,000             -        5,000           5,000        20,000        *


                                               NUMBER OF SHARES
                                            OWNED BEFORE OFFERING                             NO. SHARES     %
                                    -------------------------------------     NO. SHARES        OWNED      OWNED
                                                 CONVERSION      WARRANT        OFFERED         AFTER      AFTER
        NAME/GROUP                  SHARES        SHARES         SHARES         HEREBY         OFFERING   OFFERING
-------------------------------     -------      ----------     ---------     ----------      ----------  --------

Frazier Eales                        88,000              -         15,000         15,000         88,000       *
Paul E. Edwards                      20,000              -          5,000          5,000         20,000       *
Paul Ehlen                           15,952              -          2,261          2,261         15,952       *
Stanley & Carol Eilers              129,136        590,717        603,835      1,194,552        129,136       *
Engelkes-Abels Funeral Home,         20,400              -          2,600          2,600         20,400       *
Inc.
Stephen & Judy Erdahl and                 -        210,970        210,970        421,940              -       *
Philip and Eileen Hallin
Dean Erickson Trust                  40,000              -         10,000         10,000         40,000       *
Ervin Company                        20,000              -          5,000          5,000         20,000       *
Craig Evanich                         4,000              -          1,000          1,000          4,000       *
Vincent Fischer (7)                  61,959              -          5,027          5,027         61,959       *
Carolyn Fleming                           -              -          5,794          5,794              -       *
Four Skis Investments                 8,387              -          1,613          1,613          8,387       *
Gregory Freitag (8)                 715,952              -          4,761          4,761        715,952     3.7%
Michael Fromer                            -              -         12,500         12,500              -       *
Robert Furst Money Purchase          40,000              -         10,000         10,000         40,000       *
Plan
Jim Gahlon                            8,248              -          1,169          1,169          8,248       *
Robert Gaines Jr., MD (9)           720,579              -      1,652,238      2,277,817        495,000       *
John Gildea                          90,000              -         10,000         10,000         90,000       *
Robert Gjerde                        91,480              -         15,133         15,133         91,480       *
Ronald L. Glassman                   64,672              -         11,103         11,103         64,672       *
Gold Country Holdings                 1,250              -         12,760         12,760          1,250       *
Larry Goldsmith                      20,000              -          2,500          2,500         20,000       *
David Goldsteen                     359,088              -         51,038         51,038        359,088     1.9%
Mark Goldsteen                       72,152              -          7,800          7,800         72,152       *
Clark Griffith III                    8,000              -          2,000          2,000          8,000       *
Sima Griffith                             -              -         41,256         41,256              -       *
Carol Gustafson (10)                 11,119              -          4,279          4,279         11,119       *
Courtney Haff                             -              -         40,328         40,328              -       *
Myra Halpern                          4,000              -          1,000          1,000          4,000       *
James Hansen                              -              -         25,000         25,000              -       *
Hansen Family Partnership            20,000              -          5,000          5,000         20,000       *
John Hastin (11)                      1,503              -          1,750          1,750          1,503       *
Willis Heim                          40,000              -         10,000         10,000         40,000       *
Timothy Heaney                        6,924              -            750            750          6,924       *
Richard Heller                            -        210,970        210,970        421,940              -       *
Phillip Herbert                      10,000              -          2,500          2,500         10,000       *
Jack E. Hill                         16,000              -          4,000          4,000         16,000       *
HK Financial Corp.                   79,748              -         11,305         11,305         79,748       *
Rita Hofberg                              -              -         11,394         11,394              -       *
Holland Capital Group LLC            20,000              -          5,000          5,000         20,000       *
Aaron and Alicia Howe                 5,000              -          1,250          1,250          5,000       *
John Innocenti                            -              -          2,082          2,082              -       *
Frazier Eales                        88,000              -         15,000         15,000         88,000       *
Paul E. Edwards                      20,000              -          5,000          5,000         20,000       *
Paul Ehlen                           15,952              -          2,261          2,261         15,952       *
Stanley & Carol Eilers              129,136        590,717        603,835      1,194,552        129,136       *
Engelkes-Abels Funeral Home,         20,400              -          2,600          2,600         20,400       *
Inc.
Stephen & Judy Erdahl and                 -        210,970        210,970        421,940              -       *
Philip and Eileen Hallin
Dean Erickson Trust                  40,000              -         10,000         10,000         40,000       *
Ervin Company                        20,000              -          5,000          5,000         20,000       *
Craig Evanich                         4,000              -          1,000          1,000          4,000       *
Vincent Fischer (7)                  61,959              -          5,027          5,027         61,959       *
Carolyn Fleming                           -              -          5,794          5,794              -       *
Four Skis Investments                 8,387              -          1,613          1,613          8,387       *
Gregory Freitag (8)                 715,952              -          4,761          4,761        715,952     3.7%
Michael Fromer                            -              -         12,500         12,500              -       *
Robert Furst Money Purchase          40,000              -         10,000         10,000         40,000       *
Plan
Jim Gahlon                            8,248              -          1,169          1,169          8,248       *
Robert Gaines Jr., MD (9)           720,579              -      1,652,238      2,277,817        495,000       *
John Gildea                          90,000              -         10,000         10,000         90,000       *
Robert Gjerde                        91,480              -         15,133         15,133         91,480       *
Ronald L. Glassman                   64,672              -         11,103         11,103         64,672       *
Gold Country Holdings                 1,250              -         12,760         12,760          1,250       *
Larry Goldsmith                      20,000              -          2,500          2,500         20,000       *
David Goldsteen                     359,088              -         51,038         51,038        359,088     1.9%
Mark Goldsteen                       72,152              -          7,800          7,800         72,152       *
Clark Griffith III                    8,000              -          2,000          2,000          8,000       *
Sima Griffith                             -              -         41,256         41,256              -       *
Carol Gustafson (10)                 11,119              -          4,279          4,279         11,119       *
Courtney Haff                             -              -         40,328         40,328              -       *
Myra Halpern                          4,000              -          1,000          1,000          4,000       *
James Hansen                              -              -         25,000         25,000              -       *
Hansen Family Partnership            20,000              -          5,000          5,000         20,000       *
John Hastin (11)                      1,503              -          1,750          1,750          1,503       *
Willis Heim                          40,000              -         10,000         10,000         40,000       *
Timothy Heaney                        6,924              -            750            750          6,924       *
Richard Heller                            -        210,970        210,970        421,940              -       *
Phillip Herbert                      10,000              -          2,500          2,500         10,000       *
Jack E. Hill                         16,000              -          4,000          4,000         16,000       *
HK Financial Corp.                   79,748              -         11,305         11,305         79,748       *
Rita Hofberg                              -              -         11,394         11,394              -       *
Holland Capital Group LLC            20,000              -          5,000          5,000         20,000       *
Aaron and Alicia Howe                 5,000              -          1,250          1,250          5,000       *
John Innocenti                            -              -          2,082          2,082              -       *

                                           NUMBER OF SHARES
                                         OWNED BEFORE OFFERING                            NO. SHARES     %
                                       --------------------------------     NO. SHARES      OWNED      OWNED
                                                 CONVERSION     WARRANT       OFFERED        AFTER     AFTER
        NAME/GROUP                     SHARES      SHARES       SHARES        HEREBY       OFFERING   OFFERING
--------------------------------      --------   ----------    --------     ----------   -----------  --------

Inter-Continental Marketing,            10,000           -       2,500          2,500         10,000       *
Inc.
Roland Isaacson                        130,172      21,941     448,855        870,796        130,172       *
Jon & Susan Iverson                     84,956           -      10,579         10,579         84,956       *
Kelly Cote Jasper                       10,000           -       2,500          2,500         10,000       *
Mary and David Johnston                  2,000           -         500            500          2,000       *
Steven Johnson, MD & Jean               50,000           -      10,000         10,000         50,000       *
Johnson
Theodore Johnson                        25,000           -       2,500          2,500         25,000       *
Thomas and Sandra Joslyn                 8,000           -       2,000          2,000          8,000       *
Jeanne Jungbauer                        50,156           -       6,852          6,852         50,156       *
Judith Kaufman                           6,960           -         750            750          6,960       *
Nader Kazeminy Trust                    20,000           -       5,000          5,000         20,000       *
Nader Kazeminy Children's Trust         10,000           -       2,500          2,500         10,000       *
Nasser Kazeminy                        236,664           -       5,000          5,000        236,664     1.3%
KC Partnership                          20,000           -       5,000          5,000         20,000       *
Michael J. Kelley IRA                    6,000           -       1,500          1,500          6,000       *
Curtis Kemp                             45,000           -       5,000          5,000         45,000       *
Dean Klein                              10,000           -       2,500          2,500         10,000       *
Peter & Shelagh Klein                   21,412           -       3,035          3,035         21,412       *
Gail Knappenberger                      40,000           -      10,000         10,000         40,000       *
Marcellus Knoblach Trust                80,000           -      20,000         20,000         80,000       *
Steven Kopesky                         150,568           -      16,597         16,597        150,568       *
David Kraker                            40,000           -      10,000         10,000         40,000       *
Kreiger Investment Co. LP               20,625           -      17,738         17,738         20,625       *
Martin Lackner                          29,208           -       4,350          4,350         29,208       *
Lakewood Orthopaedic Clinic              8,000           -       2,000          2,000          8,000       *
Dennis LaValle (12)                    659,071           -     100,711        100,711        659,071     3.5%
Lentsch Investment LLP                  90,000           -      10,000         10,000         90,000       *
Clifford Lozinski                       15,996           -       1,188          1,188         15,996       *
Lawrence Lozinski                        2,524           -         346            346          2,524       *
Roberta Lozinski Trust                   8,420           -       1,152          1,152          8,420       *
Gibbs and Margaret Lukoskie             20,000           -       5,000          5,000         20,000       *
Mac Lutz III                             4,000           -       1,000          1,000          4,000       *
James Lyons (13)                     1,203,378           -     220,188      1,203,566        220,000     1.2%
Mark Lyons                              37,760           -       5,353          5,353         37,760       *
Tanya Mackay Children's Trust           10,000           -       2,500          2,500         10,000       *
Tanya Mackay Trust                      20,000           -       5,000          5,000         20,000       *
Joan C. Maclin                           7,444           -       1,055          1,055          7,444       *
Jerry Mathwig                          156,668           -      10,000         10,000        156,668       *
Plato Mavroulis                         10,000           -       2,500          2,500         10,000       *
Timothy McDonald                             -           -         525            525              -       *
James McDonnell                          7,136           -       1,012          1,012          7,136       *
Robert and Teresa McDonnell             69,336           -       6,071          6,071         69,336       *
Timothy McDonnell                       21,412           -       3,035          3,035         21,412       *



                                              NUMBER OF SHARES
                                            OWNED BEFORE OFFERING                         NO. SHARES     %
                                       -------------------------------      NO. SHARES      OWNED      OWNED
                                                 CONVERSION    WARRANT       OFFERED        AFTER      AFTER
        NAME/GROUP                     SHARES      SHARES      SHARES         HEREBY       OFFERING   OFFERING
--------------------------------       -------   ----------   --------      ----------    ----------  --------

James McGuire                           20,000           -        5,000          5,000       20,000        *
Robert McMahon                          40,000           -       10,000         10,000       40,000        *
Diane Meissner                               -           -        1,903          1,903            -        *
Miller Johnson Steichen Kinnard        218,142           -    1,617,208      1,617,208       18,142      1.1%
Jonathan E. Miller                       8,580           -        1,166          1,166        8,580        *
Dennis Mills retirement plan            10,000           -        2,500          2,500       10,000        *
Minn Shares, Inc.                       17,868           -        2,533          2,533       17,868        *
Catherine Mitchell                      10,000           -        2,500          2,500       10,000        *
David Mitchell & Connie Foote           71,844           -       10,185         10,185       71,844        *
Jeff and Stacy Montgomery               10,000           -        2,500          2,500       10,000        *
Kurt B. Nelson                           4,000           -        1,000          1,000        4,000        *
Richard Nikolaev Trust                  20,000           -        5,000          5,000       20,000        *
North Country, Inc.                     20,000           -        5,000          5,000       20,000        *
Andrew O'Connell                        30,000           -        2,500          2,500       30,000        *
Vincent O'Connell                      233,480     421,941      452,281        874,222       33,480      1.2%
Okabena Partnership K                   75,000           -       59,922         59,922       75,000        *
John Pagnucco                           20,000           -       42,256         42,256       20,000        *
Partners Select Venture Fund LP         40,000           -       10,000         10,000       40,000        *
Deming Payne                            49,102           -        6,783          6,783       49,102        *
Richard Perkins (14)                   224,000           -      125,000        234,000       15,000        *
Lawrence Perlman (15)                  175,000           -        5,000          5,000       75,000        *
Pocket, a nominee partnership          168,000           -       42,000         42,000       68,000        *
Product Design Center                  252,262           -            -        213,262       39,000        *
Charles Pully                           45,680           -        6,022          6,022       45,680        *
Pyramid Trading LLC                     80,000           -       20,000         20,000       80,000        *
Dennis Quirk                                 -           -       75,328         75,328            -        *
Delores Ray                             10,000           -        2,500          2,500       10,000        *
David and Linda Regel                    6,000           -        1,500          1,500        6,000        *
Kristen Ridler                           4,000           -        1,000          1,000        4,000        *
William Relyea                               -           -       12,500         12,500            -        *
Jonathan Rich                                -           -       22,000         22,000            -        *
Richard S. & Sylvia Rog                      -           -       14,853         14,853            -        *
Earl and Karen Rokala                    4,000           -        1,000          1,000        4,000        *
Richard Rosenblum                            -           -       51,600         51,600            -        *
Phillis Rosenthal                            -     210,970      210,970        421,940            -        *
Morry Rothstein                          4,000           -        1,000          1,000        4,000        *
Richard Ryan Trust                      40,000     421,941      431,941        853,882       40,000        *
Robert & Lois Schmiege                  17,625           -        3,000          3,000       17,625        *
James Schroeder                          4,000           -        1,000          1,000        4,000        *
William Sexton                          40,000           -       10,000         10,000       40,000        *
Jerry Shaughnessy                       14,108           -       53,206         53,206       14,108        *
Franciska Shuler                         7,352           -        1,042          1,042        7,352        *
Charles Sklar                            4,000           -        1,000          1,000        4,000        *
Stephen Smith                          120,000           -       30,000         30,000      120,000        *

                                            NUMBER OF SHARES
                                          OWNED BEFORE OFFERING                           NO. SHARES      %
                                  ------------------------------------       NO. SHARES     OWNED       OWNED
                                              CONVERSION       WARRANT        OFFERED       AFTER       AFTER
        NAME/GROUP                 SHARES       SHARES          SHARES         HEREBY      OFFERING    OFFERING
-------------------------------   ---------   -----------      ---------     ----------   ----------   --------


John Snyder                          10,000       210,970        213,470        424,440       10,000        *
Larry Solomon                             -             -          3,955          3,955            -        *
Robert Spong                         10,000             -          2,500          2,500       10,000        *
David Stefansky                           -             -         51,600         51,600            -        *
Art & Patricia Steffee              400,000     1,687,764      1,787,764      3,475,528      400,000      2.0%
Revis Stephenson III                 10,000             -          2,500          2,500       10,000        *
Rick Sterling                         4,000             -          1,000          1,000        4,000        *
Kevin Strathy                        10,000             -          2,500          2,500       10,000        *
Edward Strickland (16)            1,086,378             -        194,815      1,063,693      217,500      1.1%
Scott and Mary Strickland           388,756     1,687,764      1,725,135      3,412,899      388,756      1.9%
Lewis Sugerman IRA                        -       210,970        210,970        421,940            -        *
Surgery Dynamics Inc.                     -       421,941        421,941        843,882            -        *
William R. & Catherine A.            32,156             -          4,841          4,841       32,156        *
Swanson
William J. Szlaius                    6,980             -            750            750        6,980        *
Scott Taylor                              -             -            750            750            -        *
James and Amy Tepp                   12,000             -          3,000          3,000       12,000        *
James Tepp retirement plan            8,000             -          2,000          2,000        8,000        *
Tewaukon Partners LP                 20,000             -          5,000          5,000       20,000        *
David & Susan Thymian               126,689             -         14,783         14,783      126,689        *
Marlin Torguson                     796,686             -          2,250          2,250      796,686      4.3%
Allen J. Tower                            -             -          6,783          6,783            -        *
Ben Trainer                          51,250     1,097,046      1,097,046         51,250    2,194,092        *
Trip Investments                          -             -          1,000          1,000            -        *
Matt Tugwell                              -             -          9,000          9,000            -        *
Charles Underbrink                  124,500             -         50,000         50,000      124,500        *
Richard Van Citters                       -             -          1,127          1,127            -        *
Alan Vander Hoeven                        -             -          1,650          1,650            -        *
Frank Vargas                              -             -            693            693            -        *
Thomas M. Vertin                     45,084             -          7,300          7,300       45,084        *
Finance Investments, Inc.                 -             -         90,000         90,000            -        *
Jevold Vlaminck                       8,000             -          2,000          2,000        8,000        *
Randall S. & Nancy B.                     -             -          4,033          4,033            -        *
Vollertsen
Louis Wallace                        10,000             -          2,500          2,500       10,000        *
Joel Walters                         22,000             -          2,000          2,000       22,000        *
James Webert                              -        421,941       421,941        843,882            -        *
James Weinzetl                       96,088              -         6,246          6,246       96,088        *
John White                           91,372              -        15,118         15,118       91,372        *
Thomas Witty (17)                   256,667              -        11,774         11,774      256,667      1.4%
Jeff & Joni Zalasky                 107,148              -         7,946          7,946      107,148        *
Edward Zeman (18)                   130,000              -        12,913         12,913      130,000        *
All directors and executive
officers as a Group (4 persons)   3,234,335              -     2,192,241      4,779,076      647,500      3.0%

--------------------------------
 *   Less than 1%

(1)  Includes 3,560 shares issuable upon exercise of options.
(2)  Includes 21,199 shares issuable upon exercise of options
(3)  Includes 934 shares issuable upon exercise of options.
(4)  Includes 934 shares issuable upon exercise of options.
(5)  Includes 756,667 shares issuable upon exercise of options.
(6)  Includes 26,000 shares issuable upon exercise of options.
(7)  Includes 61,959 shares issuable upon exercise of options.
(8)  Includes 700,000 shares issuable upon exercise of options.
(9) Includes 95,000 shares issuable upon exercise of options. Also includes 454,545 shares and 1,345,455 warrant shares held by Millennium Medical Systems of which entity Dr. Gaines is the sole owner.
(10)  Includes 11,119 shares issuable upon exercise of options.
(11)  Includes 1,503 shares issuable upon exercise of options.
(12)  Includes 50,000 shares issuable upon exercise of options.
(13)  Includes 220,000 shares issuable upon exercise of options.
(14)  Includes 115,000 shares issuable upon exercise of options.
(15)  Includes 25,000 shares issuable upon exercise of options.
(16)  Includes 217,500 shares issuable upon exercise of options.
(17)  Includes 256,667 shares issuable upon exercise of options.
(18)  Includes 130,000 shares issuable upon exercise of options.

                            DESCRIPTION OF SECURITIES

COMMON STOCK

         Quantech's articles of incorporation authorize the issuance of up to 75,000,000 shares, consisting of 59,913,000 shares of Common Stock, no par value, and 15,087,000 undesignated shares. As of the date of this prospectus, there were 18,666,075 shares of Quantech's Common Stock issued and outstanding. Quantech's board of directors may issue additional shares of Common Stock without the consent of the holders of Common Stock.

         Voting Rights. Each outstanding share of Common Stock is entitled to one vote except as may be otherwise required under the terms of the Minnesota Business Corporation Act. The holders of Common Stock do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares voting for the election of directors can elect all of the directors of Quantech to be elected, if they so choose.

         No Preemptive Rights. Holders of Common Stock are not entitled to any preemptive rights.

         Dividends and Distributions. Holders of Common Stock are entitled to receive such dividends as may be declared by the directors out of funds legally available therefor and to share pro rata in any distributions to holders of Common Stock upon liquidation or otherwise. However, Quantech has not paid cash dividends on its Common Stock, and does not expect to pay such dividends in the foreseeable future.

UNDESIGNATED SHARES

         The board of directors of Quantech is authorized to establish from the undesignated shares, by resolution adopted and filed in the manner provided by law, one or more classes or series of shares, to designate each such class or series (which may include, but is not limited to designation as additional common shares), and to fix the relative rights and preferences of each such class or series, which rights and preferences may adversely affect the rights of holders of Common Stock. None of the undesignated shares have been designated by Quantech's board of directors.

WARRANTS AND CONVERTIBLE NOTES AND DEBENTURES

         Quantech currently has outstanding warrants to purchase 5,025,430 shares of Common Stock at exercise prices from $.39 to $14.40 per share.

         Quantech has issued an aggregate $1,135,000 of convertible promissory notes. The notes have an interest rate of 10% per year paid semi-annually and are due upon demand after one year. The notes may be converted into shares of the equity security (the "Next Financing Shares") sold by Quantech in its next equity financing of at least $5 million (the "Next Financing"). Noteholders will have the option of converting their notes at a price equal to the lesser of 80% of the per share price of the Next Financing Shares or 80% of the applicable conversion price of such shares. If the Next Financing does not occur within one year from the issuance date of the notes, the noteholders may, at their option, convert the notes into shares of Quantech common stock at $1.00 per share. The noteholders also received a five-year warrant to purchase one Next Financing Share for each Next Financing Share into which such investor's note is convertible. The warrant exercise price shall be the lesser of 80% of the purchase price per share of the Next Financing Shares or 80% of the applicable conversion price of such shares. If the Next Financing does not occur within one year from the issuance date of the warrant, the warrant becomes exercisable to purchase, at $1.00 per share, the number of shares of common stock into which the note is then convertible.

         Quantech also has outstanding $325,000 of convertible debentures having an interest rate of 8% per year due on July 31, 2002. The debentures may be converted into shares of Quantech common stock at the lesser of

$0.39 per share or 80% of the closing share price for the 15 days prior to conversion. The purchasers of the debentures also received warrants to purchase shares of Quantech common stock equal to 10% of the number of shares their debentures will convert into at an exercise price of $0.39 per share.

TRANSFER AGENT

         StockTrans, Inc., 44 West Lancaster Ave., Ardmore, PA 19003 (800) 733-1121, is the transfer agent for Quantech's common stock.

MINNESOTA BUSINESS CORPORATION ACT ("MCBA")

         Certain provisions of Minnesota law described below could have an anti-takeover effect. These provisions are intended to provide management flexibility and to enhance the likelihood of continuity and stability in the composition of Quantech's board of directors and in the policies formulated by the board and to discourage an unsolicited takeover of Quantech, if the board determines that such a takeover is not in the best interests of Quantech and its shareholders. However, these provisions could have the effect of discouraging certain attempts to acquire Quantech which could deprive Quantech's shareholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices.

         Section 302A.671 of the Minnesota Statutes applies, with certain exceptions, to any acquisition of voting stock of Quantech (from a person other than Quantech, and other than in connection with certain mergers and exchanges to which Quantech is a party) resulting in the beneficial ownership of 20 percent or more of the voting stock then outstanding. Section 302A.671 requires approval of any such acquisitions by a majority vote of the shareholders of Quantech prior to its consummation. In general, shares acquired in the absence of such approval are denied voting rights and are redeemable at their then fair market value by Quantech within 30 days after the acquiring person has failed to give a timely information statement to Quantech or the date the shareholders voted not to grant voting rights to the acquiring person's shares.

         Section 302A.673 of the Minnesota Statutes generally prohibits any business combination by Quantech, or any subsidiary of Quantech, with any shareholder which purchases 10 percent or more of Quantech's voting shares (an "interested shareholder") within four years following such interested shareholder's share acquisition date, unless the business combination is approved by a committee of all of the disinterested members of the board of directors of Quantech serving before the interested shareholder's share acquisition date.

CERTAIN LIMITED LIABILITY AND INDEMNIFICATION PROVISIONS

         Quantech's restated articles of incorporation, as amended, limit the personal liability of its directors. Specifically, directors of Quantech will not be personally liable to Quantech or its shareholders for monetary damages for any breach of their fiduciary duty as directors, except to the extent that the elimination or limitation of liability is in contravention of the MBCA, as amended. This provision will generally not limit liability under state or federal securities law.

         Section 302A.521 of the MBCA provides that a Minnesota business corporation shall indemnify any director, officer, employee or agent of the corporation made or threatened to be made a party to a proceeding, by reason of the former or present official capacity (as defined) of the person, against judgments, penalties, fines, settlements and reasonable expenses incurred by the person in connection with the proceeding if certain statutory standards are met. "Proceeding" means a threatened, pending or completed civil, criminal, administrative, arbitration or investigative proceeding, including one by or in the right of the corporation. Section 302A.521 contains detailed terms regarding such right of indemnification and reference is made thereto for a complete statement of such indemnification rights.

         Section 5.1 of Quantech's bylaws provides that each director, officer and employee of Quantech shall be indemnified by Quantech in accordance with, and to the fullest extent permissible by, applicable law. Quantech maintains an insurance policy covering director and officer liability.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of Quantech pursuant to the foregoing provisions, Quantech has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                              PLAN OF DISTRIBUTION

         Quantech is registering the shares on behalf of Quantech selling shareholders. As used in this prospectus, shareholders selling Quantech common stock pursuant to this prospectus includes donees and pledgees selling shares received after the date of this prospectus from a selling shareholder named in this prospectus. Upon Quantech being notified by a selling shareholder that a donee or pledgee intends to sell more than 500 shares, a supplement to this prospectus will be filed. All costs, expenses and fees incurred in connection with the registration of the shares offered hereby will be borne by Quantech. Brokerage commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the selling shareholders.

         Sales of shares may be effected by selling shareholders from time to time in one or more types of transactions, including block transactions, in the over-the-counter markets, in negotiated transactions, through put or call options on the shares and through short sales of shares. Shares may be sold at market prices prevailing at the time of sale or at negotiated prices. The shareholders of Quantech selling common stock pursuant to this prospectus may effect such transactions by selling shares directly to purchasers or to or through broker-dealers as principals or agents. Such brokers-dealers may receive compensation in the form of discounts, concessions or commissions from the selling shareholders and/or the purchasers of the shares. The selling shareholders have advised Quantech that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of shares by the selling shareholders.

         The selling shareholders and any broker-dealers that act in connection with the sale of shares might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act. Quantech has agreed to indemnify each selling shareholder against certain liabilities, including liabilities arising under the Securities Act. The selling shareholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act.

         Because selling shareholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, the selling shareholders will be subject to the prospectus delivery requirements of the Securities Act. Quantech has informed the selling shareholders that the anti-manipulative provisions of Regulation M promulgated under the Exchange Act may apply to their sales in the market.

         Selling shareholders also may resell all or a portion of the shares under this prospectus in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of such rule.

         Upon Quantech being notified by a selling shareholder that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Act, disclosing:

         - The name of each such selling shareholder and of the participating broker-dealer(s);

         - The number of shares involved;
         - The price at which such shares were sold;
         - The commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable;
         - That such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and
         - Other facts material to the transaction.

                                  LEGAL MATTERS

         The validity of the shares offered hereby will be passed upon for Quantech by Fredrikson & Byron, P.A.

                                     EXPERTS

         The financial statements of Quantech as of and for the years ended June 30, 2000 and 2001, included in this prospectus, have been audited by McGladrey & Pullen, L.L.P., independent auditors, as set forth in their report on such financial statements, which report includes an explanatory paragraph relating to the uncertainty about Quantech's ability to continue as a going concern.

                              AVAILABLE INFORMATION

         Quantech files annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission
("Commission"). You may read and copy any reports, statements or other information on file at the Commission's public reference room in Washington, D.C. You can request copies of those documents, upon payment of a duplicating fee, by writing to the Commission.

         Quantech has filed a Registration Statement on Form SB-2 with the Commission. This prospectus, which forms a part of the Registration Statement, does not contain all of the information included in the Registration Statement. Certain information is omitted and you should refer to the Registration Statement and its exhibits. With respect to references made in this prospectus to any contract or other document of Quantech, such references are not necessarily complete and you should refer to the exhibits attached to the Registration Statement for copies of the actual contract or document. You may review a copy of the Registration Statement at the Commission's public reference room at 450 Fifth Street, NW, Washington, D.C., 20549 and at the Commission's regional offices at CitiCorp Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661 and at 7 World Trade Center, Suite 1300, New York, New York 10048. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Quantech's Commission filings and the Registration Statement can also be reviewed by accessing the Commission's Internet web site at http://www.sec.gov.

                          QUANTECH LTD. AND SUBSIDIARY
                          (A DEVELOPMENT STAGE COMPANY)

                          CONSOLIDATED FINANCIAL REPORT

                                 MARCH 31, 2002
                                   (UNAUDITED)

                          QUANTECH LTD. AND SUBSIDIARY
                              FINANCIAL STATEMENTS

                                    CONTENTS




           INDEPENDENT AUDITOR'S REPORT                                                                F-1

           FINANCIAL STATEMENTS

              Consolidated balance sheets as of March 31, 2002
                 (unaudited) and June 30, 2001 and 2000                                          F-2 - F-3

              Consolidated statements of operations for the nine months ended
                 March 31, 2002 and 2001 (unaudited), the years ended June 30,
                 2001 and 2000, and the period from September 30, 1991 (date of inception) to March 31, 2002 (unaudited) F-4

              Consolidated statements of stockholders' equity (deficit) for the period from September 30, 1991 (date of inception) to
                 March 31, 2002 (unaudited)                                                     F-5 - F-12

              Consolidated statements of cash flows for the nine months ended
                 March 31, 2002 and 2001 (unaudited), the years ended June 30,
                 2001 and 2000, and the period from September 30, 1991 (date of inception) to March 31, 2002 (unaudited) F-13 - F-16

              Notes to consolidated financial statements                                       F-17 - F-35



                          INDEPENDENT AUDITOR'S REPORT


To the Stockholders and the Board of Directors
Quantech Ltd. and Subsidiary
Eagan, Minnesota

We have audited the accompanying consolidated balance sheets of Quantech Ltd. and Subsidiary (A Development Stage Company) as of June 30, 2001 and 2000, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Quantech Ltd. and Subsidiary (A Development Stage Company) as of June 30, 2001 and 2000, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company is a development stage company which has suffered significant losses from operations, requires significant additional financing, and ultimately needs to continue development of its product, obtain FDA approval, generate significant revenues, and successfully attain profitable operations to realize the value of its license agreement and to remain a going concern. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                                 McGladrey & Pullen, LLP

Minneapolis, Minnesota
September 12, 2001

QUANTECH LTD. AND SUBSIDIARY (A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED BALANCE SHEETS
MARCH 31, 2002 AND JUNE 30, 2001 AND 2000

                                                       MARCH 31,              June 30
                                                          2002      ---------------------------
ASSETS                                                (UNAUDITED)       2001           2000
                                                     ------------   ------------   ------------

Current Assets
   Cash and cash equivalents                         $    321,080   $  2,162,479   $  1,328,797
   8% demand note receivable from officer                 148,551        151,963        141,000
   Prepaid expenses                                        30,590         29,376         44,261
                                                     ------------   ------------   ------------
      TOTAL CURRENT ASSETS                                500,221      2,343,818      1,514,058
                                                     ------------   ------------   ------------

Property and Equipment
   Equipment                                            2,606,217      2,350,964      1,193,898
   Leasehold improvements                                 119,367         72,059         28,634
                                                     ------------   ------------   ------------
                                                        2,725,584      2,423,023      1,222,532

   Less accumulated depreciation                        1,128,168        619,183        278,088
                                                     ------------   ------------   ------------
                                                        1,597,416      1,803,840        944,444
                                                     ------------   ------------   ------------

Other Assets
   License agreement, at cost, less accumulated
      amortization (Note 4)                             1,510,953      1,755,924      2,082,553
   Patents                                                148,998        128,115         25,816
   Deposits                                                37,793         37,793         79,457
                                                     ------------   ------------   ------------
                                                        1,697,744      1,921,832      2,187,826
                                                     ------------   ------------   ------------
                                                     $  3,795,381   $  6,069,490   $  4,646,328
                                                     ============   ============   ============

See Notes to Consolidated Financial Statements.

                                                                   MARCH 31,
LIABILITIES AND STOCKHOLDERS'                                        2002                           June 30
EQUITY (DEFICIT)                                                  (UNAUDITED)        2001            2000
                                                                 ------------    ------------    ------------
Current Liabilities
   Short-term debt (Note 3)                                      $  4,320,747    $  1,931,871    $    750,000
   Current portion of capital lease obligation (Note 5)                    --              --          57,770
   Accounts payable                                                 1,740,614         871,699         614,592
   Accrued expenses                                                   183,610         203,234         142,513
   Deferred revenue (Note 4)                                          738,412       1,038,412              --
                                                                 ------------    ------------    ------------
         TOTAL CURRENT LIABILITIES                                  6,983,383       4,045,216       1,564,876
                                                                 ------------    ------------    ------------

Capital lease obligation, net of current portion (Note 5)                  --              --          46,009
                                                                 ------------    ------------    ------------

Deferred revenue (Note 4)                                           2,658,348       3,212,157              --
                                                                 ------------    ------------    ------------

Redeemable Series A Preferred Stock, converted to
   common stock in 2001 (Note 6)                                           --              --       4,495,245
                                                                 ------------    ------------    ------------

Minority Interest in Subsidiary                                            --              --         339,685
                                                                 ------------    ------------    ------------

Commitments and Contingencies (Notes 4 and 5)

Stockholders' Equity (Deficit) (Notes 2, 3, 4, 6, and 7)
   Common stock, no par value; authorized 59,913,000
   shares; issued and outstanding 18,583,712 and
   6,204,416 shares at June 30, 2001 and 2000,
   respectively                                                    33,508,613      33,479,786      19,959,765
Series B Preferred Stock, converted to common
   stock in 2001                                                           --              --       1,874,073
Series C Preferred Stock, converted to common
   stock in 2001                                                           --              --         973,100
Stock subscription receivable                                          (3,105)         (9,782)        (20,000)
Additional paid-in capital                                         14,981,342      11,297,626       7,313,828
Deficit accumulated during the development stage                  (54,333,200)    (45,955,513)    (31,900,252)
                                                                 ------------    ------------    ------------
                                                                   (5,846,350)     (1,187,883)     (1,799,486)
                                                                 ------------    ------------    ------------
                                                                 $  3,795,381    $  6,069,490    $  4,646,328
                                                                 ============    ============    ============

QUANTECH LTD. AND SUBSIDIARY (A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED STATEMENTS OF OPERATIONS

                                                 Nine Months Ended March 31                                      September 30,
                                                ----------------------------                                     1991 (Date of
                                                    2002            2001             Years Ended June 30         Inception) to
                                                ------------    ------------    ----------------------------    March 31, 2002
                                                         (Unaudited)                2001            2000          (Unaudited)
                                                ----------------------------    ------------    ------------    --------------

Net revenue (Note 2):
   Product sales                                $    300,000    $     40,000    $    952,495    $    150,000    $    1,402,495
   Licensing revenue                                 553,809          28,257         149,431              --           703,240
                                                ------------    ------------    ------------    ------------    --------------
              TOTAL                                  853,809          68,257       1,101,926         150,000         2,105,735
                                                ------------    ------------    ------------    ------------    --------------

Expenses:
   General and administrative                      3,415,220       2,053,834       2,993,702       1,876,930        18,615,005
   Marketing                                         182,652         822,461       1,031,981       1,059,063         2,699,778
   Research and development                        5,207,398       6,391,810       9,022,385       3,269,590        25,569,166
   Minimum royalty expense (Note 4)                       --              --              --          75,000         1,300,000
   Minority interest                                      --        (387,435)       (398,915)       (122,677)         (521,592)
   Other                                                  --              --              --              --           488,978
                                                ------------    ------------    ------------    ------------    --------------
                                                   8,805,270       8,880,670      12,649,153       6,157,906        48,151,335
                                                ------------    ------------    ------------    ------------    --------------

              LOSS FROM OPERATIONS                (7,951,461)     (8,812,413)    (11,547,227)     (6,007,906)      (46,045,600)

Other:
   Interest income                                    26,375         102,565         128,070          27,562           367,109
   Interest expense                                 (452,601)        (27,855)        (47,211)        (42,509)       (2,492,686)
                                                ------------    ------------    ------------    ------------    --------------
              LOSS BEFORE INCOME TAXES            (8,377,687)     (8,737,703)    (11,466,368)     (6,022,852)      (48,171,177)

Income taxes (Note 8)                                     --              --              --              --            42,595

                                                ------------    ------------    ------------    ------------    --------------
              NET LOSS                          $ (8,377,687)   $ (8,737,703)   $(11,466,368    $ (6,022,852)   $  (48,213,772)
                                                ============    ============    ============    ============    ==============

Net loss attributable to common stockholders:
   Net loss                                     $ (8,377,687)     (8,737,703)   $(11,466,368)   $ (6,022,853)
   Preferred stock accretion                              --        (118,249)       (118,249)       (410,445)
   Beneficial conversion feature of
     preferred stock                                      --      (2,470,644)     (2,470,644)     (2,742,670)
                                                ------------    ------------    ------------    ------------
              NET LOSS ATTRIBUTABLE TO
                 COMMON STOCKHOLDERS            $ (8,377,687)   $ (11,326,59)   $(14,055,261)   $ (9,175,968)
                                                ============    ============    ============    ============

Loss per basic and diluted common share         $      (0.45)   $      (0.79)   $      (0.91)   $      (2.12)
                                                ============    ============    ============    ============

Weighted-average common shares outstanding        18,617,334      14,340,522      15,362,555       4,335,846
                                                ============    ============    ============    ============


See Notes to Consolidated Financial Statements.

QUANTECH LTD. AND SUBSIDIARY (A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

                                                     Series B Preferred Stock  Series C Preferred Stock  Series D Preferred Stock
                                                     ------------------------  ------------------------  ------------------------
                                                        Shares                    Shares                    Shares
                                                        Issued       Amount       Issued       Amount       Issued       Amount
                                                      ----------   ----------   ----------   ----------   ----------   ----------

Balance, at inception                                         --   $       --           --   $       --           --   $       --
   Net loss                                                   --           --           --           --           --           --
   Common stock transactions:
      Common stock issued, October 1991                       --           --           --           --           --           --
      Common stock issued, November 1991                      --           --           --           --           --           --
      Common stock issuance costs                             --           --           --           --           --           --
   Cumulative translation adjustment                          --           --           --           --           --           --
                                                      ----------   ----------   ----------   ----------   ----------   ----------
Balance, December 31, 1991                                    --           --           --           --           --           --
   Net loss                                                   --           --           --           --           --           --
   Common stock transactions:
      Common stock issued, September 1992                     --           --           --           --           --           --
      Common stock issuance costs                             --           --           --           --           --           --
      8,000 shares of common stock to be issued               --           --           --           --           --           --
   Officer advances, net                                      --           --           --           --           --           --
   Cumulative translation adjustment                          --           --           --           --           --           --
   Elimination of cumulative translation adjustment           --           --           --           --           --           --
                                                      ----------   ----------   ----------   ----------   ----------   ----------
Balance, December 31, 1992                                    --           --           --           --           --           --
   Net loss                                                   --           --           --           --           --           --
   Common stock transactions:
      Common stock issued, January 1993                       --           --           --           --           --           --
      Common stock issued, April 1993                         --           --           --           --           --           --
      Change in common stock par value resulting
        from merger                                                        --           --           --           --           --
   Repayments                                                 --           --           --           --           --           --
                                                      ----------   ----------   ----------   ----------   ----------   ----------
Balance, June 30, 1993                                        --           --           --           --           --           --
   Net loss                                                   --           --           --           --           --           --
   12,000 shares of common stock to be issued                 --           --           --           --           --           --
   Repayments                                                 --           --           --           --           --           --
                                                      ----------   ----------   ----------   ----------   ----------   ----------
Balance, June 30, 1994                                        --           --           --           --           --           --
   Net loss                                                   --           --           --           --           --           --
   Common stock issued, June 1995                             --           --           --           --           --           --
   Warrants issued for services                               --           --           --           --           --           --
                                                      ----------   ----------   ----------   ----------   ----------   ----------
Balance, June 30, 1995                                        --           --           --           --           --           --
   Net loss                                                   --           --           --           --           --           --
   Common stock issued, net of issuance costs of
     $848,877:
      July 1995                                               --           --           --           --           --           --
      August 1995                                             --           --           --           --           --           --
      September 1995                                          --           --           --           --           --           --
      November 1995                                           --           --           --           --           --           --
      December 1995                                           --           --           --           --           --           --
      May 1996                                                --           --           --           --           --           --
      June 1996                                               --           --           --           --           --           --
   Payment received on subscription receivable                --           --           --           --           --           --
   Compensation expense recorded on stock options             --           --           --           --           --           --
                                                      ----------   ----------   ----------   ----------   ----------   ----------
Balance, June 30, 1996                                        --           --           --           --           --           --
   Net loss                                                   --           --           --           --           --           --
   Stock offering costs                                       --           --           --           --           --           --
   Common stock issued upon exercise of options
     and warrants:
      September 1996                                          --           --           --           --           --           --
      October 1996                                            --           --           --           --           --           --
      November 1996                                           --           --           --           --           --           --
      December 1996                                           --           --           --           --           --           --
      January 1997                                            --           --           --           --           --           --
      February 1997                                           --           --           --           --           --           --
      March 1997                                              --           --           --           --           --           --
   Payments received on subscription receivable               --           --           --           --           --           --
   Compensation expense recorded on stock options             --           --           --           --           --           --
   Common stock issued, June 1997                             --           --           --           --           --           --
   Warrants issued with notes payable                         --           --           --           --           --           --
                                                      ----------   ----------   ----------   ----------   ----------   ----------


                                  (Continued)



                                                               Comon Stock             Additional      Additional     Common Stock
                                                     -----------------------------      Paid-In      Paid for, but   Subscriptions
                                                     Shares Issued       Amount         Capital        Not Issued      Receivable
                                                     -------------    ------------    ------------   -------------   -------------

Balance, at inception                                           --    $         --    $         --    $         --    $         --
   Net loss                                                     --              --              --              --              --
   Common stock transactions:
      Common stock issued, October 1991                    160,000       3,154,574              --              --              --
      Common stock issued, November 1991                    30,000         611,746       1,788,254              --              --
      Common stock issuance costs                               --              --        (889,849)             --              --
   Cumulative translation adjustment                            --              --              --              --              --
                                                     -------------    ------------    ------------    ------------    ------------
Balance, December 31, 1991                                 190,000       3,766,320         898,405              --              --
   Net loss                                                     --              --              --              --              --
   Common stock transactions:
      Common stock issued, September 1992                   35,000         699,033         875,967              --         (53,689)
      Common stock issuance costs                               --              --        (312,755)             --              --
      8,000 shares of common stock to be issued                 --              --              --         120,000              --
   Officer advances, net                                        --              --              --              --              --
   Cumulative translation adjustment                            --              --              --              --              --
   Elimination of cumulative translation adjustment             --              --              --              --              --
                                                     -------------    ------------    ------------    ------------    ------------
Balance, December 31, 1992                                 225,000       4,465,353       1,461,617         120,000         (53,689)
   Net loss                                                     --              --              --              --              --
   Common stock transactions:
      Common stock issued, January 1993                      8,000           1,600         118,400        (120,000)             --
      Common stock issued, April 1993                        1,500             300          11,700              --              --
      Change in common stock par value resulting
        from merger                                             --      (4,420,353)      4,420,353              --              --
   Repayments                                                   --              --              --              --              --
                                                     -------------    ------------    ------------    ------------    ------------
Balance, June 30, 1993                                     234,500          46,900       6,012,070              --         (53,689)
   Net loss                                                     --              --              --              --              --
   12,000 shares of common stock to be issued                   --              --              --          30,000              --
   Repayments                                                   --              --              --              --          53,689
                                                     -------------    ------------    ------------    ------------    ------------
Balance, June 30, 1994                                     234,500          46,900       6,012,070          30,000              --
   Net loss                                                     --              --              --              --              --
   Common stock issued, June 1995                          107,500          21,500         276,068         (30,000)        (20,000)
   Warrants issued for services                                 --              --          40,200              --              --
                                                     -------------    ------------    ------------    ------------    ------------
Balance, June 30, 1995                                     342,000          68,400       6,328,338              --         (20,000)
   Net loss                                                     --              --              --              --              --
   Common stock issued, net of issuance costs
     of $848,877:
      July 1995                                            308,000          61,600       1,304,450              --              --
      August 1995                                           35,880           7,176         161,460              --              --
      September 1995                                       690,364         138,073       2,370,389              --              --
      November 1995                                         94,892          18,978         425,482              --              --
      December 1995                                        560,857         112,172       1,292,473              --              --
      May 1996                                             313,750          62,750       3,300,422              --              --
      June 1996                                                252              51           3,650              --              --
   Payment received on subscription receivable                (960)           (192)        (14,808)             --          20,000
   Compensation expense recorded on stock options               --              --         125,000              --              --
                                                     -------------    ------------    ------------    ------------    ------------
Balance, June 30, 1996                                   2,345,035         469,008      15,296,856              --              --
   Net loss                                                     --              --              --              --              --
   Stock offering costs                                         --              --         (12,310)             --              --
   Common stock issued upon exercise of options
     and warrants:
      September 1996                                           500             100           2,400              --              --
      October 1996                                           8,500           1,700          40,800              --              --
      November 1996                                            750             150           3,600              --              --
      December 1996                                         13,500           2,700          64,800              --         (57,500)
      January 1997                                           1,000             200           4,800              --              --
      February 1997                                          7,500           1,500          17,250              --              --
      March 1997                                             7,000           1,400          33,600              --              --
   Payments received on subscription receivable                 --              --              --              --          57,500
   Compensation expense recorded on stock options               --              --          48,000              --              --

   Common stock issued, June 1997                           18,250           3,650         105,850              --              --
   Warrants issued with notes payable                           --              --             371              --              --
                                                     -------------    ------------    ------------    ------------    ------------


                                                                        Deficit
                                                                      Accumulated     Accumulated
                                                     Common Stock      During the         Other
                                                       Due From       Development    Comprehensive
                                                       Officers          Stage          Income
                                                     ------------    ------------    ------------

Balance, at inception                                $         --    $         --    $         --
   Net loss                                                    --        (594,620)             --
   Common stock transactions:
      Common stock issued, October 1991                        --              --              --
      Common stock issued, November 1991                       --              --              --
      Common stock issuance costs                              --              --              --
   Cumulative translation adjustment                           --              --         387,754
                                                     ------------    ------------    ------------
Balance, December 31, 1991                                     --        (594,620)        387,754
   Net loss                                                    --      (2,880,988)             --
   Common stock transactions:
      Common stock issued, September 1992                      --              --              --
      Common stock issuance costs                              --              --              --
      8,000 shares of common stock to be issued                --              --              --
   Officer advances, net                                  (27,433)             --              --
   Cumulative translation adjustment                           --              --        (209,099)
   Elimination of cumulative translation adjustment            --              --        (178,655)
                                                     ------------    ------------    ------------
Balance, December 31, 1992                                (27,433)     (3,475,608)             --
   Net loss                                                    --        (996,089)             --
   Common stock transactions:
      Common stock issued, January 1993                        --              --              --
      Common stock issued, April 1993                          --              --              --
      Change in common stock par value resulting
        from merger                                            --              --              --
   Repayments                                               5,137              --              --
                                                     ------------    ------------    ------------
Balance, June 30, 1993                                    (22,296)     (4,471,697)             --
   Net loss                                                    --      (1,543,888)             --
   12,000 shares of common stock to be issued                  --              --              --
   Repayments                                              22,296              --              --
                                                     ------------    ------------    ------------
Balance, June 30, 1994                                         --      (6,015,585)             --
   Net loss                                                    --      (2,070,292)             --
   Common stock issued, June 1995                              --              --              --
   Warrants issued for services                                --              --              --
                                                     ------------    ------------    ------------
Balance, June 30, 1995                                         --      (8,085,877)             --
   Net loss                                                    --      (2,396,963)             --
   Common stock issued, net of issuance costs
     of $848,877:
      July 1995                                                --              --              --
      August 1995                                              --              --              --
      September 1995                                           --              --              --
      November 1995                                            --              --              --
      December 1995                                            --              --              --
      May 1996                                                 --              --              --
      June 1996                                                --              --              --
   Payment received on subscription receivable                 --              --              --
   Compensation expense recorded on stock options              --              --              --
                                                     ------------    ------------    ------------
Balance, June 30, 1996                                         --     (10,482,840)             --
   Net loss                                                    --      (3,925,460)             --
   Stock offering costs                                        --              --              --
   Common stock issued upon exercise of options
     and warrants:
      September 1996                                           --              --              --
      October 1996                                             --              --              --
      November 1996                                            --              --              --
      December 1996                                            --              --              --
      January 1997                                             --              --              --
      February 1997                                            --              --              --
      March 1997                                               --              --              --
   Payments received on subscription receivable                --              --              --
   Compensation expense recorded on stock options              --              --              --

   Common stock issued, June 1997                              --              --              --
   Warrants issued with notes payable                          --              --              --
                                                     ------------    ------------    ------------

QUANTECH LTD. AND SUBSIDIARY (A DEVELOPMENT STAGE COMPANY)

                                                                     Series B Preferred Stock       Series C Preferred Stock
                                                                    ---------------------------   ---------------------------
                                                                       Shares                        Shares
                                                                       Issued         Amount         Issued         Amount
                                                                    ------------   ------------   ------------   ------------

Balance, June 30, 1997                                                        --             --             --             --
   Net loss                                                                   --             --             --             --
   Conversion of common stock from par value to no par value                  --             --             --             --
   Common stock issued for license agreement:
      September 1997                                                          --             --             --             --
   Common stock issued for equipment and services received:
      March 1998                                                              --             --             --             --
   Warrants issued for services received:
      March 1998                                                              --             --             --             --
      April 1998                                                              --             --             --             --
   Warrants issued with notes payable                                         --             --             --             --
   Amount attributable to value of debt conversion feature                    --             --             --             --
   Warrants issued for license agreement:
      December 1997                                                           --             --             --             --
   Compensation expense recorded on stock options                             --             --             --             --
   Adjustment of fractional shares due to 1-for-20 reverse stock              --             --             --             --
                                                                    ------------   ------------   ------------   ------------
Balance, June 30, 1998                                                        --             --             --             --
   Net loss                                                                   --             --             --             --
   Warrants issued with notes payable                                         --             --             --             --
   Common stock issued upon conversion of notes payable:
      July 1998                                                               --             --             --             --
      September 1998                                                          --             --             --             --
      October 1998                                                            --             --             --             --
   Common stock issued upon exercise of warrant:
      August 1998                                                             --             --             --             --
   Common stock issued for equipment and services received:
      July 1998                                                               --             --             --             --
      August 1998                                                             --             --             --             --
      September 1998                                                          --             --             --             --
      December 1998                                                           --             --             --             --
   Stock options issued for services:
      October 1998                                                            --             --             --             --
   Common stock issued upon conversion of preferred stock:
      November 1998                                                           --             --             --             --
      January 1999                                                            --             --             --             --
      March 1999                                                              --             --             --             --
      April 1999                                                              --             --             --             --
   Warrants issued for acquisition of engineering development agreement:
      November 1998                                                           --             --             --             --
   Compensation expense recorded on stock options                             --             --             --             --
   Warrants issued in conjunction with Series A Preferred Stock               --             --             --             --
   Accretion to redemption value of Series A redeemable Preferred             --             --             --             --
   Issuance of Series B Preferred Stock                                  623,334        891,500             --             --
                                                                    ------------   ------------   ------------   ------------
Balance, June 30, 1999                                                   623,334        891,500             --             --
   Net loss                                                                   --             --             --             --
   Common stock issued February 2000                                          --             --             --             --
   Series B Preferred Stock issued:
      July 1999                                                          216,666        291,829             --             --
      August 1999                                                         86,667        116,989             --             --
      September 1999                                                      16,667         22,500             --             --
      October 1999 - adjust price to $1.00 (Note 6)                      471,666             --             --             --
      November 1999                                                      100,000        100,000             --             --
      December 1999                                                      480,000        472,500             --             --
      January 2000                                                       600,000        425,500             --             --
      February 2000                                                    1,318,000        732,755             --             --
   Beneficial conversion expense on Series B Preferred Stock                  --             --             --             --


                                                                        Series D Preferred Stock
                                                                      ---------------------------
                                                                         Shares
                                                                         Issued         Amount
                                                                      ------------   ------------

Balance, June 30, 1997                                                          --             --
   Net loss                                                                     --             --
   Conversion of common stock from par value to no par value                    --             --
   Common stock issued for license agreement:
      September 1997                                                            --             --
   Common stock issued for equipment and services received:
      March 1998                                                                --             --
   Warrants issued for services received:
      March 1998                                                                --             --
      April 1998                                                                --             --
   Warrants issued with notes payable                                           --             --
   Amount attributable to value of debt conversion feature                      --             --
   Warrants issued for license agreement:
      December 1997                                                             --             --
   Compensation expense recorded on stock options                               --             --
   Adjustment of fractional shares due to 1-for-20 reverse stock                --             --
                                                                      ------------   ------------
Balance, June 30, 1998                                                          --             --
   Net loss                                                                     --             --
   Warrants issued with notes payable                                           --             --
   Common stock issued upon conversion of notes payable:
      July 1998                                                                 --             --
      September 1998                                                            --             --
      October 1998                                                              --             --
   Common stock issued upon exercise of warrant:
      August 1998                                                               --             --
   Common stock issued for equipment and services received:
      July 1998                                                                 --             --
      August 1998                                                               --             --
      September 1998                                                            --             --
      December 1998                                                             --             --
   Stock options issued for services:
      October 1998                                                              --             --
   Common stock issued upon conversion of preferred stock:
      November 1998                                                             --             --
      January 1999                                                              --             --
      March 1999                                                                --             --
      April 1999                                                                --             --
   Warrants issued for acquisition of engineering development agreement:
      November 1998                                                             --             --
   Compensation expense recorded on stock options                               --             --
   Warrants issued in conjunction with Series A Preferred Stock                 --             --
   Accretion to redemption value of Series A redeemable Preferred               --             --
   Issuance of Series B Preferred Stock                                         --             --
                                                                      ------------   ------------
Balance, June 30, 1999                                                          --             --
   Net loss                                                                     --             --
   Common stock issued February 2000                                            --             --
   Series B Preferred Stock issued:
      July 1999                                                                 --             --
      August 1999                                                               --             --
      September 1999                                                            --             --
      October 1999 - adjust price to $1.00 (Note 6)                             --             --
      November 1999                                                             --             --
      December 1999                                                             --             --
      January 2000                                                              --             --
      February 2000                                                             --             --
   Beneficial conversion expense on Series B Preferred Stock                    --             --



                                                                           Common Stock             Additional     Common Stock
                                                                   -----------------------------      Paid-In     Paid for, but
                                                                   Shares Issued        Amount        Capital       Not Issued
                                                                   -------------    ------------   ------------   -------------

Balance, June 30, 1997                                                 2,402,035         480,408     15,606,017              --
   Net loss                                                                   --              --             --              --
   Conversion of common stock from par value to no par value                  --      15,392,446    (15,392,446)             --
   Common stock issued for license agreement:
      September 1997                                                     150,000         390,000             --              --
   Common stock issued for equipment and services received:
      March 1998                                                          13,078          45,584             --              --
   Warrants issued for services received:
      March 1998                                                              --              --         15,215              --
      April 1998                                                              --              --            500              --
   Warrants issued with notes payable                                         --              --            939              --
   Amount attributable to value of debt conversion feature                    --              --        988,444              --
   Warrants issued for license agreement:
      December 1997                                                           --              --        230,000              --
   Compensation expense recorded on stock options                             --              --         28,000              --
   Adjustment of fractional shares due to 1-for-20 reverse stock             (73)             --             --              --
                                                                    ------------    ------------   ------------    ------------
Balance, June 30, 1998                                                 2,565,040      16,308,438      1,476,669              --
   Net loss                                                                   --              --             --              --
   Warrants issued with notes payable                                         --              --             76              --
   Common stock issued upon conversion of notes payable:
      July 1998                                                            2,000           7,060             --              --
      September 1998                                                       3,400          12,002             --              --
      October 1998                                                        25,000          18,750             --              --
   Common stock issued upon exercise of warrant:
      August 1998                                                          2,045           5,114             --              --
   Common stock issued for equipment and services received:
      July 1998                                                            5,714          20,000             --              --
      August 1998                                                          9,196          27,589             --              --
      September 1998                                                      12,557          11,318             --              --
      December 1998                                                        6,078           5,688             --              --
   Stock options issued for services:
      October 1998                                                            --              --         42,000              --
   Common stock issued upon conversion of preferred stock:
      November 1998                                                       74,052          55,539             --              --
      January 1999                                                        15,952          11,964             --              --
      March 1999                                                             500             375             --              --
      April 1999                                                          20,000          15,000             --              --
   Warrants issued for acquisition of engineering development agreement:
      November 1998                                                           --              --        554,000              --
   Compensation expense recorded on stock options                             --              --         43,000              --
   Warrants issued in conjunction with Series A Preferred Stock               --              --        227,000              --
   Accretion to redemption value of Series A redeemable Preferred             --              --             --              --
   Issuance of Series B Preferred Stock                                       --              --             --              --
                                                                    ------------    ------------   ------------    ------------
Balance, June 30, 1999                                                 2,741,534      16,498,837      2,342,745              --
   Net loss                                                                   --              --             --              --
   Common stock issued February 2000                                     125,000         187,500             --              --
   Series B Preferred Stock issued:
      July 1999                                                               --              --             --              --
      August 1999                                                             --              --             --              --
      September 1999                                                          --              --             --              --
      October 1999 - adjust price to $1.00 (Note 6)                           --              --             --              --
      November 1999                                                           --              --             --              --
      December 1999                                                           --              --             --              --
      January 2000                                                            --              --             --              --
      February 2000                                                           --              --             --              --
   Beneficial conversion expense on Series B Preferred Stock                  --              --      1,769,570              --


                                                                                                      Deficit
                                                                                                    Accumulated     Accumulated
                                                                     Common Stock                    During the        Other
                                                                    Subscriptions      Due From     Development    Comprehensive
                                                                      Receivable       Officers         Stage          Income
                                                                    -------------    ------------   ------------   -------------

Balance, June 30, 1997                                                        --              --    (14,408,300)             --
   Net loss                                                                   --              --     (3,648,748)             --
   Conversion of common stock from par value to no par value                  --              --             --              --
   Common stock issued for license agreement:
      September 1997                                                          --              --             --              --
   Common stock issued for equipment and services received:
      March 1998                                                              --              --             --              --
   Warrants issued for services received:
      March 1998                                                              --              --             --              --
      April 1998                                                              --              --             --              --
   Warrants issued with notes payable                                         --              --             --              --
   Amount attributable to value of debt conversion feature                    --              --             --              --
   Warrants issued for license agreement:
      December 1997                                                           --              --             --              --
   Compensation expense recorded on stock options                             --              --             --              --
   Adjustment of fractional shares due to 1-for-20 reverse stock              --              --             --              --
                                                                    ------------    ------------   ------------    ------------
Balance, June 30, 1998                                                        --              --    (18,057,048)             --
   Net loss                                                                   --              --     (4,289,816)             --
   Warrants issued with notes payable                                         --              --             --              --
   Common stock issued upon conversion of notes payable:
      July 1998                                                               --              --             --              --
      September 1998                                                          --              --             --              --
      October 1998                                                            --              --             --              --
   Common stock issued upon exercise of warrant:
      August 1998                                                             --              --             --              --
   Common stock issued for equipment and services received:
      July 1998                                                               --              --             --              --
      August 1998                                                             --              --             --              --
      September 1998                                                          --              --             --              --
      December 1998                                                           --              --             --              --
   Stock options issued for services:
      October 1998                                                            --              --             --              --
   Common stock issued upon conversion of preferred stock:
      November 1998                                                           --              --             --              --
      January 1999                                                            --              --             --              --
      March 1999                                                              --              --             --              --
      April 1999                                                              --              --             --              --
   Warrants issued for acquisition of engineering development agreement:
      November 1998                                                           --              --             --              --
   Compensation expense recorded on stock options                             --              --             --              --
   Warrants issued in conjunction with Series A Preferred Stock               --              --             --              --
   Accretion to redemption value of Series A redeemable Preferred             --              --       (377,420)             --
   Issuance of Series B Preferred Stock                                  (60,000)             --             --              --
                                                                    ------------    ------------   ------------    ------------
Balance, June 30, 1999                                                   (60,000)             --    (22,724,284)             --
   Net loss                                                                   --              --     (6,022,853)             --
   Common stock issued February 2000                                      (4,500)             --             --              --
   Series B Preferred Stock issued:
      July 1999                                                               --              --             --              --
      August 1999                                                             --              --             --              --
      September 1999                                                          --              --             --              --
      October 1999 - adjust price to $1.00 (Note 6)                           --              --             --              --
      November 1999                                                           --              --             --              --
      December 1999                                                      (20,000)             --             --              --
      January 2000                                                            --              --             --              --
      February 2000                                                           --              --             --              --
   Beneficial conversion expense on Series B Preferred Stock                  --              --     (1,769,570)             --

                                  (Continued)

QUANTECH LTD. AND SUBSIDIARY (A DEVELOPMENT STAGE COMPANY)

                                                                Series B Preferred Stock        Series C Preferred Stock
                                                              ----------------------------    ----------------------------
                                                                Shares                           Shares
                                                                Issued           Amount          Issued          Amount
                                                              ------------    ------------    ------------    ------------

Balance, June 30, 1999 (continued)
   Common stock issued upon conversion of
      preferred stock:
      July 1999                                                         --              --              --              --
      August 1999                                                  (33,333)        (50,000)             --              --
      September 1999                                                    --              --              --              --
      October 1999                                                      --              --              --              --
      December 1999                                                     --              --              --              --
      January 2000                                                (880,000)       (880,000)             --              --
      February 2000                                                     --              --              --              --
      March 2000                                                   (75,000)        (72,500)             --              --
      April 2000                                                  (180,000)       (177,000)             --              --
      May 2000                                                          --              --              --              --
      June 2000                                                         --              --              --              --
   Common stock issued upon exercise of warrants:
      September 1999                                                    --              --              --              --
      February 2000                                                     --              --              --              --
      March 2000                                                        --              --              --              --
      May 2000                                                          --              --              --              --
      June 2000                                                         --              --              --              --
   Warrants issued:
      September 1999                                                    --              --              --              --
      November 1999                                                     --              --              --              --
      January 2000                                                      --              --              --              --
      February 2000                                                     --              --              --              --
      March 2000                                                        --              --              --              --
   Common stock issued upon exercise of options:
      January 2000                                                      --              --              --              --
      February 2000                                                     --              --              --              --
      June 2000                                                         --              --              --              --
   Common stock issued for equipment and services received:
      January 2000                                                      --              --              --              --
      February 2000                                                     --              --              --              --
   Series C Preferred Stock issued:
      February 2000                                                     --              --       1,000,000         973,100
      Beneficial conversion expense on Series C                         --              --              --              --
        Preferred Stock
   Compensation recorded on stock options                               --              --              --              --
   Subsidiary stock issued                                              --              --              --              --
   Payments received on subscriptions receivable                        --              --              --              --
   Accretion to redemption value of Series A                            --              --              --              --
   redeemable Preferred
                                                              ------------    ------------    ------------    ------------
Balance June 30, 2000                                            2,744,667       1,874,073       1,000,000         973,100
   Net loss                                                             --              --              --              --
   Series D Preferred Stock issued:
      August 2000                                                       --              --              --              --
      September 2000                                                    --              --              --              --
      October 2000                                                      --              --              --              --
   Common stock issued upon conversion of preferred stock:
      September 2000                                               (25,000)        (22,500)             --              --
      October 2000                                              (2,719,667)     (1,851,573)     (1,000,000)       (973,100)
   Common stock issued upon exercise of warrants:
      October 2000                                                      --              --              --              --


                                                                Series D Preferred Stock
                                                              ----------------------------
                                                                Shares
                                                                Issued           Amount
                                                              ------------    ------------

Balance, June 30, 1999 (continued)
   Common stock issued upon conversion of
      preferred stock:
      July 1999                                                         --              --
      August 1999                                                       --              --
      September 1999                                                    --              --
      October 1999                                                      --              --
      December 1999                                                     --              --
      January 2000                                                      --              --
      February 2000                                                     --              --
      March 2000                                                        --              --
      April 2000                                                        --              --
      May 2000                                                          --              --
      June 2000                                                         --              --
   Common stock issued upon exercise of warrants:
      September 1999                                                    --              --
      February 2000                                                     --              --
      March 2000                                                        --              --
      May 2000                                                          --              --
      June 2000                                                         --              --
   Warrants issued:
      September 1999                                                    --              --
      November 1999                                                     --              --
      January 2000                                                      --              --
      February 2000                                                     --              --
      March 2000                                                        --              --
   Common stock issued upon exercise of options:
      January 2000                                                      --              --
      February 2000                                                     --              --
      June 2000                                                         --              --
   Common stock issued for equipment and services received:
      January 2000                                                      --              --
      February 2000                                                     --              --
   Series C Preferred Stock issued:
      February 2000                                                     --              --
      Beneficial conversion expense on Series C                         --              --
        Preferred Stock
   Compensation recorded on stock options                               --              --
   Subsidiary stock issued                                              --              --
   Payments received on subscriptions receivable                        --              --
   Accretion to redemption value of Series A                            --              --
   redeemable Preferred
                                                              ------------    ------------
Balance June 30, 2000                                                   --              --
   Net loss                                                             --              --
   Series D Preferred Stock issued:
      August 2000                                                1,462,400       2,817,482
      September 2000                                               533,600       1,123,817
      October 2000                                                 933,800       1,613,840
   Common stock issued upon conversion of preferred stock:
      September 2000                                                    --              --
      October 2000                                              (2,929,800)     (5,555,139)
   Common stock issued upon exercise of warrants:
      October 2000                                                      --              --

                                   (Continued)



                                                                           Common Stock             Additional   Common Stock
                                                                   ----------------------------      Paid-In     Paid for, but
                                                                   Shares Issued      Amount         Capital       Not Issued
                                                                   -------------   ------------   ------------   ------------

Balance, June 30, 1999 (continued)
   Common stock issued upon conversion of
      preferred stock:
      July 1999                                                           32,000         24,000             --             --
      August 1999                                                        179,121        159,341             --             --
      September 1999                                                      80,852         60,639             --             --
      October 1999                                                        50,000         37,500             --             --
      December 1999                                                       13,252          9,939             --             --
      January 2000                                                       890,000        887,500             --             --
      February 2000                                                      866,664        649,998             --             --
      March 2000                                                          89,000         83,000             --             --
      April 2000                                                         226,880        212,160             --             --
      May 2000                                                            68,864         51,648             --             --
      June 2000                                                           42,824         32,118             --             --
   Common stock issued upon exercise of warrants:
      September 1999                                                     454,545        500,000             --             --
      February 2000                                                       24,256         18,192             --             --
      March 2000                                                          60,263        147,835             --             --
      May 2000                                                            39,708         67,318             --             --
      June 2000                                                            7,321          7,553             --             --
   Warrants issued:
      September 1999                                                          --             --         10,000             --
      November 1999                                                           --             --         15,000             --
      January 2000                                                            --             --        152,000             --
      February 2000                                                           --             --        469,000             --
      March 2000                                                              --             --             25             --
   Common stock issued upon exercise of options:
      January 2000                                                         2,000          2,750             --             --
      February 2000                                                          200            226             --             --
      June 2000                                                            7,001          8,751             --             --
   Common stock issued for equipment and services received:
      January 2000                                                         2,275          2,276             --             --
      February 2000                                                      200,856        310,684             --             --
   Series C Preferred Stock issued:
      February 2000                                                           --             --             --             --
      Beneficial conversion expense on Series C Preferred Stock               --             --        973,100             --
   Compensation recorded on stock options                                     --             --        332,300             --
   Subsidiary stock issued                                                    --             --      1,250,088             --
   Payments received on subscriptions receivable                              --             --             --             --
   Accretion to redemption value of Series A redeemable Preferred             --             --             --             --
                                                                    ------------   ------------   ------------   ------------
Balance June 30, 2000                                                  6,204,416     19,959,765      7,313,828             --
   Net loss                                                                   --             --             --             --
   Series D Preferred Stock issued:
      August 2000                                                         14,108         10,581             --             --
      September 2000                                                      25,000         22,500             --             --
      October 2000                                                            --             --             --             --
   Common stock issued upon conversion of preferred stock:
      September 2000                                                          --             --             --             --
      October 2000                                                    12,055,063     12,982,725             --             --
   Common stock issued upon exercise of warrants:
      October 2000                                                         1,125            844             --             --


                                                                                                     Deficit
                                                                                                   Accumulated     Accumulated
                                                                     Common Stock                   During the        Other
                                                                    Subscriptions     Due From     Development    Comprehensive
                                                                     Receivable       Officers        Stage          Income
                                                                    ------------    ------------   ------------   -------------

Balance, June 30, 1999 (continued)
   Common stock issued upon conversion of
      preferred stock:
      July 1999                                                               --              --             --              --
      August 1999                                                             --              --             --              --
      September 1999                                                          --              --             --              --
      October 1999                                                            --              --             --              --
      December 1999                                                           --              --             --              --
      January 2000                                                            --              --             --              --
      February 2000                                                           --              --             --              --
      March 2000                                                              --              --             --              --
      April 2000                                                              --              --             --              --
      May 2000                                                                --              --             --              --
      June 2000                                                               --              --             --              --
   Common stock issued upon exercise of warrants:
      September 1999                                                          --              --             --              --
      February 2000                                                           --              --             --              --
      March 2000                                                              --              --             --              --
      May 2000                                                                --              --             --              --
      June 2000                                                               --              --             --              --
   Warrants issued:
      September 1999                                                     (10,000)             --             --              --
      November 1999                                                      (15,000)             --             --              --
      January 2000                                                            --              --             --              --
      February 2000                                                           --              --             --              --
      March 2000                                                              --              --             --              --
   Common stock issued upon exercise of options:
      January 2000                                                            --              --             --              --
      February 2000                                                           --              --             --              --
      June 2000                                                               --              --             --              --
   Common stock issued for equipment and services received:
      January 2000                                                            --              --             --              --
      February 2000                                                           --              --             --              --
   Series C Preferred Stock issued:
      February 2000                                                           --              --             --              --
      Beneficial conversion expense on Series C Preferred Stock               --              --       (973,100)             --
   Compensation recorded on stock options                                     --              --             --              --
   Subsidiary stock issued                                                    --              --             --              --
   Payments received on subscriptions receivable                          89,500              --             --              --
   Accretion to redemption value of Series A redeemable Preferred             --              --       (410,445)             --
                                                                    ------------    ------------   ------------    ------------
Balance June 30, 2000                                                    (20,000)             --    (31,900,252)             --
   Net loss                                                                   --              --    (11,466,368)             --
   Series D Preferred Stock issued:
      August 2000                                                             --              --             --              --
      September 2000                                                          --              --             --              --
      October 2000                                                            --              --             --              --
   Common stock issued upon conversion of preferred stock:
      September 2000                                                          --              --             --              --
      October 2000                                                            --              --             --              --
   Common stock issued upon exercise of warrants:
      October 2000                                                            --              --             --              --

                                                        Series B Preferred Stock      Series C Preferred Stock
                                                      ---------------------------   ---------------------------
                                                          Shares                       Shares
                                                          Issued        Amount         Issued         Amount
                                                      ------------   ------------   ------------   ------------

Balance June 30, 2000 (continued)
   Warrants issued:
      August 2000                                               --             --             --             --
      September 2000                                            --             --             --             --
      October 2000                                              --             --             --             --
      November 2000                                             --             --             --             --
      December 2000                                             --             --             --             --
      April 2001                                                --             --             --             --
   Common stock issued:
      October 2000                                              --             --             --             --
      November 2000                                             --             --             --             --
      December 2000                                             --             --             --             --
   Beneficial conversion expense on Series D
      Preferred Stock                                           --             --             --             --
   Compensation recorded on stock options                       --             --             --             --
   Subsidiary stock and warrant issued                          --             --             --             --
   Payments received on subscriptions receivable                --             --             --             --
   Accretion to redemption value of Series A
      redeemable Preferred Stock                                --             --             --             --
                                                      ------------   ------------   ------------   ------------
Balance June 30, 2001                                           --             --             --             --
   Unaudited:
      Net loss                                                  --             --             --             --
      Warrants issued with notes payable                        --             --             --             --
      Amount attributable to value of debt
         conversion feature                                     --             --             --             --
      Compensation expense recorded on
         subsidiary stock options                               --             --             --             --
      Warrants issued:
         October 2001                                           --             --             --             --
         November 2001                                          --             --             --             --
         December 2001                                          --             --             --             --
         February 2002                                          --             --             --             --
      Common stock issued:
         February 2002                                          --             --             --             --
      Subsidiary stock and warrant issued                       --             --             --             --
      Gain on sale of subsidiary stock                          --             --             --             --
      Payments received on subscriptions receivable             --             --             --             --
                                                      ------------   ------------   ------------   ------------
Balance March 31, 2002 (unaudited)                              --   $         --             --   $         --
                                                      ============   ============   ============   ============


                                                        Series D Preferred Stock
                                                      ---------------------------
                                                         Shares
                                                         Issued         Amount
                                                      ------------   ------------
Balance June 30, 2000 (continued)
   Warrants issued:
      August 2000                                               --             --
      September 2000                                            --             --
      October 2000                                              --             --
      November 2000                                             --             --
      December 2000                                             --             --
      April 2001                                                --             --
   Common stock issued:
      October 2000                                              --             --
      November 2000                                             --             --
      December 2000                                             --             --
   Beneficial conversion expense on Series D
      Preferred Stock                                           --             --
   Compensation recorded on stock options                       --             --
   Subsidiary stock and warrant issued                          --             --
   Payments received on subscriptions receivable                --             --
   Accretion to redemption value of Series A
      redeemable Preferred Stock                                --             --
                                                      ------------   ------------
Balance June 30, 2001                                           --             --
   Unaudited:
      Net loss                                                  --             --
      Warrants issued with notes payable                        --             --
      Amount attributable to value of debt
         conversion feature                                     --             --
      Compensation expense recorded on
         subsidiary stock options                               --             --
      Warrants issued:
         October 2001                                           --             --
         November 2001                                          --             --
         December 2001                                          --             --
         February 2002                                          --             --
      Common stock issued:
         February 2002                                          --             --
      Subsidiary stock and warrant issued                       --             --
      Gain on sale of subsidiary stock                          --             --
      Payments received on subscriptions receivable             --             --
                                                      ------------   ------------
Balance March 31, 2002 (unaudited)                              --   $         --
                                                      ============   ============


See Notes to Consolidated Financial Statements

                                                                Common Stock              Additional      Common Stock
                                                      -------------------------------      Paid-In        Paid for, but
                                                       Shares Issued       Amount          Capital         Not Issued
                                                      --------------   --------------   --------------   --------------

Balance June 30, 2000 (continued)
   Warrants issued:
      August 2000                                                 --               --          576,000               --
      September 2000                                              --               --          206,000               --
      October 2000                                                --               --          401,868               --
      November 2000                                               --               --           34,225               --
      December 2000                                               --               --           40,850               --
      April 2001                                                  --               --           75,000               --
   Common stock issued:
      October 2000                                            56,000           65,371               --               --
      November 2000                                          178,000          366,300               --               --
      December 2000                                           50,000           71,700               --               --
   Beneficial conversion expense on Series D
      Preferred Stock                                             --               --        2,470,644               --
   Compensation recorded on stock options                         --               --           22,441               --
   Subsidiary stock and warrant issued                            --               --          156,770               --
   Payments received on subscriptions receivable                  --               --               --               --
   Accretion to redemption value of Series A
      redeemable Preferred Stock                                  --               --               --               --
                                                      --------------   --------------   --------------   --------------
Balance June 30, 2001                                     18,583,712       33,479,786       11,297,626               --
   Unaudited:
      Net loss                                                    --               --               --               --
      Warrants issued with notes payable                          --               --          163,950               --
      Amount attributable to value of debt
         conversion feature                                       --               --          310,104               --
      Compensation expense recorded on
         subsidiary stock options                                 --               --          862,368               --
      Warrants issued:
         October 2001                                             --               --            9,700               --
         November 2001                                            --               --           10,400               --
         December 2001                                            --               --           64,650               --
         February 2002                                            --               --           73,000               --
      Common stock issued:
         February 2002                                        82,363           28,827               --               --
      Subsidiary stock and warrant issued                         --               --        1,929,544               --
      Gain on sale of subsidiary stock                            --               --          260,000               --
      Payments received on subscriptions receivable               --               --               --               --
                                                      --------------   --------------   --------------   --------------
Balance March 31, 2002 (unaudited)                    $   18,666,075   $   33,508,613   $   14,981,342   $           --
                                                      ==============   ==============   ==============   ==============


                                                                                            Deficit
                                                                                          Accumulated      Accumulated
                                                        Common Stock                      During the         Other
                                                       Subscriptions      Due From        Development     Comprehensive
                                                        Receivable        Officers           Stage          Income
                                                      --------------   --------------   --------------   --------------

Balance June 30, 2000 (continued)
   Warrants issued:
      August 2000                                                 --                --               --                --
      September 2000                                              --                --               --                --
      October 2000                                                --                --               --                --
      November 2000                                               --                --               --                --
      December 2000                                               --                --               --                --
      April 2001                                                  --                --               --                --
   Common stock issued:
      October 2000                                                --                --               --                --
      November 2000                                               --                --               --                --
      December 2000                                               --                --               --                --
   Beneficial conversion expense on Series D
      Preferred Stock                                             --                --       (2,470,644)               --
   Compensation recorded on stock options                         --                --               --                --
   Subsidiary stock and warrant issued                            --                --               --                --
   Payments received on subscriptions receivable              10,218                --               --                --
   Accretion to redemption value of Series A
      redeemable Preferred Stock                                  --                --         (118,249)               --
                                                      --------------    --------------   --------------    --------------
Balance June 30, 2001                                         (9,782)               --      (45,955,513)               --
   Unaudited:
      Net loss                                                    --                --       (8,377,687)               --
      Warrants issued with notes payable                          --                --               --                --
      Amount attributable to value of debt
         conversion feature                                       --                --               --                --
      Compensation expense recorded on
         subsidiary stock options                                 --                --               --                --
      Warrants issued:
         October 2001                                             --                --               --                --
         November 2001                                            --                --               --                --
         December 2001                                            --                --               --                --
         February 2002                                            --                --               --                --
      Common stock issued:
         February 2002                                            --                --               --                --
      Subsidiary stock and warrant issued                         --                --               --                --
      Gain on sale of subsidiary stock                            --                --               --                --
      Payments received on subscriptions receivable            6,677                --               --                --
                                                      --------------    --------------   --------------    --------------
Balance March 31, 2002 (unaudited)                    $       (3,105)   $           --   $  (54,333,200)   $           --
                                                      ==============    ==============   ==============    ==============

QUANTECH LTD. AND SUBSIDIARY (A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                         Nine Months Ended March 31                                   September 30,
                                                        ----------------------------                                   1991(Date of
                                                            2002            2001            Years Ended June 30       Inception) to
                                                        ------------    ------------    ----------------------------  March 31, 2002
                                                                (Unaudited)                 2001            2000       (Unaudited)
                                                        ----------------------------    ------------    ------------  --------------
Cash Flows From Operating Activities
   Net loss                                             $ (8,377,687)   $ (8,737,703)   $(11,466,368)   $ (6,022,853)  $(48,213,772)
   Adjustments to reconcile net loss to net cash used
      in operating activities:
      Elimination of cumulative translation adjustment            --              --              --              --       (178,655)
      Depreciation                                           508,985          72,021         345,817          96,081      1,273,532
      Amortization                                           244,967         163,315         326,629         328,166      3,077,733
      Gain on disposal of property and equipment                  --              --          (1,777)             --         (1,777)
      Noncash compensation, services, and interest         1,546,559              --       1,356,384       1,266,260      6,922,149
      Minority interest in subsidiary                             --        (230,153)       (339,685)        339,685             --
      Deferred revenue                                            --              --       5,352,495              --      5,352,495
      Amortization of deferred revenue                      (853,809)             --      (1,101,926)             --     (1,955,735)
      Other                                                       --              --              --              --        623,650
      Changes in assets and liabilities:
         Increase in prepaid expenses                         (1,214)         (5,848)         14,885          49,276        111,001
         Increase (decrease) in accounts payable             868,915          91,727         177,107         247,389      1,397,046
         Increase (decrease) in accrued expenses             (19,624)         (3,750)         60,721         (55,887)       457,734
                                                        ------------    ------------    ------------    ------------   ------------
            NET CASH USED IN OPERATING ACTIVITIES         (6,082,908)     (8,650,391)     (5,275,719)     (3,751,882)   (31,134,599)
                                                        ------------    ------------    ------------    ------------   ------------

Cash Flows From Investing Activities
   Purchases of property and equipment                      (302,561)       (758,326)     (1,125,836)       (486,020)    (2,413,683)
   Proceeds on disposition of property and equipment              --              --           2,400              --         39,775
   Organization expenses                                          --              --              --              --        (97,547)
   Patent expenses                                           (20,883)        (54,588)       (102,299)        (14,310)      (150,537)
   Deposits                                                       --         (21,462)        (21,635)        (79,457)      (101,092)
   Officer advances, net                                          --              --              --              --       (109,462)
   Note receivable from officer                                3,412          (7,440)        (10,963)       (141,000)      (148,551)
   Purchase of investment                                         --              --              --              --       (225,000)
   Purchase of license agreement                                  --              --              --              --     (1,950,000)
   Advances to Spectrum Diagnostics, Inc.                         --              --              --              --       (320,297)
   Prepaid securities issuance costs                              --              --              --              --       (101,643)
   Purchase of Spectrum Diagnostics, Inc., net                    --              --
      of cash and cash equivalents acquired                       --              --              --              --     (1,204,500)
                                                        ------------    ------------    ------------    ------------   ------------
            NET CASH USED IN INVESTING ACTIVITIES           (320,032)       (841,816)     (1,258,333)       (720,787)    (6,782,537)
                                                        ------------    ------------    ------------    ------------   ------------

                                   (Continued)

QUANTECH LTD. AND SUBSIDIARY (A DEVELOPMENT STAGE COMPANY)

                                                                                                                       September 30,
                                                          Nine Months Ended March 31                                   1991(Date of
                                                         ----------------------------                                 Inception) to
                                                             2002            2001            Years Ended June 30      March 31, 2002
                                                         ------------    ------------    ---------------------------  --------------
                                                                  (Unaudited)                2001           2000        (Unaudited)
                                                         ----------------------------    ------------   ------------   ------------

Cash Flows From Financing Activities
   Net proceeds from the sale of common stock
      and warrants                                                 --       1,763,158         504,215        965,150     14,325,137
   Net proceeds from sale of Series A Preferred Stock              --              --              --             --      1,523,909
   Net proceeds from sale of Series B Preferred Stock              --              --              --      2,162,073      2,993,573
   Net proceeds from sale of Series C Preferred Stock              --       5,555,139              --        973,100        973,100
   Net proceeds from sale of Series D Preferred Stock              --         125,000       5,555,139             --      5,555,139
   Net proceeds from sale of common stock of
      subsidiary                                            2,165,988              --         156,770      1,250,088      3,572,846
   Proceeds from debt obligations                           2,388,876              --       1,181,871          4,000      9,621,832
   Payments received on stock subscriptions receivable          6,677              --          10,218         40,000         61,895
   Payments on debt obligations                                    --        (777,336)        (40,480)       (29,167)      (592,457)
                                                         ------------    ------------    ------------   ------------   ------------
               NET CASH PROVIDED BY FINANCING
                  ACTIVITIES                                4,561,541       6,665,961       7,367,733      5,365,244     38,034,974
                                                         ------------    ------------    ------------   ------------   ------------

Effect of Exchange Rate Changes on Cash                            --              --              --             --        203,242
                                                         ------------    ------------    ------------   ------------   ------------

               NET INCREASE (DECREASE) IN CASH AND
                  CASH EQUIVALENTS                         (1,841,399)     (2,826,246)        833,681        892,574        321,080

Cash and Cash Equivalents
   Beginning                                                2,162,479       1,328,797       1,328,797        436,223             --
                                                         ------------    ------------    ------------   ------------   ------------
   Ending                                                $    321,080    $ (1,497,449)   $  2,162,478   $  1,328,797   $    321,080
                                                         ============    ============    ============   ============   ============

Cash Payments for Interest                               $         --    $         --    $     50,961   $     41,859   $    300,085
                                                         ============    ============    ============   ============   ============

Supplemental Schedule of Noncash Investing and
   Financing Activities
   Issuance of debt obligations for services,
      accounts payable, and accrued interest             $         --    $         --    $         --   $         --   $    259,000
   Issuance of debt for acquisition of license                                                     --             --        550,000
   Issuance of warrants in connection with:
      Product development                                                                          --             --        230,000
      Acquisition of sublicense agreement                                                          --             --            165
      Issuance of convertible debt                                                                 --             --            527
      Guarantee of debt                                                                            --         38,000         53,716
   Acquisition of engineering development agreement                                                --             --        554,000

                                   (Continued)

QUANTECH LTD. AND SUBSIDIARY (A DEVELOPMENT STAGE COMPANY)

                                                           Nine Months Ended March 31                                 September 30,
                                                          ---------------------------                                 1991(Date of
                                                              2002           2001            Years Ended June 30      Inception) to
                                                          ------------   ------------   ----------------------------  March 31, 2002
                                                                  (Unaudited)               2001            2000       (Unaudited)
                                                          ---------------------------   ------------    ------------  -------------

Supplemental Schedule of Noncash Investing and
   Financing Activities (Continued)
   Series A Preferred Stock sales and exchange for debt                                           --              --        227,000
   Amount attributable to value of beneficial debt
      conversion feature                                                                          --              --      1,535,346
   Amount attributable to value of beneficial
      conversion feature of preferred stock                                                2,470,644       2,742,670      5,213,314
   Capital expenditures included in accounts payable                                          80,000         255,346        342,013
   Fixed assets acquired under capital lease                                                      --         132,946             --
   Advances to Spectrum Diagnostics, Inc.                                                         --              --         20,000
   Prepaid security issuance costs (acquired from
      Spectrum Diagnostics, Inc.) ultimately used to
      reduce proceeds from the sale of common stock                                               --              --         58,830
   Due from Ital-American Securities, Inc.                                                        --              --       (674,374)
   Stock issuance costs to be paid                                                                --              --        237,201
   Subscriptions receivable offset by accrued
      compensation                                                                                --              --         53,689
   Officer advances offset by accrued compensation                                                --              --        109,462
   Issuance of options and warrants for compensation
      and services                                                                                --         940,325      1,160,528
   Series A Preferred Stock issued for debt obligations
      and accrued interest                                                                        --              --      3,521,692
   Accretion to redemption value of Series A
      redeemable Preferred Stock                                                             118,249         410,445        906,114
   Common stock issued for:
      Services, equipment, and interest                                                           --         312,960        697,189
      Exercise of warrants                                                                       844         740,898        746,856
      Exercise of options                                                                         --          11,727         11,727
      Acquisition of license agreement                                                            --              --        390,000
      Subscriptions receivable                                                                    --              --          5,000
      Debt obligations                                                                            --              --      2,355,937
      Accounts payable                                                                            --              --         40,000
      Accrued expenses                                                                            --              --        360,394
      Series A Preferred Stock                                                             4,613,494       1,028,343      5,724,715
      Series B Preferred Stock                                                             1,874,073       1,179,500      3,053,573
      Series C Preferred Stock                                                               973,100              --        973,100
      Series D Preferred Stock                                                             5,555,139              --      5,555,139
   Deposits applied to long-term debt                                                         63,299              --         63,299
                                                          ============   ============   ============    ============   ============

                                   (Continued)

QUANTECH LTD. AND SUBSIDIARY (A DEVELOPMENT STAGE COMPANY)

                                                          Nine Months Ended March 31                                  September 30,
                                                         ---------------------------                                 1991 (Date of
                                                             2002           2001            Years Ended June 30      Inception) to
                                                         ------------   ------------   ----------------------------  March 31, 2002
                                                                (Unaudited)                2001           2000        (Unaudited)
                                                         ---------------------------   ------------    ------------  --------------

Supplemental Schedule of Noncash Investing and
   Financing Activities (Continued)
   Acquisition of Spectrum Diagnostics, Inc.:
      Fair value of other assets acquired, principally
         the license agreement                           $         --   $         --   $         --    $         --   $  1,489,500
      Liabilities assumed                                                                        --              --       (285,000)
                                                         ------------   ------------   ------------    ------------   ------------
            CASH PURCHASE PRICE PAID, LESS
               $5,199 CASH ACQUIRED                      $         --   $         --   $         --    $         --   $  1,204,500
                                                         ============   ============   ============    ============   ============


See Notes to Consolidated Financial Statements.

NOTE 1. NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

NATURE OF BUSINESS: Quantech Ltd. (Quantech or the Company) was formed under the laws of the state of Minnesota for the purpose of effecting the change in domicile of Spectrum Diagnostics S.p.A (SDS) from Italy to the state of Minnesota through a merger with SDS on April 14, 1993. The merger was accounted for as if it were a pooling of interests.

The Company had no operations prior to the merger and is continuing the business of SDS to commercialize the Surface Plasmon Resonance (SPR) technology. Commercialization will consist of developing and introducing an instrument which will run various tests capable of diagnosing various human health conditions and which the Company intends to market to the world medical diagnostic industry.

On December 7, 1999, the Company and Applied Biosystems, Inc. (AB) formed HTS Biosystems, Inc. (HTS), which is 70 percent owned by the Company as of March 31, 2002. HTS will focus on promoting the nonmedical use of the SPR technology. In conjunction with this formation, AB provided HTS with:

o a sub-license to all of its rights to the Company's SPR nonmedical technology (see Note 4),
o    a license for nonmedical use of the AB High Density Technology,
o    one of AB's SPR prototype instruments, and
o    the AB prototype for the AB High Density Technology.

The Company is required to provide HTS with office space, management support, technical assistance, and any other needs required by HTS until HTS is funded in a manner adequate to support its own operations.

HTS will owe to AB:

o a 4 percent royalty on products using only SPR other than those for use in the food and beverages, chemical and industrial, and environmental testing markets,
o a 4 percent royalty on products using only the AB High Density Technology, and
o    a 6 percent royalty on products using both technologies.

No minimum royalties, or royalties on the first $3,000,000 of sales, are required to be paid.

HTS will owe the Company:

o 15 percent of any royalties paid to AB by HTS for products which incorporates the Company's SPR technology, and
o 8 percent royalty on products using its SPR technology sold to the food and beverages, chemical and industrial, and environmental testing markets.

In the event that HTS does not seek to commercialize the SPR or AB High Density Technology, the rights revert back to AB. AB also has a five-year right of first negotiation in the event that HTS wishes to license or sell any of the technology it licensed from AB.

In December 2001, Quantech created a wholly owned subsidiary, FasTraQ Solutions, Inc. (FSI) but there has been no activity to date.

PRINCIPLES OF CONSOLIDATION: The consolidated financial statements include the accounts of the Company and its subsidiaries (HTS and FSI). All significant intercompany transactions and accounts have been eliminated in consolidation.

A summary of the Company's significant accounting policies follows:

CASH EQUIVALENTS: The Company maintains its cash in bank deposit and money market accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts.

FAIR VALUE OF FINANCIAL INSTRUMENTS: The following methods and assumptions were used by the Company in estimating the fair value of each class of financial instruments:

CASH AND CASH EQUIVALENTS: The carrying amount approximates fair value because of the nature or short maturity of those instruments.

SHORT- AND LONG-TERM DEBT: The fair value of the Company's short- and long-term debt is estimated based on interest rates for the same or similar debt having the same or similar remaining maturities with similar risk and collateral requirements. The recorded value of short- and long-term debt approximates its fair value.

REDEEMABLE SERIES A PREFERRED STOCK: The fair value of the Company's Redeemable Series A Preferred Stock is estimated based on the estimated interest rate the Company would have to pay for debt financing with similar terms. The recorded value exceeded the estimated fair value at June 30, 2000, by approximately $1,627,000, assuming a 13.5 percent interest rate and a redemption date of November 2003. During the year ended June 30, 2001, all outstanding Series A Preferred Stock was converted to common stock.

OTHER ASSETS: The license agreement is being amortized using the straight-line method over the remaining life of the underlying patents of 15 years (see Note
4). Costs of obtaining additional patents are capitalized and will be amortized over their useful lives.

The Company reviews its intangible assets periodically to determine potential impairment by comparing the carrying value of the intangibles with expected future net cash flows. Though the Company has had no significant sales to date nor an established market for its product, it has performed market studies to determine potential size of the market and expected acceptance of its product. This has been the basis for the Company's expected future net cash flows. Should the sum of the expected future net cash flows be less than the carrying value, the Company would determine whether an impairment loss should be recognized. An impairment loss would be measured by comparing the amount by which the carrying value exceeds the fair value of the intangible. Fair value would be determined based on estimated expected future discounted cash flows or appraised value. To date, management has determined that no impairment of intangible assets exists.

PROPERTY AND EQUIPMENT: Property and equipment are stated at cost. Depreciation is computed by the straight-line method over five years, or the life of the related lease, whichever is less.

INCOME TAXES: Deferred income tax assets and liabilities are computed annually for differences between the financial statement and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

RESEARCH AND DEVELOPMENT: The Company contracts with certain outside parties for the design and development of its products in addition to conducting its own research and development. Research and development costs are charged to expense as incurred.

BASIC AND DILUTED NET LOSS PER SHARE: Basic per share amounts are computed, generally, by dividing net income or loss by the weighted-average number of common shares outstanding. Diluted per share amounts assume the conversion, exercise, or issuance of all potential common stock instruments unless their effect is antidilutive, thereby reducing the loss or increasing the income per common share.

Loss per share has been adjusted for accretion on the Company's mandatory redeemable Series A Preferred Stock, which totaled $-0-, $118,249, $118,249 and $410,445 for the nine months ended March 31, 2002, and the years ended June 30, 2001 and 2000, respectively. In addition, loss per share has been adjusted for the beneficial conversion feature of preferred stock, which totaled $-0-, $2,470,644, $2,470,644 and $2,742,670 for the nine months ended March 31, 2002, and the years ended June 30, 2001 and 2000, respectively. As described in Notes 6 and 7, the Company has options and warrants outstanding to purchase shares of common stock; however, because the Company has incurred losses in all periods presented, the inclusion of those potential common shares in the calculation of diluted loss per share would have an antidilutive effect. Therefore, basic and diluted loss per share amounts are the same in each period presented.

ESTIMATES: The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

REVENUE RECOGNITION: The staff of the Securities and Exchange Commission issued Staff Accounting Bulletin No. 101 (SAB No. 101), Revenue Recognition in Financial Statements. SAB No. 101 summarizes some of the staff's interpretations of the application of generally accepted accounting principles related to revenue recognition. The Company adopted SAB No. 101 during the fiscal year ending June 30, 2001. The adoption of SAB No. 101 did not have a significant effect on the Company's financial statements.

DERIVATIVES: The FASB has issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, which the Company adopted in the fiscal year ending June 30, 2001. Statement No. 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. It requires than an entity recognize all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value. SFAS No. 133 did not have a significant effect on the Company's financial statements.

PRONOUNCEMENTS ISSUED NOT YET ADOPTED: In June 2001, the Financial Accounting Standards Board issued two statements--Statement No. 141, Business Combinations, and Statement No. 142, Goodwill and Other Intangible Assets, which will potentially impact the Company's accounting for its reported intangible assets. The standards generally are required to be implemented by the Company in its 2002 financial statements.

In June 2001, the FASB issued Statement No. 143, Asset Retirement Obligations. This statement addresses financial accounting and reporting for obligation associated with the retirement of tangible long-lived assets and the associated asset retirement costs. The statement will be effective for the Company's fiscal year ending June 30, 2003.

In August 2001, the FASB issued Statement No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. This statement addresses financial accounting and reporting for the impairment or disposal of long-lived assets and is effective for the Company's fiscal year ending June 30, 2003.

The adoption of these standards is not expected to have a material impact on the Company's financial statements.

TRANSLATION OF FOREIGN CURRENCY STATEMENTS: Prior to September of 1992, the functional and reporting currency for SDS was the Italian lira. Concurrent with the receipt of net proceeds from its initial public offering of common stock in the United States in September 1992, and in connection with the phase-out of its Italian operations, the functional and reporting currency of SDS changed from the Italian lira to the United States dollar. As a result, the cumulative translation adjustment component of equity was eliminated in 1992.

INTERIM FINANCIAL INFORMATION (UNAUDITED): The financial statements and notes related thereto as of March 31, 2002, for the nine-month periods ended March 31, 2002 and 2001, and the period from September 30, 1991 (date of inception), to March 31, 2002, are unaudited but, in the opinion of management, include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial position and results of operations. The operating results for the interim periods are not indicative of the operating results to be expected for a full year or for other interim periods. Not all disclosures required by accounting principles generally accepted in the United States of America necessary for a complete presentation have been included.

NOTE 2. BASIS OF PRESENTATION

The Company was incorporated for the purpose of acquiring, developing, and commercializing SPR technology for use in medical diagnostics. The Company has had certain product sales and licensing revenue, but principal operations have not commenced.

The Company is a development stage company which has suffered significant losses from operations, requires significant additional financing, and ultimately needs to continue development of its product, obtain FDA approval, generate significant revenues, and successfully attain profitable operations. These factors raise substantial doubt about the Company's ability to continue as a going concern and realize the value of its assets, including its license agreement intangible asset. These financial statements do not reflect any adjustments which might be necessary should the Company not remain a going concern.

In July 2001, the Company implemented a plan to conserve cash while pursuing additional funding for system commercialization. In December 2001, the Company significantly scaled back its operations, including continued development of the FasTraQ instrument, to reduce its burn rate. In March 2002, the Company implemented further steps to reduce expenditures and are currently conducting only minimal operations. Since July 2001, the Company has reduced its staff from 42 to five people.

In September 2001, the Company raised net proceeds of $958,960 through the sale of convertible promissory notes. The notes have an interest rate of 10 percent per year paid semiannually and are due upon demand after one year. The Company pledged as collateral 1,388,800 shares of HTS common stock. The notes may be converted into shares of the equity security sold by the Company in its next equity financing of at least $5 million (the Next Financing). Noteholders will have the option of converting their notes at a price equal to the lesser of 80 percent of the per share price of the Next Financing shares or 80 percent of the applicable conversion price of such shares. If the Next Financing does not occur within one year from the issuance date of the notes, the noteholders may, at their option, convert the notes into shares of Quantech common stock at $1.00 per share. The noteholders will also receive a five-year warrant to purchase one Next Financing share for each Next Financing share into which such investor's note is convertible. The warrant exercise price shall be the lesser of the purchase price per share of the Next Financing shares or the applicable conversion price of such shares.

In February 2002, the Company raised net proceeds of approximately $425,000 through the sale of convertible promissory notes. The notes have an interest rate of 8 percent per year, paid on the earlier of the maturity date (July 31, 2002) or the date the holder elects to convert the notes into shares of the Company's common stock. The notes are convertible beginning 91 days from their original issuance. The notes are convertible at a price which is the lesser of $0.39 per share or 80 percent of the average of the per share market price for the 15 days immediately preceding the conversion date.

In conjunction with the issuance of the promissory notes, the Company recognized a beneficial conversion feature. The beneficial conversion feature was calculated as the difference between the estimated conversion price and the fair value of the common stock into which the notes are convertible. The beneficial conversion feature was recorded as a discount on the face value of the notes and is being accreted over the conversion period.

In connection with this financing, the notes holders will receive warrants to purchase 10 percent of the number of shares their notes are converted into with an exercise price of $0.39 per share. The warrants were valued at $27,750. In addition, an investment bank was issued warrants to purchase 250,000 shares of common stock, which were valued at $64,800.

Additional financing of approximately $10 to $12 million will be needed to develop and submit to the FDA additional tests, complete customer evaluations of the system, establish manufacturing capabilities, and prepare for sales of the system. The Company is currently reviewing multiple avenues of future funding, including private sale of equity or debt with equity features or arrangements with strategic partners. The Company does not have any commitments for any such financing, and there can be no assurance that the Company will obtain additional capital when needed or that additional capital will not have a dilutive effect on current stockholders. Quantech does not anticipate receiving any significant funding from commercial lenders other than the $2.5 million credit facility (Note 3). In addition, HTS Biosystems anticipates raising additional capital. An equity financing by HTS would result in a dilution of Quantech ownership of HTS. Although HTS is consolidated with Quantech for financial reporting purposes, HTS funds its own operations and does not receive funds from Quantech.

NOTE 3. SHORT-TERM DEBT OBLIGATIONS

In addition to the financing obtained subsequent to June 30, 2001, described in
Note 2, the Company has an unsecured $2,500,000 revolving credit note with a bank. Advances under the loan bear interest at the prime rate plus 1 percent (7.75 percent at June 30, 2001). The note expires December 5, 2002, unless renewed. Certain directors have participated as co-borrowers, and the Company has pledged 3,200,000 of its shares of HTS to the directors.

The Company compensated the directors for their participation as co-borrowers by granting warrants to purchase Quantech common stock for $1.03 in the aggregate amount of 500,000 shares. The warrants were valued at $75,000 based on the fair value of the guarantee provided.

In December 2001, the Company renewed its line of credit. The line expires December 2002, if not renewed. Certain of the Company's directors participated as co-borrowers and received 82,363 shares of common stock, which was valued at $28,827.

NOTE 4. AGREEMENTS

LICENSE AGREEMENTS: The Company has a license agreement for certain patents, proprietary information, and associated hardware related to the SPR technology. The license calls for an ongoing royalty of 6 percent on all products utilizing the SPR technology which are sold by the Company. In addition, if the Company sublicenses the technology, the Company will pay a royalty of 15 percent of all revenues received by the Company under any sublicense. The Company has paid the $1,300,000 of minimum royalties required by agreement.

The obligation of the Company to pay royalties terminates when the total royalty payments reach a gross amount of $18,000,000. After such date, the Company's rights in the licensed SPR technology continue in perpetuity with no further royalty obligations.

In March 2000, HTS Biosystems, Inc. entered into a license agreement for certain patents and proprietary information. The license calls for royalties of one to four percent on sales of products containing the licensed technology. In addition, if the Company sublicenses the technology, the Company will pay a royalty of 15 percent of all revenues received by the Company under any sublicense. In consideration of this agreement, the Company granted the licensor a warrant to purchase 75,000 shares of common stock for $1.00, which was valued at approximately $125,000 using the Black-Scholes model.

TECHNOLOGY AND DEVELOPMENT AGREEMENT: During the year ended June 30, 1998, the Company entered into a technology and development agreement with Applied Biosystems, Inc. (AB), a leading supplier of life science systems and analytical instruments, which provides exclusive license rights to certain of the Company's technology for use outside of medical diagnostics, and co-exclusive rights to nucleic acid medical diagnostics. The licensee, pursuant to the agreement, is providing technical assistance related to the Company's medical diagnostic system and will be required to pay future royalty payments of 8 percent of gross sales if the licensee sells products containing the Company's technology. Minimum annual royalties to be paid by the licensee will be $500,000 beginning December 2000, expiring in conjunction with the related patents. Should the licensee fail to commercialize the licensed technology, all rights will revert back to the Company.

The licensee also received a warrant to purchase 1,400,000 shares of common stock. The warrant was valued at $230,000, based on the fair value of technical assistance expected to be received by the Company over the term of the technology and development agreement. As the technical assistance was received, the prepaid asset resulting from this transaction was reduced, and research and development expense was charged. On December 7, 1999, this warrant was canceled pursuant to the formation of HTS Biosystems, Inc. (see Note 1).

In conjunction with the above technology and development agreement, the Company entered into a license for certain portions of this technology. The Company will be required to pay royalties at 8 percent of its sales on products featuring the technology. Minimum annual royalties of $500,000 begin in December 2000, expiring in conjunction with the related patents. Should the Company fail to commercialize the licensed technology, all rights will revert back to the licensor, and future minimum annual royalty obligations will be canceled.

TECHNOLOGY LICENSE AND DISTRIBUTION AGREEMENTS: In January 2001, both Quantech and HTS entered into a sublicense agreement with Mitsubishi Chemical Corporation
(MCC) whereby MCC will license certain patented technology from the Companies and will purchase instruments from the Company for evaluation purposes. In addition, a distribution agreement was entered into whereby MCC will receive the rights to distribute and sell Quantech products in Japan for use in the medical diagnostics field and HTS products in Japan for research applications. Quantech and HTS received payments of $762,495 and $490,000, respectively, for evaluation systems, $900,000 and $1,350,000, respectively, for license agreements, and $350,000 and $1,500,000, respectively, for the distribution rights. The payments have been recorded as deferred revenue and are recognized when the systems are shipped to Mitsubishi. The patent licensing revenue is being recognized over the remaining life of the patents of approximately 9 years, and the distribution rights are being recognized over the term of the agreement, approximately 5 years. MCC will also be required to pay royalties of up to 7 percent of sales to the Companies.

SUPPLY AGREEMENT: Quantech has entered into a nonexclusive OEM supply agreement with Diametrics Medical, Inc., under which Diametrics will manufacture and supply its proprietary electrolyte testing components to Quantech. The agreement calls for minimum annual purchases of certain components beginning in April 2002. No substantial purchases have yet been made by the Company and the Company is working with Diametrics to change the purchase schedule.

ROYALTIES: In addition to the agreements discussed above, the Companies have licensed various technology rights from third parties. Royalties will be paid based on actual sales of products containing the licensed technology.

EMPLOYMENT AGREEMENTS: The Company has at-will employment agreements with its chief financial officer, vice president of research and development, and the executive vice president of business development of HTS. The agreements require the payment of one year's salary for the chief financial officer and executive vice president of business development, or six months' salary for the vice president of research and development if employment is terminated due to the sale of the Company or a greater than 50 percent change in ownership. In addition, the chief financial officer and vice president of research and development are entitled to severance pay if they are terminated without cause.

NOTE 5. LEASES

OPERATING LEASES: The Company leases office space under agreements which expire at various dates through April 2007. Approximate minimum aggregate rental commitments under these leases are as follows:

Years ending June 30:
   2002                                                $  192,000
   2003                                                   248,000
   2004                                                   251,000
   2005                                                   266,000
   2006                                                   266,000
   Thereafter                                             184,000
                                                       ----------
                                                       $1,407,000
                                                       ==========

In addition, there are monthly payments required for common area maintenance and other related expenses.

Rental expense for the years ended June 30, 2001 and 2000, was approximately $283,000 and $96,000, respectively.

CAPITAL LEASES: In 2000 the Company began leasing equipment under a capital lease. During the year ended June 30, 2001, the lease obligation was paid in full and the equipment was retained.

NOTE 6. STOCKHOLDERS' EQUITY

CAPITAL STOCK: The number of authorized shares is 75,000,000. The Board of Directors has designated the authorized shares as common, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, and Series D Preferred Stock, with the remaining authorized shares as undesignated. As shares of Series A, B, C, and D Preferred Stock are converted to common stock, the number of authorized shares of preferred stock decreases, and the number of authorized shares for common stock increases.

REVERSE STOCK SPLIT: On June 2, 1998, the Company reduced the number of shares outstanding in a 1-for-20 reverse stock split. All share and per share amounts presented have been retroactively adjusted to reflect the reverse split.

PAR VALUE OF STOCK: In March 1998, the Company amended its Articles of Incorporation to change the par value of common stock from $0.01 per share to no par value. The cumulative amount paid in excess of the previously stated par value has been reclassed from additional paid-in capital to common stock on the statement of stockholders' equity (deficit).

REDEEMABLE SERIES A PREFERRED STOCK: In November 1998, the Company established and designated 2,500,000 shares of previously undesignated shares as Series A Preferred Stock (Series A Stock). The shares had no par value and a liquidation value of $3 per share. Each share of Series A Stock was convertible into, and had voting rights equal to, four shares of common stock. The Series A Stock was not redeemable until November 5, 2003. Series A Stock was automatically convertible into shares of common stock if (i) the Company closed on an equity offering of at least $5,000,000 or (ii) at least 50 percent of the number of shares of Series A Stock that were outstanding as of November 30, 1998, have been converted or redeemed. The excess of redemption value over carrying value was being accreted, using the interest method, over the period until the first redemption date of November 5, 2003.

As of June 30, 2001, all Series A Stock has been converted to common stock due to an equity offering of greater than $5,000,000.

Following is a detail of the Series A Preferred Stock:

                                                    Shares
                                                    Issued          Amount
                                                 ------------    ------------

Balance June 30, 1999                               1,697,706    $  5,113,143
   Shares converted to common stock                  (342,780)     (1,028,343)
   Accretion to redemption value                           --         410,445
                                                 ------------    ------------
Balance June 30, 2000                               1,354,926       4,495,245
   Shares converted to common stock                (1,354,926)     (4,613,494)
   Accretion to redemption value                           --         118,249
                                                 ------------    ------------
Balance June 30, 2001 and March 31, 2002                   --    $         --
                                                 ============    ============

SERIES B PREFERRED STOCK: In May 1999, the Company established and designated 3,000,000 shares of previously undesignated shares as Series B Preferred Stock (Series B Stock). In January 2000, the Board of Directors designated an additional 913,333 shares of previously undesignated shares as Series B Stock. The shares had no par value and a liquidation value of $1.00 per share. Each share of Series B Stock was convertible into, and had voting rights equal to, one share of common stock. Series B Stock was automatically convertible into shares of common stock if (i) the Company closed on an equity offering of at least $5,000,000 or (ii) at least 50 percent of the number of shares of Series B Stock that were outstanding have been converted.

As of June 30, 2001, all Series B Stock has been converted to common stock due to an equity offering of greater than $5,000,000.

SERIES C PREFERRED STOCK: In February 2000, the Board of Directors designated 1,000,000 shares of previously undesignated authorized shares as Series C Preferred Stock (Series C Stock). Shares of Series C Stock had no par value and a liquidation value of $1.00 per share. Each share was convertible into, and had voting rights equal to, one share of common stock. Series C Stock was automatically convertible into shares of common stock if (i) the Company closes on an equity offering of at least $5,000,000 or (ii) at least 50 percent of the number of shares of Series C Stock that were outstanding have been converted.

As of June 30, 2001, all Series C Stock has been converted to common stock due to an equity offering of greater than $5,000,000.

SERIES D PREFERRED STOCK: In June 2000, the Board of Directors designated 2,500,000 shares of previously undesignated authorized shares as Series D Preferred Stock (Series D Stock). Shares of Series D Stock had no par value and a liquidation value of $2.50 per share. Each share was convertible into, and had voting rights equal to, one share of common stock. Series D Stock was automatically convertible into shares of common stock if (i) the Company closed on an equity offering of at least $5,000,000 or (ii) at least 50 percent of the number of shares of Series D Stock that were outstanding have been converted.

In August through October 2000, the Company sold 2,929,800 shares of its Series D Stock to accredited investors at $2.50 per share. Holders of the Series D Preferred Stock also received warrants to purchase 748,550 shares of common stock at an exercise price of $3.50, which were valued at $720,000 using the Black-Scholes model. In conjunction with this transaction, the Company paid commissions and expenses of $726,361 and issued warrants to purchase 276,980 shares of common stock to the selling agents, which were valued at $323,000 using the Black-Scholes model.

As of June 30, 2001, all Series D Stock has been converted to common stock as the offering was greater than $5,000,000.

BENEFICIAL CONVERSION FEATURE: In conjunction with the issuance of the Series B, C, and D convertible Preferred Stock, the Company recognized a beneficial conversion feature. The beneficial conversion feature was calculated as the difference between the conversion price and the fair value of the common stock into which the preferred stock is convertible. The beneficial conversion feature was allocated to additional paid-in capital, and since the stock was immediately convertible, the preferred stock was accreted to its redemption value in a manner similar to a dividend.

NOTE 7. STOCK OPTIONS AND WARRANTS

OPTIONS--EMPLOYEE GRANTS: The Company and its subsidiary regularly grant options to employees, some of which are granted under the Company's 1998 Stock Option Plan (the Plan). The Plan may grant options for up to 4,000,000 shares. If any of the options granted under the Plan expire or are terminated prior to being exercised in full, the unexercised portion of such options will once again be available for additional option grants. The options granted will have a maximum term of ten years and an exercise price not less than the market price on the date of grant. Vesting of options granted to employees is determined on a discretionary basis. One-third of the options granted to directors are exercisable immediately, with one-third becoming exercisable on each of the first and second anniversaries of the date of grant.

As permitted under generally accepted accounting principles, these grants are accounted for following APB Opinion No. 25 and related interpretations. Accordingly, compensation cost has been recognized for those grants whose exercise price is less than the fair market value of the stock on the date of grant. There was no compensation expense recorded for employee grants for the years ended June 30, 2001 and 2000.

OPTIONS AND WARRANTS--NONEMPLOYEE GRANTS: The Company and its subsidiary also grant options and warrants to nonemployees for goods, services, and in conjunction with certain agreements. These grants are accounted for under FASB Statement No. 123 based on the grant date fair values.

OPTIONS AND WARRANTS--PRO FORMA INFORMATION: Had compensation cost for all of the stock-based compensation grants and warrants issued been determined based on the grant date fair values of awards, reported net loss attributable to common stockholders and net loss per common share would have been increased to the pro forma amounts shown below:


                                                                        June 30
                                                            --------------------------------
                                                                 2001              2000
                                                            --------------    --------------

Net loss attributable to common stockholders, as reported   $  (14,055,261)   $   (9,175,968)
Net loss attributable to common stockholders, pro forma        (14,832,561)       (9,661,526)
Net loss per basic and diluted common share, as reported             (0.91)            (2.12)
Net loss per basic and diluted common share, pro forma               (0.91)            (2.23)

The above pro forma effects on net loss and net loss per share are not likely to be representative of the effects on reported net loss for future years because options vest over several years and additional awards generally are made each year. The fair value of each option grant was estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions used for grants in 2001 and 2000:


                                                          June 30
                                                ----------------------------
                                                    2001            2000
                                                ------------    ------------

Expected dividend yield                         $         --    $         --
Expected stock price volatility                         61.6%           67.2%
Risk-free interest rate                                  6.0%            6.0%
Expected life of options (years)                           3               3

QUANTECH: Transactions involving Quantech stock options and warrants are summarized as follows:


                                                                   Weighted-
                                                                    Average
                                                     Stock       Exercise Price
                                    Warrants        Options         Per Share
                                  ------------    ------------   --------------

Balance, June 30, 1996                 602,505         186,250    $       5.40
   Granted                             172,140          56,175            8.60
   Exercised                           (22,750)        (16,000)           4.60
   Expired                             (12,500)        (10,916)           9.60
                                  ------------    ------------    ------------
Balance, June 30, 1997                 739,395         215,509            6.20
   Granted                           2,120,148         521,000            3.30
   Expired                            (187,828)       (243,009)           7.26
                                  ------------    ------------    ------------
Balance, June 30, 1998               2,671,715         493,500            3.58
   Granted                           2,156,766       1,650,604            1.10
   Exercised                           (22,500)             --            2.50
   Expired                                  --         (50,140)           3.47
                                  ------------    ------------    ------------
Balance, June 30, 1999               4,805,981       2,093,964            1.59
   Granted                             532,900         506,845            1.52
   Exercised                          (586,091)         (9,201)           1.26
   Expired                          (1,550,291)        (26,291)           1.58
                                  ------------    ------------    ------------
Balance, June 30, 2000               3,202,499       2,565,317            1.67
   Granted                           1,700,930       1,652,756            2.61
   Exercised                            (1,125)             --            0.75
   Expired                            (312,214)       (166,639)           5.14
                                  ------------    ------------    ------------
Balance, June 30, 2001               4,590,090       4,051,434            1.77
   Granted                             435,340          10,000            0.55
   Expired                                  --         (64,904)           3.23
                                  ------------    ------------    ------------
Balance, March 31, 2002              5,025,430       3,996,530            1.69
                                  ============    ============    ============

The fair value of warrants granted during 2001 and 2000 was $0.78 and $1.21 per warrant, respectively.

The fair value of stock options granted for goods and services during 2001 and 2000 was $0.74 and $0.93 per equity instrument, respectively.

The following tables summarize information about Quantech stock options and warrants outstanding as of June 30, 2001:


                   OPTIONS AND WARRANTS OUTSTANDING (QUANTECH)

                        Number of          Remaining          Weighted-
   Range of               Units           Contractual          Average
Exercise Price         Outstanding        Life--Years       Exercise Price
--------------         -----------        -----------       --------------

$0.75                   1,739,107             2.1               $   0.75
$1.00 - $1.39           2,914,398             3.1                   1.11
$1.50                     676,000             2.8                   1.50
$1.63 - $2.44             761,015             4.6                   2.14
$2.50 - $2.88             536,621             4.2                   2.59
$3.00 - $3.06             375,008             1.3                   3.00
$3.22 - $3.75           1,622,165             4.2                   3.40
$4.22 - $5.00              17,200             1.2                   4.76
                        ---------                               --------
                        8,641,514                               $   1.77
                        =========                               ========

                   OPTIONS AND WARRANTS EXERCISABLE (QUANTECH)

                             Number of                Weighted-
   Range of                    Units                   Average
Exercise Price              Exercisable             Exercise Price
--------------              -----------             --------------

$0.75                        1,739,107                 $   0.75
$1.00 - $1.39                2,854,900                     1.10
$1.50                          500,672                     1.50
$1.63 - $2.44                  208,890                     2.12
$2.50 - $2.88                  443,047                     2.57
$3.00 - $3.06                  343,750                     3.00
$3.22 - $3.75                1,106,450                     3.45
$4.22 - $5.00                   14,068                     4.90
                             ---------                 --------
                             7,210,884                 $   1.62
                             =========                 ========

The number of options and warrants exercisable at June 30, 2000, was 5,304,419, with a weighted-average exercise price of $1.55.

The Company sold the following warrants to purchase shares of common stock to accredited investors.

                    Number of        Exercise       Expiration      Selling
Date                 Shares            Price           Date          Price
----                ---------        --------       ----------      -------

September 1999       175,000         $   1.25   September 9, 2004   $10,000
November 1999         75,000             1.06   November 16, 2004    15,000

HTS: Transactions involving HTS stock options and warrants are summarized as follows:

                                                                  Weighted-
                                                                  Average
                                                  Stock         Exercise Price
                               Warrants          Options          Per Share
                               --------        -----------      --------------

Balance, June 30, 1999               --                --          $    --
                              ---------         ---------          -------
Granted                         139,800           713,000             2.37
Balance, June 30, 2000          139,800           713,000             2.37
Granted                         100,000           809,250             2.50
                              ---------         ---------          -------
Balance, June 30, 2001          239,800         1,522,250             2.44
Granted                       1,221,180           650,650             2.05
Expired                              --           (16,950)            1.25
                              ---------         ---------          -------
Balance, March 31, 2002       1,460,980         2,155,950             1.36
                              =========         =========          =======

The fair value of warrants granted during 2001 and 2000 was $0.41 and $1.09 per warrant, respectively.

The fair value of stock options granted for goods and services during 2001 and 2000 was $0.13 and $0.41 per equity instrument, respectively.

The following tables summarize information about HTS stock options and warrants outstanding as of March 31, 2002:

                     OPTIONS AND WARRANTS OUTSTANDING (HTS)

                                         Weighted-
                                          Average
                         Number of       Remaining          Weighted-
                           Units        Contractual         Average
Exercise Price          Outstanding     Life--Years      Exercise Price
--------------          -----------     -----------      --------------

$1.00                       75,000          3.7             $   1.00
$2.50                    1,687,050          4.2                 2.50
                         ---------                          --------
                         1,762,050                          $   2.44
                         =========                          ========

                     OPTIONS AND WARRANTS EXERCISABLE (HTS)

                                            Number of          Weighted-
                                              Units             Average
Exercise Price                             Exercisable      Exercise Price
--------------                             -----------      --------------

$1.00                                         75,000           $   1.00
$2.50                                        726,803               2.50
                                             -------           --------
                                             801,803           $   2.36
                                             =======           ========

The number of options and warrants exercisable at June 30, 2000, was 439,135, with a weighted-average exercise price of $2.24.

NOTE 8. INCOME TAXES

The Company's income tax expense consisted solely of a franchise tax in Italy during the year ended December 31, 1992, since the Company has incurred no United States income taxes. For United States income tax purposes, under provisions of the Internal Revenue Code, the Company has approximately $30,444,000 in operating loss carryforwards and $1,059,000 in research and development credits at June 30, 2001, which may be used to offset otherwise future taxable income. These carryforwards are subject to certain limitations under the provisions of the Internal Revenue Code, Section 382, which relate to a 50 percent change in control over a three-year period. At June 30, 2001, the annual net operating loss carryforward limitation due to Section 382 was approximately $2,200,000 per year. Further changes of control, including those discussed in Note 6, may result in additional limitations and expiration of additional amounts of the net operating loss carryforwards. Usage of the net operating loss carryforwards is also dependent upon the Company attaining profitable operations in the future.

Loss carryforwards and credits for tax purposes, reduced by the Section 382 limitation discussed above, as of June 30, 2001, have the following expiration dates:

                                                     Net
                                                  Operating        Research and
Expiration                                           Loss           Development
  Date                                           Carryforward        Credits
----------                                       ------------      ------------

2006                                             $    241,000        $       --
2007                                                1,115,000                --
2008                                                  827,000            20,000
2009                                                  849,000            26,000
2010                                                       --            45,000
2011                                                2,193,000                --
2012                                                3,738,000           117,000
2013                                                2,957,000           108,000
2019                                                3,397,000           108,000
2020                                                5,107,000           203,000
2021                                               10,020,000           432,000
                                                 ------------        ----------
                                                 $ 30,444,000        $1,059,000
                                                 ============        ==========

The tax effects of principal temporary differences at an assumed effective annual rate of 34 percent are shown in the following table:


                                                            June 30
                                                  ----------------------------
                                                      2001            2000
                                                  ------------    ------------

Deferred tax assets:
  Loss carryforwards                              $ 10,351,000    $  6,944,000
  Research and development credits and deductions    1,059,000         832,000
  Guarantee of Spectrum Diagnostics, Inc. debt         115,000         115,000
  Compensation expense                                 422,000         324,000
  Other accruals                                        56,000          47,000
                                                  ------------    ------------
                                                    12,003,000       8,262,000

Valuation allowance for deferred tax assets        (12,003,000)     (8,262,000)
                                                  ------------    ------------
Net deferred tax assets                           $         --    $         --
                                                  ============    ============


The income tax provision differs from the amount of income tax determined by applying the U.S. federal income tax rate to pretax income for the years ended June 30, 2001 and 2000, due to the valuation allowance recorded against deferred tax assets.

NOTE 9. SEGMENTS

The Company has two reportable segments: Quantech Ltd. (Quantech) and HTS Biosystems, Inc. (HTS). Quantech is completing development of a system that is expected to run tests for a number of different medical conditions utilizing their proprietary technology, surface plasmon resonance (SPR). HTS is focused on developing and marketing the nonmedical use of the SPR technology. The accounting policies of the segments are the same as those described in the summary of significant accounting policies.


                                                      June 30, 2001
                                       --------------------------------------------
                                         Quantech          HTS             Total
                                       ------------    ------------    ------------

Net revenue                            $    817,082    $    284,844    $  1,101,926
Interest income                              69,395          58,675         128,070
Interest expense                             47,211              --          47,211
Depreciation and amortization               665,348           7,098         672,446
Purchases of equipment and leasehold
   improvements                             836,315         369,521       1,205,836
Segment loss                             (9,009,153)     (2,457,215)    (11,466,368)
Total assets                              3,908,905       2,160,585       6,069,490
                                       ============    ============    ============

                                                      June 30, 2000
                                       --------------------------------------------
                                         Quantech          HTS             Total
                                       ------------    ------------   -------------

Net revenue                            $    150,000    $         --    $    150,000
Interest income                              12,990          14,572          27,562
Interest expense                             42,509              --          42,509
Depreciation and amortization               423,728             519         424,247
Purchases of equipment and leasehold
improvements                                864,515           9,797         874,312
Segment loss                             (5,568,494)       (454,359)     (6,022,853)
Total assets                              3,373,398       1,272,930       4,646,328
                                       ============    ============    ============

                                           Nine Months Ended March 31, 2002
                                     --------------------------------------------
                                       Quantech          HTS             Total
                                     ------------    ------------    ------------

Net revenue                          $    157,977    $    695,832    $    853,809
Interest income                            11,118          15,257          26,375
Interest expense                          452,101             500         452,601
Depreciation and amortization             654,115          99,837         753,952
Segment loss                           (4,404,516)     (3,973,171)     (8,377,687)
Cash                                       16,749         304,331         321,080
Total assets                            2,909,964         885,417       3,795,381
                                     ============    ============    ============

                                           Nine Months Ended March 31, 2001
                                     --------------------------------------------
                                       Quantech           HTS            Total
                                     ------------    ------------    ------------

Net revenue                          $     11,303    $     56,954    $     68,257
Interest income                            65,187          37,378         102,565
Interest expense                           27,855              --          27,855
Depreciation and amortization             425,295          10,370         435,665
Segment loss                           (7,022,972)     (1,714,731)     (8,737,703)
Cash                                      563,042       1,505,440       2,068,482
Total assets                            4,330,894       1,649,017       5,979,911
                                     ============    ============    ============

NOTE 10. EVENTS SUBSEQUENT TO JUNE 30, 2001 (UNAUDITED)

Since June 30, 2001, Quantech has sold 661,923 of its shares of HTS stock to accredited investors and certain directors for proceeds of $521,250.

In November and December 2001 and February 2002, HTS sold 1,103,930 shares of Series A Preferred stock to accredited investors at $1.75 per share for net proceeds of approximately $1,846,000. Holders also received warrants to purchase 1,103,930 shares of common stock at an exercise price of $2.50 per share.

================================================================================



PROSPECTIVE INVESTORS MAY RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. NEITHER QUANTECH NOR THE SELLING SHAREHOLDERS HAS AUTHORIZED ANYONE TO PROVIDE PROSPECTIVE INVESTORS WITH INFORMATION DIFFERENT FORM THAT CONTAINED IN THIS PROSPECTUS. THE INFORMATION IN THIS PROSPECTUS IS CORRECT ONLY AS OF THE DATE OF THIS PROSPECTUS, REGARDLESS OF THE TIME OF DELIVERY OF THIS PROSPECTUS OR ANY SALE OF THESE SECURITIES.





UNTIL                      , 2002 ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE
SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.



================================================================================




================================================================================



                                 QUANTECH, LTD.





                                33,003,301 SHARES
                                       OF
                                  COMMON STOCK






                                   ----------
                                   PROSPECTUS
                                   ----------







                              ______________, 2002





================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 302A.521, subd. 2, of the Minnesota Statutes requires Quantech to indemnify a person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person with respect to Quantech, against judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys' fees and disbursements, incurred by the person in connection with the proceeding with respect to the same acts or omissions if such person (1) has not been indemnified by another organization or employee benefit plan for the same judgments, penalties or fines; (2) acted in good faith; (3) received no improper personal benefit, and statutory procedure has been followed in the case of any conflict of interest by a director; (4) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (5) in the case of acts or omissions occurring in the person's performance in the official capacity of director or, for a person not a director, in the official capacity of officer, board committee member or employee, reasonably believed that the conduct was in the best interests of Quantech, or, in the case of performance by a director, officer or employee of Quantech involving service as a director, officer, partner, trustee, employee or agent of another organization or employee benefit plan, reasonably believed that the conduct was not opposed to the best interests of Quantech. In addition, Section 302A.521, subd. 3, requires payment by Quantech, upon written request, of reasonable expenses in advance of final disposition of the proceeding in certain instances. A decision as to required indemnification is made by a disinterested majority of the board of directors present at a meeting at which a disinterested quorum is present, or by a designated committee of the board, by special legal counsel, by the shareholders, or by a court.

         Provisions regarding indemnification of officers and directors of Quantech are contained in Article 5 of the Restated Bylaws (Exhibit 3.2 to this Registration Statement). Quantech maintains a director and officer liability policy.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following expenses will be paid by Quantech in connection with the distribution of the securities registered hereby. All of such expenses, except for the SEC registration fee, are estimated.


    SEC Registration Fee.................................................................................  $      386
    Legal Fees...........................................................................................      15,000
    Accountants' Fees and Expenses.......................................................................      10,000
    Printing Expenses....................................................................................       5,000
    Blue Sky Fees and Expenses...........................................................................       5,000
    Miscellaneous Expenses...............................................................................         614
         Total...........................................................................................  $   36,000
                                                                                                           ==========

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES.

         During the past three years, the Registrant has sold the securities listed below pursuant to exemptions from registration under the Securities Act. The information below is presented on a post-reverse stock split basis.

         In April 1999, 20,000 shares of Common Stock were issued pursuant to conversion of Series A Convertible Preferred Stock. The sale of such shares was deemed to be exempt from registration under Section 3(a)(9) of the 1933 Act. The purchaser acquired these securities for its own account and not with a view to any distribution thereof to the public.

         During May 1999 through February 2000, Quantech sold 3,913,000 shares of Series B Preferred Stock to accredited investors at a price of $1.00 per share. Each share of Series B Preferred Stock is convertible into one share of Quantech Common Stock. The sale of such shares was deemed to be exempt from registration under Section 4(2) of the Securities Act of 1933 (the "1933 Act") and Rule 506 promulgated thereunder. The Company paid commissions and accountable expenses in the aggregate amount of $233,582 to registered investment banks for acting as selling agents, and issued the investment banks warrants to purchase up to 282,900 shares of Common Stock as additional compensation valued at $621,000 using the Black-Scholes model. The purchasers acquired these securities for their own account and not with a view to any distribution thereof to the public.

         In September 1999, Quantech sold a warrant to an accredited investor to purchase 175,000 shares of Quantech common stock at $1.25 per share. The warrant was sold for $10,000 and may be exercised any time before September 9, 2004. The sale of the warrant was deemed to be exempt from registration under Section 4(2) of the 1933 Act and Rule 506 promulgated thereunder. The purchaser acquired this security for its own account and not with a view to any distribution thereof to the public.

         In September 1999, Quantech issued 454,545 shares of common stock pursuant to the exercise of a warrant to an accredited investor. The sale of such shares was deemed to be exempt from registration under Section 4(2) of the Securities Act of 1933. The purchaser acquired these securities for its own account and not with a view to any distribution thereof to the public.

         During July 1999 through June 2, 2000, Quantech issued 2,496,633 shares of common stock pursuant to conversion of preferred stock. The sale of such shares was deemed to be exempt from registration under Section 3(a)(9) of the 1933 Act. The purchasers acquired these securities for their own account and not with a view to any distribution thereof to the public.

         In November 1999, Quantech sold warrants to accredited investors to purchase 75,000 shares of Quantech common stock at $1.06 per share. The warrants were sold for $15,000 and may be exercised any time before November 16, 2004. The sale of such securities was deemed to be exempt from registration under
Section 4(2) of the 1933 Act. The purchasers acquired these securities for their own account and not with a view to any distribution thereof to the public.

         During January 2000, Quantech sold 2,275 shares of common stock to an accredited investor at a price of $1.00 per share. The sale of such shares was deemed to be exempt from registration under Section 4(2) of the Securities Act of 1933 (the "1933 Act") and Rule 506 promulgated thereunder. The purchaser acquired these securities for its own account and not with a view to any distribution thereof to the public.

         In February 2000, Quantech sold 1,000,000 shares of Series C Preferred Stock to an accredited investor at a price of $1.00 per share. Each share of Series C Preferred Stock is convertible into one share of Quantech Common Stock. The sale of such shares was deemed to be exempt from registration under Section 4(2) of the Securities Act of 1933 (the "1933 Act") and Rule 506 promulgated thereunder. The purchaser acquired these securities for its own account and not with a view to any distribution thereof to the public.

         During February 2000, Quantech sold 320,856 shares of common stock to accredited investors at a price of $1.50 per share, and 5,000 shares at a price of $2.00 per shares. The sale of such shares was deemed to be exempt from registration under Section 4(2) of the Securities Act of 1933 (the "1933 Act") and Rule 506 promulgated thereunder. The purchasers acquired these securities for their own accounts and not with a view to any distribution thereof to the public.

         In February and March 2000, Quantech issued 84,519 shares of common stock pursuant to the exercise of warrants to accredited investors. The sale of such shares was deemed to be exempt from registration under Section 4(2) of the Securities Act of 1933. The purchasers acquired these securities for their own accounts and not with a view to any distribution thereof to the public.

         During April through June 2000, Quantech issued 338,568 shares of common stock pursuant to conversion of preferred stock. The sale of such shares was deemed to be exempt from registration under Section 3(a)(9) of the 1933 Act. The purchasers acquired these securities for their own accounts and not with a view to any distribution thereof to the public.

         During May and June 2000, Quantech issued 47,029 shares of common stock pursuant to the exercise of warrants by accredited investors. The sale of such shares was deemed to be exempt from registration under Section 4(2) of the 1933 Act. The purchasers acquired these securities for their own accounts and not with a view to any distribution thereof to the public.

         During August through October 2000, Quantech sold 748,550 units at $10.00 per unit (each unit consisting of 4 shares of Series D preferred stock and a warrant to purchase one share of common stock at $3.50 per share) to accredited investors. Each share of Series D preferred stock was convertible into one share of common stock. The sale of such shares was deemed to be exempt from registration under Section 4(2) of the 1933 Act and rule 506 promulgated thereunder. Quantech paid commissions and accountable expenses in the aggregate amount of $722,489 to registered investment banks for acting as selling agents, and issued the investment banks warrants to purchase up to 283,420 shares of common stock as additional compensation. The purchasers acquired these securities for their own accounts and not with a view to any distribution thereof to the public.

         During August through October 2000, Quantech issued 10,865,092 shares of common stock pursuant to conversion of preferred stock. The sale of such shares was deemed to be exempt from registration under Section 3(a)(9) of the 1933 Act. The purchasers acquired these securities for their own accounts and not with a view to any distribution thereof to the public.

         During October through December 2000, Quantech sold 71,000 units at $10.00 per unit (each unit consisting of 4 shares of common stock and a warrant to purchase one share of common stock at $3.50 per share) to accredited investors. The sale of such shares was deemed to be exempt from registration under Section 4(2) of the 1933 Act and rule 506 promulgated thereunder. Quantech paid commissions and accountable expenses in the aggregate amount of $71,631 to registered investment bank for acting as selling agents, and issued the investment banks warrants to purchase up to 28,400 shares of common stock as additional compensation. The purchasers acquired these securities for their own accounts and not with a view to any distribution thereof to the public.

         During October 2000, Quantech issued 12,119,463 shares of common stock pursuant to conversion of preferred stock. The sale of such shares was deemed to be exempt from registration under Section 3(a)(9) of the 1933 Act. The purchasers acquired these securities for their own accounts and not with a view to any distribution thereof to the public.

         During November 2000, Quantech issued 1,125 shares of common stock pursuant to the exercise of a warrant by an accredited investor. The sale of such shares was deemed to be exempt from registration under Section 4(2) of the 1933 Act. The purchaser acquired these securities for his own account and not with a view to any distribution thereof to the public.

         In May 2001, Quantech granted warrants to certain directors as compensation for participating as co-borrowers in establishing a bank credit facility of up to a maximum of $2.5 million. The directors were granted warrants to purchase Quantech common stock for $1.03 per share (market value at date of credit facility) in the aggregate amount of 500,000 shares. In addition, Quantech pledged to the directors as collateral 3.2 million shares of HTS common stock owned by Quantech. The issuance of such warrants was deemed to be exempt from registration under Section 4(2) of the 1933 Act.

         During August 2001, Quantech sold $1,085,000 of convertible promissory notes and warrants to accredited investors. The notes have an interest rate of 10% per year paid semi-annually and are due upon demand after one year. Quantech pledged as collateral 1,388,800 shares of HTS common stock owned by Quantech. The notes may be converted into shares of the equity security (the "Next Financing Shares") sold by Quantech in its next equity financing of at least $5 million (the "Next Financing"). Noteholders will have the option of converting their notes at a price equal to the lesser of 80% of the per share price of the Next Financing Shares or 80% of the applicable conversion price of such shares. If the Next Financing does not occur within one year from the issuance date of the notes, the noteholders may, at their option, convert the notes into shares of Quantech common stock at $1.00 per share. The noteholders also received a five-year warrant to purchase one Next Financing Share for each Next Financing Share into which such investor's note is convertible. The warrant exercise price shall be the lesser of 80% of the purchase price per share of the Next Financing Shares or 80% of the applicable conversion price of such shares. If the Next Financing does not occur within one year from the issuance date of the warrant, the warrant becomes exercisable to purchase, at $1.00 per share, the number of shares of common stock into which the note is then convertible. The sale of such notes and warrants was deemed to be exempt from registration under Section 4(2) of the 1933 Act and rule 506 promulgated thereunder. Quantech paid commissions and expenses in the aggregate amount of $126,040 to registered investment banks for acting as selling agents, and in addition issued the investment banks warrants to purchase common shares of up to 10% of shares of common stock into which the notes are convertible. The purchasers acquired these securities for their own accounts and not with a view to any distribution thereof to the public.

         During October 2001, Quantech sold $50,000 of convertible promissory notes and warrants to accredited investors. The notes have an interest rate of 10% per year paid semi-annually and are due upon demand after one year. Quantech pledged as collateral 64,000 shares of HTS common stock owned by Quantech. The notes may be converted into shares of the equity security (the "Next Financing Shares") sold by Quantech in its next equity financing of at least $5 million (the "Next Financing"). Noteholders will have the option of converting their notes at a price equal to the lesser of 80% of the per share price of the Next Financing Shares or 80% of the applicable conversion price of such shares. If the Next Financing does not occur within one year from the issuance date of the notes, the noteholders may, at their option, convert the notes into shares of Quantech common stock at $1.00 per share. The noteholders also received a five-year warrant to purchase one Next Financing Share for each Next Financing Share into which such investor's note is convertible. The warrant exercise price shall be the lesser of 80% of the purchase price per share of the Next Financing Shares or 80% of the applicable conversion price of such shares. If the Next Financing does not occur within one year from the issuance date of the warrant, the warrant becomes exercisable to purchase, at $1.00 per share, the number of shares of common stock into which the note is then convertible. The sale of such notes and warrants was deemed to be exempt from registration under Section 4(2) of the 1933 Act and rule 506 promulgated thereunder. Quantech paid commissions and expenses in the aggregate amount of $5,500 to registered investment banks for acting as selling agents, and in addition issued the investment banks warrants to purchase common shares of up to 10% of shares of common stock into which the notes are convertible. The purchasers acquired these securities for their own accounts and not with a view to any distribution thereof to the public.

         During February 2002, Quantech sold $500,000 of convertible debentures and warrants to accredited investors. The debentures have an interest rate of 8% per year and are due on July 31, 2002. The debentures may be converted into shares of Quantech common stock at the lesser of $0.39 per share or 80% of the closing share price for the 15 days prior to conversion. The investors also received warrants to purchase shares of Quantech common stock equal to 10% of the number of shares their debentures will convert into at an exercise price of $0.39 per share. The sale of such notes and warrants was deemed to be exempt from registration under Section 4(2) of the 1933 Act and rule 506 promulgated thereunder. Quantech paid commissions and expenses in the aggregate amount of $65,000 to a registered investment bank for acting as selling agent, and in addition issued the investment bank warrants to purchase 250,000 common shares of Quantech common stock. The purchasers acquired these securities for their own accounts and not with a view to any distribution thereof to the public.

         The sales of securities listed above were made in reliance upon Sections 4(2) and 3(a)(9) of the Securities Act, which provide exemptions for transactions not involving a public offering, and Regulation D thereunder. The purchasers of securities described above acquired them for their own account and not with a view to any distribution thereof to the public. The certificates evidencing the securities bear legends stating that the shares are not to be offered, sold or transferred other than pursuant to an effective registration statement under the Securities Act, or an exemption from such registration requirements. Except as specified above, no underwriting commissions or discounts were paid with respect to the sales of unregistered securities described above.

ITEM 27.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

Exhibit
Number            Description

2.1 Plan of Reorganization, dated November 24, 1992, by and among Quantech Ltd. and Spectrum Diagnostics S.p.A. (incorporated by reference to Exhibit 2.1 of the Registrant's Registration Statement on Form S-4; Reg. No. 33-55356).

2.2 Amendment and Restatement Agreement and Plan of Merger dated January 20, 1993 by and among Quantech Ltd., Spectrum Diagnostics S.p.A. and Spectrum Diagnostics Corp. (incorporated by reference to Exhibit 2.2 of the Registrant's Registration Statement on Form S-4; Reg. No. 33-55356).

3.1 Articles of Incorporation of Quantech Ltd., as amended (incorporated by reference to Exhibit 3.1 of the Registrant's Form 10-KSB for the Year Ended June 30, 2000).

3.2               Bylaws of Quantech Ltd. (incorporated by reference to Exhibit
                  3.2 of the Registrant's Registration Statement on Form S-4; Reg. No. 33-55356).

4.1               Form of Stock Certificate (incorporated by reference to
                  Exhibit 4.1 of the Registrant's Registration Statement on Form S-4; Reg. No. 33-55356).

4.2 Form of Private Placement Warrant (incorporated by reference to Exhibit 4.2 of the Registrant's Registration Statement on Form SB-2; Reg. No. 333-6809).

5.1               Opinion and Consent of Fredrikson & Byron, P.A.

10.1 1988 Stock Option Plan and Forms of Incentive and Nonqualified Stock Option Agreements used in connection therewith as amended to date (incorporated by reference to Exhibit 10.9 to the Registrant's Form 10-KSB for the fiscal year ended June 30, 1999).

10.2 Option Agreement with Ares-Serono, as amended (including license) assigned to Quantech Ltd. pursuant to the Merger (incorporated by reference to Exhibit 10.2 of the Registrant's Registration Statement on Form S-4; Reg. No. 33-55356).

10.3 Letter of Amendment to Ares-Serono License (incorporated by reference to Exhibit 10.6 of the Registrant's Form 10-KSB for the Year Ended June 30, 1995).

10.4 Technology and Development License Agreement dated December 16, 1997 (incorporated by reference to Exhibit 1 of Schedule 13D filed by The Perkin-Elmer Corporation on December 23, 1997, File No. 0-19957).

10.5 Perkin Elmer/Quantech License Agreement dated June 29, 1998 (incorporated by reference to Exhibit 10.7 to the Registrant's Form 10-KSB for the year ended June 30, 1998).

10.6 Research and Development Services Agreement, dated November 13, 1998, with Millennium Medical Systems, LLC (incorporated by reference to Exhibit A to Schedule 13D filed by Robert Gaines and Millennium Medical Systems, LLC on November 23, 1998, File No. 0-19957).

10.7 Lease agreement for space at 815 Northwest Parkway, Eagan MN 55121 (incorporated by reference to Exhibit 10.1 of the Registrant's Form 10-QSB for the quarter ended December 31,
                  1999).

10.8 Employment agreement with Thomas R. Witty, Ph.D. (incorporated by reference to Exhibit 10.10 of the Registrant's Registration Statement on Form SB-2, Reg. No. 333-32562).

10.9 License and Sublicense Agreement between Quantech Ltd. and Mitsubishi Chemical Corporation dated January 18, 2001 (incorporated by reference to Exhibit 10.1 to the Registrant's Form 10-QSB for Quarter Ended March 31, 2001).

10.10 Option Agreement between Quantech Ltd. and Mitsubishi Chemical Corporation dated January 18, 2001 (incorporated by reference to Exhibit 10.2 to the Registrant's Form 10-QSB for Quarter Ended March 31, 2001).

10.11 Supply/Purchase Agreement between Quantech Ltd. and Mitsubishi Chemical Corporation dated January 18, 2001 (incorporated by reference to Exhibit 10.3 to the Registrant's Form 10-QSB for Quarter Ended March 31, 2001).

10.12             License and Sublicense Agreement between HTS Biosystems, Inc.
                  and Mitsubishi Chemical Corporation dated January 18, 2001 (incorporated by reference to Exhibit 10.4 to the Registrant's Form 10-QSB for Quarter Ended March 30, 2001.

10.13 Option Agreement between HTS Biosystems, Inc. and Mitsubishi Chemical Corporation dated January 18, 2001 (incorporated by reference to Exhibit 10.5 to the Registrant's Form 10-QSB for Quarter Ended March 31, 2001).

10.14 Supply/Purchase Agreement between HTS Biosystems, Inc. and Mitsubishi Chemical Corporation dated January 18, 2001 (incorporated by reference to Exhibit 10.6 to the Registrant's Form 10-QSB for Quarter Ended March 31, 2001).

10.15 Distributorship Agreement between HTS Biosystems, Inc. and Mitsubishi Chemical Corporation dated January 18, 2001 (incorporated by reference to Exhibit 10.7 to the Registrant's Form 10-QSB for Quarter Ended March 31, 2001).

10.16 Distributorship Agreement between Quantech Ltd. and Mitsubishi Chemical Corporation dated January 18, 2001 (incorporated by reference to Exhibit 10.8 to the Registrant's Form 10-QSB for Quarter Ended March 31, 2001).

10.17 OEM Development, Manufacture and Supply Agreement between Quantech Diametrics Medical Incorporated dated May 23, 2001 (incorporated by reference to Exhibit 10.19 to the Registrant's Form 10-KSB for the Year Ended June 30, 2001).

10.18             Renewal of Bank Credit Facility (incorporated by reference to
                  Exhibit 10.1 of the Registrant's Form 10-QSB for the Quarter ended December 31, 2001).

21                Subsidiaries of the Registrant:
                    HTS Biosystems, Inc., a Minnesota corporation
                    FasTraQ Solutions, Inc., a Minnesota corporation.

23.1              Consent of Fredrikson & Byron, P.A. (included in Exhibit 5.1)

23.2              Consent of McGladrey & Pullen, LLP

24                Power of Attorney (included on signature page)

ITEM 28.  UNDERTAKINGS.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

         The undersigned Registrant further undertakes that:

         (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

         (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         The undersigned Registrant further undertakes that it will:

         (1) file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                  (i) include any prospectus required by section 10(a)(3) of the Securities Act;

                  (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) include any additional or changed material information on the plan of distribution;

         (2) for determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at the time to be the initial bona fide offering; and

         (3) file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on June 13, 2002.


                                  QUANTECH LTD.


                               By  /s/ James F. Lyons
                                   ---------------------------------------------
                                   James F. Lyons, Chief Executive Officer



         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature to this Registration Statement appears below hereby constitutes and appoints James F. Lyons and Richard W. Perkins, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution, to sign on his or her behalf individually and in the capacity stated below and to perform any acts necessary to be done in order to file all amendments and post-effective amendments to this Registration statement, any registration statement filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and any and all instruments or documents filed as part of or in connection with any of such amendments or registration statements, and each of the undersigned does hereby ratify and confirm all that said attorney-in-fact and agent, or his or her substitutes, shall do or cause to be done by virtue hereof.



Signatures                               Title                                                 Date
----------                               -----                                                 ----

                                         Chief Executive Officer, Interim Chief Financial
/s/ James F. Lyons                       Officer and Director (principal executive officer     June 13, 2002
------------------------------------     and principal financial and accounting officer)
James F. Lyons


/s/ Robert W. Gaines, Jr. M.D.           Director                                              June 13, 2002
------------------------------------
Robert W. Gaines, Jr., M.D.


/s/ Richard W. Perkins                   Director                                              June 13, 2002
------------------------------------
Richard W. Perkins


/s/ Edward E. Strickland                 Director                                              June 13, 2002
------------------------------------
Edward E. Strickland

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  QUANTECH LTD.

                           EXHIBIT INDEX TO FORM SB-2

EXHIBIT
NUMBER            DESCRIPTION
-------           -----------
2.1               Plan of Reorganization, dated November 24, 1992, by and among
                  Quantech Ltd. and Spectrum Diagnostics S.p.A. (incorporated by reference to Exhibit 2.1 of the Registrant's Registration
                  Statement on Form S-4; Reg. No. 33-55356).

2.2               Amendment and Restatement Agreement and Plan of Merger dated
                  January 20, 1993 by and among Quantech Ltd., Spectrum
                  Diagnostics S.p.A. and Spectrum Diagnostics Corp.
                  (incorporated by reference to Exhibit 2.2 of the Registrant's
                  Registration Statement on Form S-4; Reg. No. 33-55356).

3.1               Articles of Incorporation of Quantech Ltd., as amended
                  (incorporated by reference to Exhibit 3.1 of the Registrant's
                  Form 10-KSB for the Year Ended June 30, 2000).

3.2               Bylaws of Quantech Ltd. (incorporated by reference to Exhibit
                  3.2 of the Registrant's Registration Statement on Form S-4;
                  Reg. No. 33-55356).

4.1               Form of Stock Certificate (incorporated by reference to
                  Exhibit 4.1 of the Registrant's Registration Statement on Form
                  S-4; Reg. No. 33-55356).

4.2 Form of Private Placement Warrant (incorporated by reference to Exhibit 4.2 of the Registrant's Registration Statement on
                  Form SB-2; Reg. No. 333-6809).

5.1               Opinion and Consent of Fredrikson & Byron, P.A.

10.1              1988 Stock Option Plan and Forms of Incentive and Nonqualified
                  Stock Option Agreements used in connection therewith as amended to date (incorporated by reference to Exhibit 10.9 to the Registrant's Form 10-KSB for the fiscal year ended June
                  30, 1999).

10.2 Option Agreement with Ares-Serono, as amended (including license) assigned to Quantech Ltd. pursuant to the Merger
                  (incorporated by reference to Exhibit 10.2 of the Registrant's
                  Registration Statement on Form S-4; Reg. No. 33-55356).

10.3 Letter of Amendment to Ares-Serono License (incorporated by reference to Exhibit 10.6 of the Registrant's Form 10-KSB for the Year Ended June 30, 1995).

10.4              Technology and Development License Agreement dated December
                  16, 1997 (incorporated by reference to Exhibit 1 of Schedule
                  13D filed by The Perkin-Elmer Corporation on December 23,
                  1997, File No. 0-19957).

10.5              Perkin Elmer/Quantech License Agreement dated June 29, 1998
                  (incorporated by reference to Exhibit 10.7 to the Registrant's
                  Form 10-KSB for the year ended June 30, 1998).

10.6              Research and Development Services Agreement, dated November
                  13, 1998, with Millennium Medical Systems, LLC (incorporated by reference to Exhibit A to Schedule 13D filed by Robert
                  Gaines and Millennium Medical Systems, LLC on November 23,
                  1998, File No. 0-19957).

10.7              Lease agreement for space at 815 Northwest Parkway, Eagan MN
                  55121 (incorporated by reference to Exhibit 10.1 of the Registrant's Form 10-QSB for the quarter ended December 31,
                  1999).

10.8 Employment agreement with Thomas R. Witty, Ph.D. (incorporated by reference to Exhibit 10.10 of the Registrant's Registration
                  Statement on Form SB-2, Reg. No. 333-32562).

10.9              License and Sublicense Agreement between Quantech Ltd. and
                  Mitsubishi Chemical Corporation dated January 18, 2001
                  (incorporated by reference to Exhibit 10.1 to the Registrant's
                  Form 10-QSB for Quarter Ended March 31, 2001).

10.10             Option Agreement between Quantech Ltd. and Mitsubishi Chemical
                  Corporation dated January 18, 2001 (incorporated by reference to Exhibit 10.2 to the Registrant's Form 10-QSB for Quarter
                  Ended March 31, 2001).



EXHIBIT
NUMBER            DESCRIPTION
-------           -----------

10.11             Supply/Purchase Agreement between Quantech Ltd. and Mitsubishi
                  Chemical Corporation dated January 18, 2001 (incorporated by reference to Exhibit 10.3 to the Registrant's Form 10-QSB for Quarter Ended March 31, 2001).

10.12             License and Sublicense Agreement between HTS Biosystems, Inc.
                  and Mitsubishi Chemical Corporation dated January 18, 2001
                  (incorporated by reference to Exhibit 10.4 to the Registrant's
                  Form 10-QSB for Quarter Ended March 30, 2001.

10.13             Option Agreement between HTS Biosystems, Inc. and Mitsubishi
                  Chemical Corporation dated January 18, 2001 (incorporated by reference to Exhibit 10.5 to the Registrant's Form 10-QSB for Quarter Ended March 31, 2001).

10.14             Supply/Purchase Agreement between HTS Biosystems, Inc. and
                  Mitsubishi Chemical Corporation dated January 18, 2001
                  (incorporated by reference to Exhibit 10.6 to the Registrant's
                  Form 10-QSB for Quarter Ended March 31, 2001).

10.15             Distributorship Agreement between HTS Biosystems, Inc. and
                  Mitsubishi Chemical Corporation dated January 18, 2001
                  (incorporated by reference to Exhibit 10.7 to the Registrant's
                  Form 10-QSB for Quarter Ended March 31, 2001).

10.16             Distributorship Agreement between Quantech Ltd. and Mitsubishi
                  Chemical Corporation dated January 18, 2001 (incorporated by reference to Exhibit 10.8 to the Registrant's Form 10-QSB for Quarter Ended March 31, 2001).

10.17             OEM Development, Manufacture and Supply Agreement between
                  Quantech Diametrics Medical Incorporated dated May 23, 2001
                  (incorporated by reference to Exhibit 10.19 to the Registrant's Form 10-KSB for the Year Ended June 30, 2001).

10.18             Renewal of Bank Credit Facility (incorporated by reference to
                  Exhibit 10.1 of the Registrant's Form 10-QSB for the Quarter ended December 31, 2001).

21                Subsidiaries of the Registrant:
                     HTS Biosystems, Inc., a Minnesota corporation
                     FasTraQ Solutions, Inc., a Minnesota corporation.

23.1              Consent of Fredrikson & Byron, P.A. (included in Exhibit 5.1)

23.2              Consent of McGladrey & Pullen, LLP

24                Power of Attorney (included on signature page)